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Exhibit 4.3

EXECUTION COPY

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

SUPPLY AGREEMENT

Nortel Networks Agreement No: 011634

OPTICAL COMPONENTS

SUPPLY AGREEMENT

By and Between

Nortel Networks Limited

And

Bookham Technology plc

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	SCOPE	5
3.	PRODUCTS	9
4.	NORTEL'S PRODUCT QUALIFICATION AND ACCEPTANCE PROGRAM	12
5.	PRODUCT AND PROCESS CHANGES	14
6.	CERTIFICATION, QUALITY CONTROL AND RELIABILITY REQUIREMENTS, CAPACITY PLANNING, SUPPLY MANAGEMENT AND NORTEL'S AUDITING RIGHTS	18
7.	ORDERING	20
8.	DELIVERY	22
9.	PRICES AND PAYMENTS	25
10.	INSURANCE, TITLE, AND RISK OF LOSS	27
11.	ACCEPTANCE OR REJECTION	28
12.	WARRANTY	29
13.	REPAIR PROCEDURES	30
14.	REPAIR SERVICES	32
15.	CONTINUING AVAILABILITY OF PRODUCT	35
16.	DOCUMENTATION	35
17.	CONFIDENTIAL INFORMATION	36
18.	INDEMNIFICATION	37
19.	HAZARDOUS MATERIALS	38
20.	COUNTRY OF ORIGIN, INTERNATIONAL TRADE	39
21.	COMPLIANCE WITH LAWS	40
22.	CONSEQUENTIAL DAMAGES AND LIMITATION OF LIABILITY	41
23.	FORCE MAJEURE	41
24.	TERM	41
25.	TERMINATION AND CONTINUING RIGHTS	41
26.	NOTICES	43
27.	GOVERNING LAW	43
28.	DISPUTE RESOLUTION	44
29.	GRANT OF LICENSE	44
30.	GENERAL	46

i

EXHIBITS

Exhibit A	—Product Lists, Share Allocation and Custom Products
Exhibit A-1	—Minimum Commitment
Exhibit A-2	—Products in Development
Exhibit B	—Specifications
Exhibit C	—Demand Pull
Exhibit D	—Monthly Reports
Exhibit E	—Procedures for Electronic Communication
Exhibit F	—Certification
Exhibit G	—Prohibited Manufacturers

ii

This Optical Components Supply Agreement (this "Agreement") is entered into by and between Nortel Networks Limited, (hereinafter collectively referred to as "NNL") and Bookham Technology plc (hereinafter referred to as "BT").

WITNESSETH that the Parties agree as follows:

1.     DEFINITIONS

  1.1
  As used herein:

  (a)
  "Acceptance Date" has the meaning specified in Section 4.1.

  (b)
  "Acceptance Program" has the meaning specified in Section 4.1.

  (c)
  "Acquisition Agreement" means the Acquisition Agreement between the Parties, dated as of the Effective Date hereof.

  (d)
  "AMPS Family" means components or subsystems that amplify an optical signal in digital optical communication systems.

  (e)
  "ARO" means after receipt of a Purchase Order or Release.

  (f)
  "Assist" mean goods and services supplied directly or indirectly, by Nortel or Nortel Affiliates to Supplier free of charge or at a reduced cost for use in connection with the production of imported goods, such as: raw materials, components, parts used or incorporated into imported goods; tools, dies, moulds and other equipment used to produce the finished goods; any materials used to produce the finished goods being imported; engineering, development work, art work, designs, plans, sketches undertaken anywhere other than the county of import.

  (g)
  "Blanket Purchase Order" means an internal Nortel mechanism issued for Products to support the Demand-Pull Program. Blanket Purchase Orders (i) do not indicate a Delivery Date, (ii) may be issued by Nortel or Nortel Affiliate under the Demand Pull Program of this Agreement, and (iii) are non-binding except to the extent Releases are subsequently issued for specific quantities of the Products.

  (h)
  "Business" means the Business as defined in the Acquisition Agreement.

  (i)
  "Business Continuity Plan" means a plan to be put into effect if a site becomes unable to produce Products for any reason, including Force Majeure, for a period of more than five (5) continuous days.

  (j)
  "Business Day" means any day other than a Saturday, Sunday, or any statutory holiday observed in the jurisdiction where a right is to be exercised or an obligation to be executed hereunder.

  (k)
  "Change" has the meaning specified in Section 5.1.

  (l)
  "Closing" means the Closing as defined in the Acquisition Agreement.

  (m)
  'Closing Date" means the Closing Date as defined in the Acquisition Agreement.

  (n)
  "Committed Delivery Dates" means, as applicable, (i) the dates specified by Supplier for delivery of Products covered under each Nortel Forecast pursuant to the Demand-Pull Program; or (ii) the dates specified by Supplier for delivery of Products ordered by Nortel pursuant to a Purchase Order.

  (o)
  "Delivery Date" means the date specified in a Release or as mutually agreed upon pursuant to a Purchase Order, in either event, when the Products are to be delivered.

    (p)
    "Demand-Pull Program" means Nortel's ordering process as described in Section 7 (Ordering) and Exhibit C hereto.

    (q)
    "Documentation" means the documentation as described in Section 16.

    (r)
    "Effective Date" means the Closing Date as defined in the Acquisition Agreement.

    (s)
    "Epidemic Failure" means that a [**] Product (whether in the installed base or in stock at Nortel, Nortel Affiliate, Nortel customers or distributors) has experienced in any [**] period a FIT rate, measured on Field Returns, in excess of [**] times the FIT rate as specified in the applicable Specification for the Product and such failure affects Product functionality.

    (t)
    "Failures in Time (FIT)" means number of failures in one billion 1,000,000,000 (109) hours of device operation.

    (u)
    "Field-Replaceable Unit (FRU)" means replacement Product, parts, sub-assemblies, circuit cards, modules and other electronic and mechanical assemblies that may be replaced at an end-user location.

    (v)
    "Flex" has the meaning specified in Section 7.1.6.

    (w)
    "Forecast" has the meaning specified in Section 7.1.1.

    (x)
    "FCA" has the meaning set forth in the International Chamber of Commerce document, "INCOTERMS 2000".

    (y)
    "Intellectual Property License Agreement" means the Intellectual Property License Agreement between the Parties, dated as of the Effective Date.

    (z)
    "Material Cycle Time" means the period which begins once Nortel receives seed stock; such period continues while Nortel ships to seed stock to customer, customer changes out unit, customer ships returned unit to Nortel, Nortel receives unit and ships to Supplier, and such period ends when Supplier receives unit.

    (aa)
    "Mature Product" means a Product that has been accepted, in accordance with Section 4, for more than six (6) months.

    (bb)
    "Nortel" means collectively NNL and Nortel Subsidiaries.

    (cc)
    "Nortel Subsidiary" means a corporation or other legal entity in which NNL or Nortel Networks Corporation effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares, or other indices of ownership.

    (dd)
    "No Fault Found (NFF)" means a Product returned or rejected by Nortel, due to a suspected fault but where Supplier does not detect a fault through testing and the Parties mutually agree to designate the returned component NFF.

    (ee)
    "Party" means either of NNL and BT, as the context requires and "Parties" means both NNL and BT.

    (ff)
    "Pre-Closing Design" means a design for a Product as it existed on or prior to Closing.

    (gg)
    "Pre-Closing Process" means a Process qualified for manufacturing Products as it existed on or prior to Closing.

    (hh)
    "Pre-Closing Products" means components manufactured and sold by the Business, prior to Closing, to Nortel and Nortel Affiliates; and in Nortel's, Nortel Affiliates' and other third party's stockrooms and customer locations.

    (ii)
    "Prices" means the prices applicable to the Products and Repair Services determined in accordance with Section 9 and Exhibit A, which Prices are in US Dollars.

    (jj)
    "Primary Sourced Products" means Products for which Nortel relies on Supplier for [**]% or more of its Product requirements, and which are indicated as such in Exhibit A hereof or as may be otherwise agreed.

    (kk)
    "Process" means a set of interrelated resources, techniques and methods used in manufacturing the Products, which are specified and designed by designers/developers of the Products.

    (ll)
    "Product and Process Technical Information" shall mean that technical information necessary for the manufacture of Products, including without limitation, all design, technical, and manufacturing information (including, drawings, specifications and circuit schematics) of assemblies, sub-assemblies and parts, sole source and other components (including the part number, name and location of the supplier), associated test requirements and lists of associated manufacturing tools and test equipment, as well as, repair and maintenance specifications and test procedures, as are used by Supplier for the manufacturing of Products.

    (mm)
    "Product" means any component listed in Exhibit A, which may be modified, from time to time, by written agreement of the Parties; and "Products" means some or all of such Products. Whenever the term "product" is used in this Agreement with respect to any component, such term designates: a) other products of Supplier not yet accepted by Nortel in accordance with Section 4 (Nortel's Product Qualification and Acceptance Program); or b) products in development listed on Exhibit A-2. The term "products" means some or all of such products. For the avoidance of doubt, the term "product" shall not be deemed to include the term "Nortel product" or "NNL product" referred to anywhere in this Agreement.

    (nn)
    "Purchase Order" means any discrete written purchase order issued by any means of transmission in respect of any Products or products. For greater clarity a Purchase Order does not include a Blanket Purchase Order or Release.

    (oo)
    "Release" means a written release, including electronic release, issued pursuant to Section 7.1 or Exhibit C by any means of transmission, that is initiated by Nortel pursuant to a Blanket Purchase Order, and which specifies the Delivery Date for a specified Product. Each release shall include, at a minimum, the following information consistent with the terms and conditions of this Agreement: (i) the identity of the Products required and the quantity of each such Product, (ii) the Delivery Date(s) and delivery address(es) for each such Product and (iii) the agreed Price for each such Product (in accordance with Section 9 and Exhibit A).

    (pp)
    "Repair Date" means the date on which the repair of a Product is completed and which is stamped on the Product according to Section 13.5.

    (qq)
    "Repair Service" means, in the case of Products, the upgrade, the repair or replacement of defective Products as set forth in Section 14 (Repair Services) to be performed during and after the applicable Product Warranty Period (as defined in Section 12) in accordance with the provisions of this Agreement.

    (rr)
    "Repair Services Pool" means a stock of FRU's that will be maintained by Supplier during the Term, as further described in Section 14.

    (ss)
    "Series A Notes" means the Series A Notes as defined in the Acquisition Agreement.

    (tt)
    "Series B Notes" means the Series B Notes as defined in the Acquisition Agreement.

    (uu)
    "Services" means collectively assembly, customization, manufacturing, analysis, and test services, as may be agreed to from time to time, and Repair Services.

    (vv)
    "Share Allocation" has the meaning specified to such term in Section 2.1 and Exhibit A hereof.

    (ww)
    "[**] Products" means Products for which Nortel relies on Supplier for [**]% of its Product requirements and which are indicated as such in Exhibit A hereof or as otherwise may be agreed by the Parties.

    (xx)
    "Specifications" means the technical specifications and the other requirements listed, described or referred to in Exhibit B, including the certifications listed in Exhibit F, acceptance test specifications, which are required to be met by the Products, and the Documentation, including any modifications or waivers of those specifications and requirements to which both Parties have agreed in writing.

    (yy)
    "BT Subsidiary" means a corporation or other legal entity in which BT effectively owns or controls, and continues to own or control, directly or indirectly, more than fifty percent (50%) of the voting stock or shares, or other indices of ownership.

    (zz)
    "Supplier" means BT and BT Subsidiaries.

    (aaa)
    "Term" has the meaning specified to such term in Section 24 (Term) of this Agreement.

    (bbb)
    "TxRx Family" means components or subsystems that convert an electrical signal into an optical signal or convert an optical signal into an electrical signal in digital optical communication systems.

  1.2
  Any reference in this Agreement to another agreement shall mean such other agreement as executed by the Parties thereto and all subsequent amendments to such agreement, unless otherwise explicitly stated.

2.     SCOPE

  2.1
  Share Allocations and Minimum Commitment.

  2.1.1
  The Parties have had and continue to have a business relationship, which entails the cooperative sharing of information, and the development and manufacture of Products and products by Supplier for purchase by Nortel. The Parties are now entering into a series of agreements relating to the Business intended to bind the Parties to a closer working relationship. As partial consideration for entering into this closer relationship, each Party desires to commit to and bind the other to certain obligations, including those set forth in this Agreement. This Agreement requires that NNL purchase from Supplier a specific percentage of its requirements for specific Products, as specified in Exhibit A, ("Share Allocation"), as well as certain specific commitments as set out in Exhibit A-1 ("Minimum Commitment"). Except with respect to the products listed on Exhibit A-2 ("Products in Development"), NNL agrees to purchase from Supplier the specific percentage of its requirements for each specific Product as set out on Exhibit A, at Closing, during the initial three (3) years of the Term. Subject to the provisions of Section 2.1.2, NNL agrees to maintain the Share Allocation percentages specified in Exhibit A for the period commencing on January 1, 2004 until the end of the initial three (3) year term. The Share Allocation for Products in Development shall be as set forth in Exhibit A-2; provided however, that Supplier acknowledges that the Share Allocation for such Products in Development will be reduced, as specified in Exhibit A-2, when NNL develops second sources for such products. The Share Allocation for new products and Products in Development that are accepted as Products will be agreed to by the Parties at the time such new products are added to Exhibit A.

  2.1.2
  NNL's obligations with respect to the Share Allocation for a given Product are conditional upon the following: a) Supplier is not in breach of a material provision of this Agreement which affects or which is anticipated to affect such Product, which breach remains uncured for more than thirty (30) calendar days after receipt of notice, b) Supplier remains competitive with its competitors on the basis of Product price, Product performance, quality (return rate), delivery and customer service level with respect to such Product, and c) Supplier has Product available to meet the Target Product Total Stock for each Product in accordance with the terms of Exhibit C. Supplier acknowledges that the allocation of risk under the terms and conditions of this Agreement will have an impact on the cost of the Products to Nortel. For the purposes of clarity, the Parties agree that any cost that can be reasonably associated with the additional level of risk that Nortel has been required to assume under this Agreement (as compared to the level of risk that Nortel has assumed in its agreements with other suppliers, which agreements shall be of similar scope and shall be for products comparable to the affected Products in technical sophistication and manufacturing complexity) will be factored into the Price for the purposes of determining whether such Price is competitive.

    2.1.3
    For the avoidance of doubt, except as specified in Exhibit A and Exhibit A-1, this Agreement does not bind Nortel to purchase any particular Product or to purchase a specific quantity of Products, but requires that NNL purchase the Share Allocation of its total requirement for the Products as listed in Exhibit A, as such requirements are modified by the Forecasts. For the avoidance of doubt, NNL agrees and acknowledges that (a) the Share Allocation and Minimum Commitment are separate and distinct obligations of NNL, each of which must be satisfied and (b) purchases made to satisfy the Share Allocation shall be applied to satisfy the Minimum Commitment for the corresponding time period, if applicable, and vice versa. Exhibit A contains the estimated Product requirements of Nortel as of the date of this Agreement which is based upon the scenario Nortel currently expects for the 12 months following Closing. The Share Allocations specified in Exhibit A are the percentage of Nortel's Product purchases from Supplier, without regard to any changes in Nortel's estimated or forecasted amounts.

    2.1.4
    If in a given calendar half year, measured from January 1 to June 30 and July 1 to December 31 respectively, Nortel's aggregate purchases of a Product are less than [**] ([**]%) percent, but more than or equal to [**] ([**]%) percent, of the Share Allocation percentage set out in Exhibit A for such Product and Supplier is not in breach of the a material provision of this Agreement which affects or which is anticipated to affect such Product, which breach remains uncured for more than [**] ([**]) calendar days after receipt of notice, then NNL will purchase, in the next calendar quarter immediately following such half year, a quantity of that Product equal to the difference between the quantity of that Product actually purchased from Supplier by Nortel and Nortel Affiliates in that calendar half year and the quantity that Nortel and Nortel Affiliates would have purchased from Supplier in that calendar half year, if NNL had complied with the Share Allocation percentage.

    2.1.5
    If in a given calendar half year, measured in accordance with Section 2.1.4, Nortel's aggregate purchases of a given Product are less than [**] ([**]%) percent of the Share Allocation Percentage set out in Exhibit A for such Product and Supplier is not in breach of a material provision of this Agreement which affects or which is anticipated to affect such Product, which breach remains uncured for more than [**] ([**]) calendar days after receipt of notice, then NNL may at its option: a) purchase, in the first month of the next calendar quarter immediately following such half-year, a quantity of that Product equal to the difference between the quantity of that Product actually purchased from Supplier by Nortel in that calendar half-year and the quantity of Product that Nortel would have purchased from Supplier in that calendar half-year, if Nortel had met the Share Allocation percentage; or b) provide notice to Supplier, of its intent to pay and pay Supplier, within [**] ([**]) days of receipt of an invoice from Supplier, [**] ([**]%) percent of the aggregate value of the difference between the quantity that Nortel would have purchased from Supplier in that calendar half year if Nortel had met the Share Allocation percentage and the quantity of that Product actually purchased from Supplier by Nortel in that calendar half year, based on the Price for such Product during the calendar half year in question.

    2.1.6
    The remedies set out in Sections 2.1.4 and 2.1.5 shall be Supplier's sole remedies in the event of NNL's failure to meet the required Share Allocation.

    2.1.7
    As a general principle, subject to the Share Allocations set out in Exhibit A, Nortel is permitted to second source any of its needs from a third party.

  2.2
  Target Allocations

    2.2.1
    Provided Supplier is not in breach of a material provision of this Agreement with respect to the supply of any Product within the product family at issue, which breach remains uncured for more than thirty (30) calendar days after receipt of notice, during the first three (3) years of the Term, NNL will endeavor to purchase from Supplier a percentage of NNL's product family requirements as set out in the table below ("Target Allocations"):

	2002	2003	2004	2005
TxRx Family	80%	80%	70%	60%
AMPS Family	65%	60%	50%	50%

      The Target Allocation will be measured on a calendar half-year basis on the aggregate value of Nortel and Nortel Affiliates purchases from Supplier for each product family during each calendar year, as a function of the aggregate purchases by Nortel and Nortel Affiliates, from all vendors of products, within each product family, that: a) Supplier is capable of manufacturing during the measurement period; b) Supplier has the capacity to manufacture during the measurement period; and c) Supplier's products have passed the Acceptance Program, in accordance with Article 4 ("Target Product").

Target Allocation (By Product Family)	=	100% ×	Value of Nortel's and Nortel Affiliates' purchases from Supplier of Target Product Target Value of Nortel's and Nortel Affiliates' purchases from all vendors of Target Product
    2.2.2
    With respect to the foregoing Target Allocations, Nortel and Nortel Affiliates will be deemed to have purchased from Supplier the value of any Product that Nortel and Nortel Affiliates purchased from other sources solely because the Supplier did not offer, during the relevant period, a Product that was competitive in terms of price, performance and availability.

    2.2.3
    The Parties will compare Nortel's and Nortel Affiliates' actual and deemed purchases under this Agreement against the Target Allocations on a calendar half-year basis. If NNL fails to meet the Target Allocations, such a failure will not constitute a breach of this Agreement and in the event of such a failure the Parties shall discuss actions to avoid similar occurrences in the future. NNL will have no liability or obligation if the Target Allocations are not met.

  2.3
  Nortel Subsidiaries and Nortel Affiliates

  2.3.1
  Supplier and NNL intend that NNL's contract manufacturers, non-controlled subsidiaries and such other third parties as may be designated by NNL from time to time, with the prior written approval of Supplier (collectively, "Nortel Affiliates") be permitted to purchase Products pursuant to the terms of this Agreement. In such event this Agreement shall be deemed to extend to and for the benefit of Nortel Affiliates as set forth in this Agreement. The Parties agree that each Nortel Subsidiary and Nortel Affiliate purchasing Products, including Custom Products, will agree in writing to be bound by the terms and conditions of this Agreement, and will have the rights and obligations of Nortel set forth herein with respect to the purchase of Products, including, without limitation, the right to place Purchase Orders together with the rights and obligations which accrue in respect of the Products or in respect of the ordering payment or delivery of such Products. For the purposes of giving effect to the above, where a Nortel Subsidiary or Nortel Affiliate purchases Products pursuant to this Agreement, where the context so admits, references to Nortel herein shall be deemed to be references to the relevant Nortel Subsidiary or Nortel Affiliate which is ordering and/or purchasing Products in accordance with the terms of this Agreement. In addition, where the context so admits, reference to Supplier herein shall be deemed to be references to the relevant BT Subsidiary, which is supplying Products in accordance with the terms of this Agreement. Each Blanket Purchase Order and release thereunder, and Purchase Order shall create rights and obligations solely between BT or BT Subsidiary which fulfils, and the Nortel Subsidiary or Nortel Affiliate which issues, the Blanket Purchase Order, and related Release and the Purchase Order. BT or BT Subsidiary is entitled to refuse any Blanket Purchase Order, Release or Purchase Order from a Nortel Subsidiary or Nortel Affiliate that does not meet BT's or BT Subsidiary's normal and commercially reasonable customer credit requirements for such a transaction, or for which BT and/or BT Subsidiary have a good-faith basis for believing that such Nortel Subsidiary or Nortel Affiliate will not or cannot comply with a material provision of this Agreement. Product purchases made by a Nortel Affiliate or Nortel Subsidiary will be counted toward the Minimum Commitment, Share Allocations in Exhibit A of this Agreement, and Target Allocations.

  2.3.2
  In the event that a dispute arises between Supplier and a Nortel Subsidiary or Nortel Affiliate, NNL will provide reasonable assistance to Supplier in enforcing the terms of this Agreement, as well as any Blanket Purchase Order, and related Release, or Purchase Order, as against such Nortel Subsidiary or Nortel Affiliate. Further, to the extent practicable, NNL will use diligent efforts to enforce any relevant contractual provisions NNL may have with such Nortel Subsidiary or Nortel Affiliate, to require such Nortel Subsidiary or Nortel Affiliate to comply with the terms of this Agreement.

  2.4
  The following Exhibits are an integral part of this Agreement and are incorporated by reference:

      Exhibit A—Product Lists, Price, Share Allocation, and Custom Products
      Exhibit A-1—Minimum Commitment
      Exhibit A-2—Products in Development
      Exhibit B—Specifications
      Exhibit C—Demand Pull Program
      Exhibit D—Monthly Reports
      Exhibit E—Procedures for Electronic Communication
      Exhibit F—Certification
      Exhibit G—Prohibited Manufacturers

3.     PRODUCTS

  3.1
  Custom Products

  3.1.1
  NNL and Supplier agree that the Products marked with a "C" in Exhibit A, as such Exhibit may be amended from time to time by agreement of the Parties, ("Custom Products") form a subset of the Products and are of special importance for Nortel to maintain its competitive position in the market place. It is agreed that: (a) these Custom Products shall be manufactured by Supplier for supply to Nortel only and (b) NNL will order [**]% of its requirements for Custom Products exclusively from Supplier and will not order such Custom Products from a second source, from the date any such Product is designated as a Custom Product until [**] ([**]) months after such Product ceases to be designated as a Custom Product; provided that NNL will not be prohibited from engaging a second source if Supplier is not fulfilling its obligations with respect to delivery or Product quality for such Custom Product.

  3.1.2
  Nortel may request Supplier to customize or modify any Product, product or Documentation. Supplier and Nortel will enter into good faith negotiations with respect to any request for customization including the establishment of a mutually acceptable price. Customization requirements, if any, shall be incorporated in the Specifications and the sale and purchase of any customized Product or Documentation shall be in accordance with the terms and conditions of this Agreement and Exhibits. For the avoidance of doubt, the Parties agree that a Product customized in accordance with this Section 3.1.2 shall not be deemed a Custom Product unless (a) the Product was previously designated a Custom Product pursuant to Section 3.1.1 above, or (b) the Parties otherwise mutually agree in writing.

  3.1.3
  In the event that, after a reasonable time and reasonable discussion between the Parties, an agreement cannot be reached on the customization or Supplier declines to carry out the customization, then subject to the term of Section 29, Nortel will be free to engage a third party to carry out the customization and Supplier agrees to reasonably cooperate with Nortel and such third party to effect the customization, including offering a license on commercially reasonable terms to such third party to effect the customization as more particularly set out in Section 29. In that event, Nortel may purchase any product that has been customized by a third party in accordance with this Section 3.1.3, directly from that third party, together with any required support for such product and the Share Allocation percentages for the affected Product shall be adjusted to take into consideration the fact that the Supplier declined such customization.

  3.2
  Branding

    The Products will incorporate Nortel's branding requirements, which includes without limitation, Nortel's name, trademark and logotype, Nortel's color, Nortel's part number, Nortel's bar-codes and/or CLEI codes, and Nortel's technical handbook (standard gray color binder), all in accordance with the Specifications. Further, the packing material for each Product will incorporate Nortel's logotype and Nortel's box bar coding, applicable to each shipment. Nortel shall be solely responsible for supplying all the information required by Supplier to comply with the foregoing obligations.

  3.3
  Modifications; New Products

    3.3.1
    Nortel and Supplier may from time to time, by mutual agreement, modify the Product Lists contained in Exhibit A to add other products offered for sale by Supplier and/or to incorporate therein enhancements or new features introduced in Products by Supplier. Supplier shall advise Nortel and offer and make available to Nortel for incorporation in this Agreement, any new product or Product enhancement or new feature that Supplier makes generally available to third parties (collectively, "New Product"). The Share Allocation for such New Product will be agreed to by the Parties at the time such New Product is added to Exhibit A, giving consideration to applicable product family Target Allocation, NNL's then-current sourcing arrangements, and such New Product's competitiveness based on technology, quality, delivery and price.

    3.3.2
    With respect to any modifications (including enhancements or new features) introduced to a Product made specifically to Nortel specifications, Supplier will give Nortel notice of such modifications as per the terms of Section 26 of this Agreement.

    3.3.3
    With respect to New Products introduced that perform the same basic function as a Product and which Supplier makes generally available to third parties, Supplier will use its commercially reasonable efforts to give Nortel notice of such New Product within [**] ([**]) Business Days, but in no event later than [**] ([**]) Business Days, after Supplier's decision that such New Product meets Supplier quality, reliability and other standards for the sale of such products. If Nortel accepts Supplier's offer, the actual qualification of any such New Product under this Agreement will take place only after it complies with Nortel's acceptance requirements under Section 4. At the time any New Product is qualified as a Product under this Agreement, Exhibit A shall be amended to add the Prices, Share Allocation and the availability date applicable to such New Product.

  3.4
  Preferred Supplier Status

  3.4.1
  For present and future optical components (including Products in Development) required by NNL during the Term, which Supplier is capable of manufacturing, NNL and Supplier agree to take the necessary steps to add each such component as a Product under this Agreement and NNL agrees, upon completion of those steps, to purchase from Supplier a greater share of each such Product, than NNL purchases from any other supplier measured by Product volume over successive six month periods during the Term, ("Preferred Supplier Status"), giving consideration to the Target Allocations and NNL's then-current sourcing arrangements with other suppliers; provided, however, that (i) Supplier is able to provide NNL's volume capacity requirements for such Product; (ii) Supplier is able to deliver such Product on a timely basis in accordance with this Agreement; (iii) there are no material quality problems or issues with such Product; and (iv) the price for such Product, is competitive with other actual or potential sources of such component, taking into consideration any cost that can be reasonably associated with any additional level of risk that Nortel has been required to assume under this Agreement, as compared to the level of risk that Nortel has assumed in its agreements with other suppliers, (which agreements shall be of similar scope and shall be for products comparable to the Products in technical sophistication and manufacturing complexity).

  3.4.2
  If Supplier has Preferred Supplier status for a given Product pursuant to Section 3.4.1 and thereafter no longer satisfies one or more of the criteria described in subparts (i) through (iv) of Section 3.4.1 for such Product, NNL shall be relieved from giving Supplier Preferred Supplier Status for such Product and may adjust its purchases of such Product to levels appropriate to protect NNL's security of supply of such Product based on the severity and expected continuation of such issues.

    3.4.3
    Notwithstanding that Supplier meets all the conditions for Preferred Supplier Status outlined in Section 3.4.1 for a particular Product, NNL will not be in violation of its obligation to accord Supplier Preferred Supplier Status with respect to such Product to the extent that NNL has existing binding contractual commitments with other suppliers which are inconsistent with such Preferred Supplier Status for such Product. However, NNL will use reasonable commercial efforts to reduce such commitments to a sufficient level so that Supplier is accorded Preferred Supplier Status with respect to such Product as reasonably promptly as possible, so long as such reductions do not result in liability by NNL for liquidated damages, cancellation charges or similar liabilities or do not create a material risk of disruption to NNL's security of supply of the applicable components.

    3.4.4
    The parties shall hold periodic reviews at least quarterly and establish a communications mechanism to give each other early visibility into opportunities to work together as development collaborators or in a supplier-customer relationship. These opportunities shall include, in the case of Supplier, its new and potential product offerings and, in the case of NNL, opportunities for which Supplier might be considered as a potential supplier or a potential collaborator to engage in cooperative product definition or development activities.

    3.4.5
    For those opportunities for which Supplier wishes to be considered as a development collaborator or supplier and for which NNL reasonably concurs, NNL undertakes to make available to Supplier reasonable and appropriate NNL resources to work with Supplier to facilitate its analysis of such opportunities and Supplier's suitability to participate in such opportunities.

    3.4.6
    NNL will allow Supplier, with respect to all new components required by NNL which Supplier is reasonably qualified to provide and has or is expected to have the capability of manufacturing, to have at least an equal opportunity to submit a bid or proposal (a) for the initial supply of such components to NNL; and (b) to work with NNL to design Supplier's components offering into NNL's products and to engage in the requisite development with NNL to achieve such design.

    3.4.7
    The Parties shall set up reasonable mechanisms to publicize internally and otherwise facilitate the cooperative undertakings contemplated in Section 3.4.4, provided that such mechanisms will be designed so as not to place unreasonable demands on the resources or systems of either Party. Notwithstanding the undertakings of the Parties under the preceding sentence, if NNL through inadvertence fails to meet its obligations under Section 3.4.4, such a failure will not constitute a breach of Section 3.4.4 and in the event of such a failure the Parties shall discuss actions to avoid similar occurrences in the future. Nothing in Section 3.4.4 shall (i) obligate NNL to accept any Supplier bid; or (ii) prevent NNL, during or after the bidding process with Supplier, from soliciting and considering alternative bids from other suppliers; or (iii) prevent NNL from engaging in joint product definition or development activities with other parties.

4.     NORTEL'S PRODUCT QUALIFICATION AND ACCEPTANCE PROGRAM

  4.1
  Supplier shall supply Products that comply with the Specifications. Except as otherwise set forth herein, prior to being purchased by Nortel, any new product, product listed in Exhibit A-2 as not having passed the acceptance program or a Product subject to a Change, as set out in Section 5, will undergo a program of evaluation, qualification and acceptance by Nortel, in consultation with Supplier ("Acceptance Program") to verify its compliance with the Specifications. With respect to each product that will be subject to an Acceptance Program in order to become a Product hereunder, the parties will agree on the date on which such Acceptance Program is to be completed and the product accepted ("Acceptance Date"). Products listed in Exhibit A have been accepted by Nortel, unless otherwise identified.

  4.2
  It is acknowledged by Supplier that circumstances may arise where Nortel will desire to purchase one or more products prior to acceptance in accordance with this Section 4. Such circumstances will be examined in good faith by the Parties on a case-by-case basis. In the event that Nortel requests to purchase such product and Supplier agrees to sell such products prior to its Acceptance Date, Nortel will issue Purchase Order(s) covering same. Purchase Orders for any product will be subject to this Agreement and all terms and conditions applicable to Products in this Agreement will apply to the products ordered by Nortel, unless otherwise agreed in writing.

  4.3
  Acceptance by Nortel of a product(s) will take place upon successful completion by Nortel of its verification that the product complies with the Specifications. The verification process shall be developed by Nortel, in consultation with Supplier. Nortel's development department will notify Supplier in writing of its acceptance of the products within [**] ([**]) Business Days from successful verification. Once such products have been accepted; and the Parties have agreed to Price and Share Allocation for same; such products shall become Products under this Agreement and shall be deemed to be included in Exhibit A. Once Nortel accepts a Product under this Acceptance Program for a specific application, the Product shall be qualified for supply to Nortel pursuant to the terms of this Agreement and Nortel will not impose any additional requirements on the Product in order for such Product to remain qualified hereunder, for such specific application, except pursuant to Section 5 of this Agreement (Product and Process Changes).

  4.4
  In the event that in the course of carrying out the Acceptance Program, Nortel reasonably determines that a product fails to comply with the Specifications, Nortel will promptly notify Supplier in writing of such failure, providing reasonable detail of the basis therefore. Upon receipt of such notice, Supplier will, take prompt and effective action, at its expense, to correct the notified deficiencies by the applicable Acceptance Date. In such case, acceptance of the product will take place upon verification by Nortel that the notified deficiencies have been corrected, and the accepted product shall become a Product hereunder and shall be deemed to be included in Exhibit A in accordance with Section 4.3.

  4.5
  In the event that acceptance of a product does not take place on or before the Acceptance Date, or in the event Nortel and Supplier, acting reasonably, do not expect that acceptance will take place on the Acceptance Date, then either Party may request that a design review be held between Supplier's and Nortel's engineers in order to determine a revised timeline for the product to achieve acceptance (the "Revised Acceptance Date"). In addition, if and to the extent that, the failure to accomplish acceptance by Supplier on the Acceptance Date is due to a failure by Supplier to diligently pursue the Acceptance Program, then Nortel may recover from Supplier the damages that Nortel is legally obligated to pay to its customer(s) as a direct result of the products not being accepted by the Acceptance Date; provided that:

  (a)
  Supplier had written notice of such damages prior to Supplier's agreement on the Acceptance Date; and agreed in writing to be responsible for such damages after Supplier's agreement on the Acceptance Date; and

  (b)
  in no event shall Supplier's liability per occurrence under this Section 4.5 exceed the lesser of (i) [**] percent ([**]%) of any such damages, or (ii) [**] Dollars ($[**]).

  4.6
  In the event that the product is not accepted by the Acceptance Date, or the Revised Acceptance Date, as the case may be, for reasons not attributable to Nortel, or Nortel Affiliate and Supplier has accepted Nortel's Purchase Order(s) for the product, Nortel may, in addition to its rights under this Section 4.6, request that Supplier provide, and in such event, Supplier will use diligent efforts to provide as an alternate solution, for purchase by Nortel, a functionally equivalent product acceptable to Nortel's customer(s) (if and to the extent that such functionally equivalent product is available). Supplier shall invoice Nortel for the price of such functionally equivalent product, which invoice shall be subject to this Agreement, and the terms and conditions applicable to Products in this Agreement shall apply to such functionally equivalent Products. Supplier will continue to use diligent efforts to make such functionally equivalent products available until the Product has successfully completed the Acceptance Program and has been successfully phased into Nortel's production. Once the Product has passed the Acceptance Program, and if Nortel desires to replace the functionally equivalent products with the Product, Supplier shall, at its own cost, supply to Nortel a sufficient amount of Product to enable Nortel to replace the functionally equivalent product with the Product. In the event that the amount paid by [**] for the functionally equivalent product [**], Supplier shall [**] of the Product being delivered to Nortel. In the event that the Price of the Product [**] for the functionally equivalent product, [**] of the Product being delivered to Nortel. For the purposes of clarity, [**] the amount paid by Nortel for the functionally equivalent product. Further, the purchases of the functionally equivalent product [**] for the applicable product family. The Parties shall work in good faith to minimize the cost to the other Party if a product is not accepted by the Acceptance Date.

  4.7
  In the event that either Party decides to terminate any Acceptance Program for any product prior to the Acceptance Date (or Nortel decides not to market or integrate into a Nortel system product, a Product which has successfully completed the Acceptance Program), the terminating party (or Nortel if Nortel decides not to market or integrate into a Nortel system product, a Product as described above) will reimburse [**]% of the out-of-pocket expenses, and [**]% of the labor costs that the other party has reasonably incurred or is reasonably obligated to incur, as a direct result of the Acceptance Program and its termination; provided, however, that no such payment will be made if the termination results from a breach by the non-terminating Party of any written commitment it has made to the terminating Party with respect to the Acceptance Program for such Product.

5.     PRODUCT AND PROCESS CHANGES

  5.1
  Supplier shall notify Nortel in writing of all Supplier proposed modifications and changes that may affect processes, form, fit, function, reliability or performance to the Products, Nortel's products and/or Processes (including source changes that affect the performance of subcomponents or a change in manufacturing location) ("Change(s)"). Such notification shall be made by Supplier to Nortel within the duration specified in the relevant section of the Nortel's Specification Document NPS25268 covering supplier product change notifications, a copy of which has been provided by NNL to Supplier. Without limiting the generality of the foregoing notice requirements, any proposed Change to the Products in accordance with the classifications described in Telcordia (formerly Bellcore) GR-209-CORE (herein "GR-209") require that a notice be forwarded to Nortel; except, however, that no notice will be required for Class D Changes under GR-209 which do not affect form, fit, function or performance of the Product. Supplier shall comply with GR-209 only to the extent expressly set forth in this Section. Supplier's Change notifications shall be sufficiently detailed so as to disclose adequately the Change to Nortel.

  5.2
  Supplier's written Change notifications shall be numbered in a single sequential numbering scheme and shall include the information specified in GR-209 including the following: a detailed list of the Products and/or Processes affected and associated Changes that must be implemented in conjunction with or prior to the notified Change, the compatibility of the Change with the Products and/or Processes currently deployed, a detailed description of the reason for the Change, the effect on the Products and/or Processes once the Change is implemented and a summary of the procedure for implementation. In addition, a detailed description of the Change, the consequences if the Change is not implemented and the planned implementation date of the Change shall be included in the Change notification. Nortel will propose a disposition plan for Nortel's and its customers' stockrooms. Nortel will notify Supplier of the type and quantity of Products it requires for the implementation of the Change and the locations where such Products should be delivered, and the Parties will agree on the quantity of the Products to be supplied on the understanding that Nortel must be made whole as soon as practical. Supplier will stamp any changed Product with a serial number that clearly distinguishes it from the previous Product.

  5.3
  Nortel reserves the right to request reasonable test data associated with any Product Changes. Furthermore, in the event Nortel determines it is necessary to verify the Change prior to acceptance, under Section 4, Supplier shall supply, on loan and without charge, a sufficient production level quality Products for such verification, or offer some other alternative arrangement, reasonably satisfactory to Nortel, for such verification. All such Products furnished on loan will remain the property of Supplier, and will not be resold by Nortel, unless those Products are subsequently purchased by Nortel from Supplier.

  5.4
  Supplier shall not implement a Change without the prior written consent of Nortel, which consent may not be unreasonably withheld or delayed, however, any such consent will be conditioned on the Product or Processes affected by the Change being qualified in accordance with an Acceptance Program. If Supplier implements a Change without Nortel's prior consent, Nortel will have no obligations with respect to the changed Product. Supplier will make the unchanged Product available for purchase until the changed Product has successfully completed the Acceptance Program and has successfully been phased into Nortel's production, unless the Parties otherwise agree. Notwithstanding the foregoing, nothing in this Agreement shall be determined to prevent Supplier from making any changes to any Products, excluding Custom Products, for the benefit of any third parties not subject to this Agreement.

  5.5
  In the event that, during the Product Warranty Period [**], a Product experiences an Epidemic Failure, Nortel and Supplier shall, as expeditiously as possible, meet in good faith to decide if a Change is necessary and how the cost of such Change shall be allocated according to each Party's fault. In the event the Parties agree that a Change is necessary and the failure has been caused by a fault in a Pre-Closing Design or a Pre-Closing Process, Nortel and Supplier [**]. Where the Parties have agreed that a Change is necessary and to the extent that the failure has been caused by a fault in a Process or Product design other than a Pre-Closing Design or Pre-Closing Process, the cost of the Change [**]. If Nortel and Supplier mutually agree that a Change is necessary, Supplier shall, as expeditiously as possible, generate a Class A or AC Change, as defined in GR-209, to eliminate the defect and supply such Change to Nortel. If mutually agreed by the Parties to be required, Nortel and Supplier will develop a plan for a retrofit program for units of the failed Product. A retrofit program is a program that allows the Change to be implemented in all of Nortel's, Nortel Affiliate's and other third parties' stockrooms and customer locations within a period not to exceed [**] ([**]) calendar days from the date of Supplier's first knowledge or notice of the defect. A retrofit can only exceed [**] calendar days ([**]) if agreed to by Nortel's affected customers. The retrofit plan will be implemented by Nortel [**]; provided, however, that Supplier will [**] as determined above, [**] such retrofit program in the field, which costs shall consist of [**] the Field Replacement Units. The remedies set out in Sections 5.5 and 5.6 for Epidemic Failure are in addition to any other remedies available to Nortel at law or under this agreement.

  5.6
  Supplier shall provide, Class A seed stock units to support a retrofit program completion within said [**] calendar ([**]) days as set forth above in Section 5.5. The number of seed stock units will be calculated as follows:

    Seed Stock Units = Material Cycle Time (Weeks) × Retrofit Rate

Retrofit Rate	=	Number of units to be retrofitted Change Completion Date — Implementation Date

    Upon completion of the retrofit program, Nortel will have no obligation to purchase any of the seed stock units. Further, Nortel may return seed stock units to Supplier and Supplier will treat such seed stock units as Product removed from the field during the retrofit program. The cost of providing such Class A seed stock units will be allocated according to the Parties relative liability as determined under Section 5.5 above.

  5.7
  Nortel shall provide Supplier with Nortel's Customer Product Code, the release number of the Product and the CLEI code of the Product, if required, for each Product Change under this Section. At Nortel's request, this information shall be placed on the Products incorporating the Change by Supplier in accordance with the Specifications.

  5.8
  Supplier shall provide Nortel with a field baseline report covering the Products which will include: part number, Current Revision Level, New Revision Level, Reason for Change, Parts affected by Change, Old and New Revision of printed circuit board ("PCB"), if applicable. This report will be updated whenever a Change to the Products is generated by Supplier. Supplier will use its diligent efforts to produce these updates within five (5) Business Days of each Change date.

  5.9
  Throughout the Term, Supplier shall, at Nortel's request, furnish to Nortel all Supplier data showing that a Product will continue to meet the original Specifications, if a proposed Change is made to a Product. If Nortel determines that such data is insufficient to determine such compliance with the Specifications, Supplier and Nortel will agree to any additional testing or qualification procedures that may be required to do so provided, however, that such testing or qualification procedures shall not impose any new requirements for compliance, in addition to those that were imposed under the original Acceptance Program for such Product, as it relates to the original application under Section 4.

  5.10
  Return Rate

  5.10.1
  Product Returns consist of three categories

  (a)
  "Field Returns" means the number of units, within a product family, returned by Nortel's customers, excluding Other Returns;

  (b)
  "Factory Returns" means the number of units, within a product family, returned for out-of-Specification performance prior to the said units being delivered to Nortel customers, excluding Other Returns and NFF;

  (c)
  "Other Returns" means the number of units, within a product family, returned for out-of-Specification performance which is not caused by Supplier, including, but not limited to damaged connectors and damage due to shipping.

  5.10.2
  Supplier agrees that the Total Return Rate for a given Product (as determined by Supplier in accordance with the formula set out below) will not exceed the return rate set out in Exhibit A, or if applicable in the Product Specification ("Target Return Rate"). The Total Return Rate for a given Product will be calculated as follows:

Total Return Rate	=	Field Returns + Factory Returns over a six (6) month period Total units within a product family shipped during the same 6 month period
For the avoidance of doubt the provisions relating to Total Return Rate (including this section 5.10 and section 5.11) shall only apply to Mature Products.
    5.10.3
    Supplier will track the Total Return Rate on a monthly basis, and provide Nortel with monthly reports.

  5.11
  High Total Return Rate

  5.11.1
  (a)    If the Total Return Rate for a given Product (as defined in Section 5.10 hereof) is higher than [**] ([**]) times the Target Return Rate, (a "High Total Return Rate"), Supplier and NNL shall confer to determine the cause of the High Total Return Rate, and Supplier shall promptly develop and adopt, in consultation with NNL, corrective measures to resolve the problem. NNL may take such interim action as is reasonably required to protect its source of supply of the Product, based on the severity and expected continuation of such issues and NNL's obligations with respect to Share Allocation for the affected Product will be reduced, to the extent Nortel is required to obtain the Product from an alternate source.

      (b)    If Supplier fails to promptly develop and adopt such mutually agreed corrective measures, or such corrective measures fail to reduce the High Total Return Rate for a Mature Product to an acceptable Total Return Rate within [**] ([**]) Business Days of adoption of such corrective measures, then NNL may reduce the Share Allocation for such Mature Product, by a further [**] ([**]%) percent per month, while the Total Return Rate exceeds the specified level, up to a maximum reduction of [**]%. For the purposes of clarity, the Share Allocation reduction set out in the previous sentence, is in addition to any Share Allocation reduction which occurs as a result of Nortel being required to obtain the Product from an alternate supplier to protect its security of supply.

    5.11.2
    Any occurrence of a High Total Return Rate may result in the cancellation of all orders, including Releases, for Products affected by the default in quality requirements (without Nortel incurring any liability or affecting Nortel's other remedies under this Agreement).

    5.11.3
    Once the High Total Return Rate issue giving rise to actions under Section 5.11.1 has been corrected, and the actual Total Return Rate does not exceed the Target Return Rate for the affected Product, then NNL will undertake to return the Share Allocations with respect to the affected Product to the original levels that existed prior to NNL exercising its rights under Section 5.11.1, taking into consideration, among other things, any binding contractual commitments NNL has made to alternate suppliers because of the prior reduction of the Supplier's Share Allocation for the Product. NNL shall endeavor not to enter into any agreement with an alternate supplier binding NNL to purchase a quantity or share of Products that is or will be in conflict with NNL's Share Allocation set forth in Exhibit A hereof.

    5.11.4
    In the event that Section 5.11.1 applies to a [**] Product, once the High Total Return Rate issue giving rise to actions under Section 5.11.1 has been corrected, and the actual Total Return Rate does not exceed the Target Return Rate for the affected Product, a [**] ([**]%) percent reduction in Price will be applied to the number of units purchased by Nortel equal to the number of defective units affected by the High Total Return Rate.

    5.11.5
    If NNL elects to reduce the Share Allocation for a particular Product, in accordance with Section 5.11.1(b), such reduction of the Share Allocation will be NNL's sole remedy for Supplier's failure to comply with the provisions of Section 5.10 of this Agreement. However, if NNL does not elect to reduce the Share Allocation in accordance with Section 5.11.1(b), NNL shall have the right to take any action or exercise any other right pursuant to this Agreement or applicable law.

6.     CERTIFICATION, QUALITY CONTROL AND RELIABILITY REQUIREMENTS, CAPACITY PLANNING, SUPPLY MANAGEMENT AND NORTEL'S AUDITING RIGHTS

  6.1
  Certification

  6.1.1
  Nortel represents that on the Effective Date it has received ISO 9001 certification for the Business and TL 9000 certification for the Paignton facility. Supplier shall maintain the foregoing ISO 9001 and TL 9000 certifications in effect throughout the Term. Further Supplier undertakes to have all other facilities used by Supplier to manufacture Products, certified under ISO 9001 and TL 9000 on or before June 30, 2003 and shall maintain such ISO 9001 and TL 9000 certification for as long as such facilities are being used for manufacture of any Products under this Agreement.

  6.1.2
  Supplier will obtain the certifications set out in Exhibit F.

  6.2
  Quality Control and Reliability Requirements

  6.2.1
  It is acknowledged that Supplier will be taking over the operation of the Business at Closing and Supplier agrees that it will at least maintain Nortel's quality programs existing at the time of Closing in relation to the Business and will strive to improve performance with respect to those programs to meet Nortel's quality and reliability target metrics for the Products, such metrics to include, without limitation, mean time between failure, return rate and supplier product quality level.

  6.2.2
  Products furnished by Supplier shall be tested and inspected by Supplier prior to shipment in accordance with testing and inspection procedures mutually agreed, in writing, by Supplier and Nortel. Inspection records shall be maintained by Supplier and made available to Nortel upon request.

  6.2.3
  Supplier shall provide Nortel with a monthly report covering the items shown in Exhibit D and any other items reasonably required by Nortel in a format reasonably acceptable to Nortel.

  6.2.4
  Supplier shall report to Nortel in writing, within five (5) Business Days of becoming aware of an actual failure of any Product to conform to the Specifications.

  6.3
  Capacity Planning

  6.3.1
  Supplier shall implement a capacity plan to meet Nortel's and Nortel Affiliates' Products requirements and as such requirements are modified in the Forecast.

  6.4
  Supply Management and Business Continuity

  6.4.1
  The Parties will have monthly and quarterly business review meetings. During the regular monthly meetings which shall review capacity planning, Product cost road maps, competitiveness, supply management, Flex requirements and Forecasts with Nortel, Supplier will provide Nortel with a list of its suppliers (throughout the entire supply chain) of sole-source and critical components so that Nortel may have input and raise any concerns it may have with respect to such suppliers. Prior to these meetings, Nortel will provide Supplier with Nortel's 12 month view of its requirements for Products, anticipated new products, Product mix and any other significant matters that may impact Nortel's Forecast. The quarterly business review meetings will be a senior level review of the business between the Parties, including capacity and security of supply reviews. It is also agreed that Supplier will supply appropriate on-site personnel at Nortel's sites to facilitate this Agreement.

    6.4.2
    During the quarterly business reviews, Supplier will identify to Nortel in writing any sole source/critical components incorporated into the Products.

    6.4.3
    In the event Supplier desires to subcontract to a third party a part of its obligations under this Agreement, Supplier shall notify Nortel, including the name of the proposed subcontractor and the scope of the subcontract. Nortel will, as promptly as possible, but no later than five (5) Business Days after receipt of such notice, advise Supplier of any issues or concerns regarding such proposed subcontract and its impact on Supplier's performance of this Agreement. In the event Nortel raises issues or concerns about a proposed subcontract, the Parties shall meet and seek in good faith to agree on actions to be taken by Supplier to resolve Nortel's issues or concerns. Supplier will not implement a subcontract (a) without notifying Nortel and giving Nortel reasonable period of time to identify issues or concerns; and (b) if issues or concerns are identified by Nortel, without resolving them to the reasonable satisfaction of Nortel.

    6.4.4
    Supplier, in cooperation with NNL, shall develop and implement a Business Continuity Plan for each manufacturing site used to manufacture Products. Where a recent Business Continuity Plan exists on Closing for the Business, Supplier agrees to maintain the Business Continuity Plan currently in place. Supplier's goal is to be able to continue to produce Products in accordance with the time schedules required under this Agreement. Such Business Continuity Plan is expected to contain, at a minimum, provisions for documentation storage (product, process, fixture, tools), information systems technology redundancy, a demonstration of Supplier's capability to recover in an emergency if one of its own manufacturing facilities or processes becomes unable to produce Products and if one of its component suppliers or subcontractors experiences such an emergency.

    6.4.5
    Throughout the Term of this Agreement, Supplier shall provide NNL with access to the Business Continuity Plan and shall provide NNL with notification of any changes in the Business Continuity Plan to NNL within ten (10) Business Days of any change. Supplier shall put the Business Continuity Plan into effect if a site becomes unable to produce products for any reason, including Force Majeure, for a period of more than five (5) days. A period of Force Majeure or other event causing inability to produce Products shall be deemed to commence on the date that the event of Force Majeure or other such event first occurs.

    6.4.6
    NNL and Supplier shall review Supplier's Business Continuity Plan annually.

  6.5
  Nortel's Inspection Rights

  6.5.1
  Nortel employees whose job responsibilities encompass the responsibility to audit quality management, control and/or assurance of Nortel suppliers ("Quality Auditors") may inspect or test, at all reasonable times during Supplier's normal business hours and at Supplier's locations, any Products covered by this Agreement upon not less than five (5) Business Days prior written notice, but no more than six (6) times per calendar year, unless there are quality problems in which case NNL may inspect the problem location as many times as the Parties determine appropriate in order to rectify such quality issues. Supplier shall provide at no additional cost such facilities, labor, data, specifications, manuals and information as are reasonably required to allow Nortel Quality Auditors to perform a full range of quality assurance functions without unduly interfering with Supplier's normal day-to-day operations. Inspection of Products may be performed in whole or in part prior to final assembly and/or completion of manufacturing or repair Processes. Testing of Products may be performed only in the event that either Party has detected quality problems or failures relating to the Product being tested. Supplier will reasonably cooperate with Nortel to ensure that any contract manufacturer used by Supplier in relationship to the manufacturing or assembly of any Product will be subject to a similar standard of inspection and test as related to those Products as consistent with good commercial practice in that industry. NNL's Quality Auditors shall observe all of Supplier's site rules regarding safety, security, environment, health and other working practice, NNL shall have and maintain in force general liability insurance with limits of either (i) $5,000,000 combined single limit per occurrence for bodily injury and property damage or (ii) $3,000,000 bodily injury per occurrence and $2,000,000 property damage per occurrence.

  6.5.2
  Subject to the provisions of Section 4 hereof, any exercise of or failure by Nortel to inspect Products, Processes and Supplier's manufacturing locations shall not constitute, or be construed as acceptance of the Products and Processes by Nortel or as relieving Supplier from its obligation to furnish all Products under this Agreement.

7.     ORDERING

  7.1
  Demand-Pull Program

  7.1.1
  For Products in the Demand-Pull Program, Nortel shall provide each week a twelve (12) month rolling forecast report ("Forecast") of its Products requirements. The first three (3) months of each Forecast will be detailed on a weekly basis. Supplier will respond on a monthly basis with a plan for the Committed Delivery Dates for the first three (3) months of a Forecast. The remaining nine (9) months of each Forecast will be detailed on a monthly basis. Releases under clause 7.1.5(a) below will be issued by Nortel on the basis of the then current Forecast.

  7.1.2
  Except as set out in Exhibit A and A-1, Supplier acknowledges and agrees that the Forecasts and Blanket Purchase Orders are issued for convenience only, and Nortel's issuance of a Forecast and/or Blanket Purchase Order is not a purchase of Products or commitment to purchase any quantity of the Products identified in the Forecast and/or Blanket Purchase Order. Neither Party is legally bound to purchase or sell Product on the basis of a Blanket Purchase Order. Releases will be issued by Nortel in accordance with Nortel's requirements. On a quarterly basis the Parties will agree upon targeted Product stocking requirements for Supplier stated on a Finished Goods ("FG") and Work-In-Process ("WIP") basis, (collectively, "Target Product Total Stock") which Target Product Total Stock will be set out in Exhibit C.

    7.1.3
    Nortel shall purchase all FG and WIP, held in stock at Supplier, as agreed by the Parties. In the event Nortel is required to purchase WIP, it will be valued at [**]% of the Product Price. If Products constituting FG are not purchased by Nortel within [**]([**]) days of becoming FG, both parties shall negotiate to arrive at a mutually acceptable disposition of such FG. If such disposition is not agreed to by Supplier and Nortel within [**] ([**]) days after the beginning of negotiations, the FG shall be shipped and invoiced to Nortel.

    7.1.4
    FG will be maintained at a delivery location (the "Proximity Warehouse") in a close and mutually agreeable proximity to Nortel System Houses or other Nortel designated destinations, such as but not limited to Nortel Affiliates locations or facilities under Nortel's Vendor Managed Inventory Program. All inventory, logistic costs (including but not limited to freight, duty, customs brokerage), taxes and other charges associated with delivering the Products to the Proximity Warehouse will be borne by Supplier.

    7.1.5
    With respect to the Demand-Pull Program:

    (a)
    Supplier shall manufacture Product as per weekly Forecasts, but shall ship Products only per latest Release from Nortel. A Release will not exceed the Forecast plus Flex (as defined below).

    (b)
    Supplier shall maintain FG and WIP stocking quantities as agreed, such FG and WIP quantities to be updated monthly as Forecast requirements change.

    (c)
    Supplier shall provide to Nortel's designated purchasing department representative a weekly report of Supplier's FG and WIP status.

    7.1.6
    Supplier will make reasonable efforts, to target NNL's schedule flexibility objectives ("Flex"), NNL Flex objectives will be updated at each Quarterly Business Review. NNL's short term Flex objectives through to [**] are as follows:

    (a)
    [**]% increases in Product demand, within [**] weeks of request by Nortel;

    (b)
    [**]% increases in Product demand within [**] weeks of request by Nortel; and

    (c)
    [**]% increases in Product demand within [**] weeks of request by Nortel.

    NNL's long term Flex objectives will be discussed at each Quarterly Business Review. NNL's long term Flex objectives, as of the Effective Date, for 2004 and the remainder of the Term are as follows:

      (a)
      [**]% increases in Product demand, within [**] weeks of request by Nortel;

      (b)
      [**]% increases in Product demand within [**] weeks of request by Nortel; and

      (c)
      [**]% increases in Product demand within [**] weeks of request by Nortel.

      All percentages are based on increases or decreases from the current Forecasted demand.

      Where the Supplier has acquired inventory as part of the Acquisition Agreement, Supplier will use such inventory to provide additional flexibility.

  7.2
  Notwithstanding that a Blanket Purchase Order, a Release or a Purchase Order issued in respect of Products does not refer to this Agreement, any such Blanket Purchase Order, Release or Purchase Order issued by Nortel during the Term shall be deemed to have been issued pursuant to this Agreement and shall be deemed to incorporate and be governed solely by the terms and conditions set forth in this Agreement unless the Parties expressly agree in writing to the contrary. Subject to the following sentence, any standard and pre-printed terms and conditions contained in any Blanket Purchase Order, Release or Purchase Order or in any Supplier's acknowledgment, invoice or other documentation shall be deemed deleted and of no force or effect. Any additional typed and/or written terms and conditions contained in any Purchase Order or Release and any Supplier's acknowledgment, invoice or other documentation shall be for administrative purposes only, i.e., to identify the types and quantities of Products to be supplied, line item Prices and total Price, delivery schedule, and other similar ordering data, all in accordance with the provisions of this Agreement.

  7.3
  Nortel shall not be obligated to purchase any quantities of Products hereunder, except that Nortel will be obligated to purchase: (a) the Share Allocation and Minimum Commitment for Products as shown in Exhibits A and A-1; and (b) any quantities required in order to satisfy Nortel's obligations to purchase Products pursuant to the Demand-Pull Program as expressly set forth in Section 7.1; provided, however, that any quantities purchased to satisfy such Demand-Pull Program obligations will also be considered in determining whether NNL has satisfied its Share Allocation and Minimum Commitment as set out in Exhibits A and A-1. Supplier acknowledges that no minimum line item value or minimum order values shall apply in order for Supplier to ship Products to Nortel.

  7.4
  Supplier shall supply to Nortel the Products contained in the first three months of the Forecast. Supplier shall acknowledge receipt of: each Release within two (2) hours ARO if received during normal business hours; and each Blanket Purchase Order or Purchase Order within two (2) Business Days ARO if received during normal business hours.

  7.5
  Any change to the first three months of the Forecast (or to a Release or Purchase Order) shall be mutually agreed ("Change Order"), referencing the original Forecast or Release or Purchase Order. In the event that the Change Order affects work already performed, the adjustment of the Forecast, Release or Purchase Order Product price shall include reasonable charges incurred by Supplier related to such work. No such changes shall be performed until a Change Order has been agreed by the Parties in writing.

  7.6
  In addition to Products purchased through the Demand-Pull Program, as described in this Section, Nortel may from time to time, on an ad hoc basis submit Purchase Orders for Products or Services to Supplier. Such Purchase Orders may only be accepted by Supplier on a commercially reasonable basis.

  7.7
  At its discretion Nortel may issue Blanket Purchase Orders, Releases and Purchase Orders by electronic communication, as described in Exhibit E.

8.     DELIVERY

  8.1
  Products ordered pursuant to this Agreement shall be shipped by Supplier FCA from the Proximity Warehouse to be received by Nortel by the Committed Delivery Date. No partial shipment shall be made without Nortel's prior consent.

  8.2
  Supplier shall package the Products in accordance with the packing and external marking practices agreed upon by Nortel and Supplier which shall comply with any criteria set forth in the Specifications.

  8.3
  Supplier shall mark each Product with Supplier's model number and where practical, the description of the Product and its revision level.

  8.4
  In the event Supplier, for any reason whatsoever, fails to deliver Products to meet a Committed Delivery Date and such failure results in a disruption to Nortel's manufacturing or delivery routines, unless such failure is attributable to force majeure or any wrongful act or omission of NNL, Nortel Subsidiary or Nortel Affiliate, NNL may, by written notice to Supplier, at its option:

  (a)
  cancel the affected quantity of Products in such Purchase Order or Release (without incurring any liability to purchase from Supplier such quantity or affecting its other remedies under this Agreement) and reduce the relevant Target Product Total Stock (as set out in Section 7.1) by an amount not greater than the affected quantity of Products, and Nortel may thereafter purchase the affected quantity of Products (or equivalent products) from third parties and such purchases will count toward Nortel's Share Allocation, Target Allocations and Minimum Commitments; or

  (b)
  allow Supplier to make partial and/or late shipment of some or all of the affected quantity of Products, in which case Nortel will pay for Product actually shipped.

    Nortel may, without liability, reschedule the Committed Delivery Date for Products provided such rescheduled Committed Delivery Date shall not exceed thirty (30) Business Days from the date the Products were originally scheduled to be delivered, and such rescheduling shall not prejudice Nortel's obligations pursuant to Section 7.1 for such Products.

  8.5
  Supplier will notify Nortel of any anticipated delay in meeting a Committed Delivery Date specified in any Purchase Order or Release and shall reasonably co-operate with Nortel in the implementation by Supplier of any appropriate action or workaround plans with a view to enable Nortel to satisfy its customers' requirements. Upon receiving notification of the anticipated delay, Nortel may, by written notice to Supplier, at its option:

  (a)
  permit Supplier to make a partial shipment of Products;

  (b)
  permit Supplier to substitute products acceptable to Nortel until the Products are delivered; or

  (c)
  permit Supplier to implement a workaround plan acceptable to Nortel and Nortel's customers.

  8.6
  In the event a delay in delivery is attributable to force majeure, and such delay lasts more than thirty (30) days, the Parties shall make a joint effort to find a solution; provided, however, that, in the event any delay attributable to force majeure extends for a period such that Nortel's manufacturing or delivery routines are materially adversely affected, Nortel shall have the right, without obligation or liability, to cancel any Release or Purchase Order affected by such delay.

  8.7
  Regardless of the Committed Delivery Dates, it is the Parties intent that Supplier's delivery performance will be measured against its ability to meet customer requested dates ("CRD"), among other metrics. CRD is defined as the date Nortel or Nortel Affiliates request that the Product be delivered. These requests for Products will include all forecasted demand plus Flex as determined pursuant to Section 7.1.6. For greater certainty, Supplier will not, in any way, be in default of this Agreement if it does not meet any CRD.

  8.8
  Delivery Performance

  8.8.1
  If Supplier is in default of meeting Nortel's requirements under this Section 8.8, Supplier must advise Nortel, in writing within five (5) Business Days. NNL may take such interim action as is reasonably required to protect its source of supply of the affected Product, based on the severity and expected continuation of Supplier's inability to meet Nortel's delivery requirement, and NNL's obligations with respect to Share Allocation for the affected Product will be reduced, to the extent Nortel is required to obtain the Product from an alternate source. Supplier will be in default of its commitment to meet Nortel's requirements if any one of the following occurs due to any reason other than force majeure or the fault of Nortel or Nortel Affiliate (a "Delivery Default"):

  (a)
  3 consecutive weeks with a Delivery Performance (as defined below) to Committed Delivery Dates below [**]%, or

  (b)
  4 nonconsecutive weeks within a 13 week period, with a Delivery Performance to Committed Delivery Dates below [**]%.

      where Delivery Performance shall be calculated as follows:

Delivery Performance	=	100% ×	On-time deliveries with respect to Committed Delivery Dates made over a one week period Total deliveries made with respect to Committed Delivery Dates over the same one week period
    8.8.2
    If a Delivery Default occurs with respect to a Mature Product, NNL is permitted to reduce the Share Allocation for such Mature Product, by a further [**] ([**]%) percent per month, up to a maximum reduction of [**]%, for each consecutive month that a Delivery Default occurs until the problem is corrected. For purposes of this Section 8.8.2, a Delivery Default is deemed to occur in a month if the last week that constitutes such default, i.e., the third week for Section 8.8.1(a) and the fourth week for Section 8.8.1(b), ends in a given month. For the purposes of clarity, the Share Allocation reduction set out in the previous sentence, is in addition to any Share Allocation reduction which occurs as a result of Nortel being required to obtain the Product from an alternate source to protect its source of supply for such Product.

    8.8.3
    Any default in meeting Nortel's delivery requirements may result in the cancellation of all orders, including Releases, affected by the default in delivery performance (without Nortel incurring any liability or affecting Nortel's other remedies under this Agreement).

    8.8.4
    Once the delivery performance issue giving rise to actions under this Section 8.8 is corrected then Nortel will undertake to return the Share Allocations with respect to the affected Product to the original levels that existed prior to Nortel exercising its rights under this Section 8.8, taking into consideration, among other things, any binding contractual commitments Nortel has made to alternate suppliers because of the prior reduction of the Supplier's Share Allocation for the Product. NNL shall endeavor not enter into any agreement with an alternate Supplier binding NNL to purchase a quantity or share of Products that is or will be in conflict with NNL's Share Allocation set forth in Exhibit A hereof.

    8.8.5
    In the event that Section 8.8.1 applies to a [**] Product, and NNL is entitled to lower the Share Allocation for such [**] Product as provided in Section 8.8.2, then NNL may, as an alternative to reducing the Share Allocation for such Product, lower the Share Allocation, of a different Product in accordance with Section 8.8.2 and 8.8.4 so as to effect a similar financial impact on Supplier.

    8.8.6
    If NNL elects to reduce the Share Allocation for a particular Product, in accordance with 8.8.2, such reduction of the Share Allocation will be NNL's sole remedy for Supplier's failure to comply with the provisions of Section 8 of this Agreement. However, if NNL does not elect to reduce the Share Allocation in accordance with Section 8.8.2, NNL shall have the right to take any action or exercise any other right pursuant to this Agreement or applicable law.

  8.9
  In the event Products ordered by Nortel or Nortel Affiliates are not delivered on the Committed Delivery Date; and Nortel or Nortel Affiliates are required to obtain the Product, or a functional equivalent, from an alternate source; NNL's obligations with respect to Share Allocation for the affected Product, will be reduced in accordance with Section 8.8; and Target Allocation, and Minimum Commitment will be reduced, to the extent Nortel or Nortel Affiliate is required to obtain the Product from an alternate source.

9.     PRICES AND PAYMENTS

  9.1
  The Price for each Product supplied to Nortel are set forth in Exhibit A and shall be firm for the period commencing on the Effective Date and ending [**]. Thereafter, Prices will be reviewed and agreed to every six months as set out in Section 9.4 and shall be firm for the six month period following each such review. Notwithstanding the preceding two sentences, Prices will be adjusted to take into account any price reductions and volume discounts agreed to between the Parties.

  9.2
  Product Prices are: (a) FCA (from Proximity Warehouse) to the delivery location specified by Nortel, including packaging; and (b) exclude all applicable federal, provincial and local taxes.

  9.3
  To the extent that Supplier's records may be relevant in determining whether Supplier is complying with the [**] requirements in Section 9.5, NNL shall have the right upon at least ten (10) Business Days prior written notice, to have a qualified independent third party auditor reasonably acceptable to both Parties examine not more frequently than once per year, and during normal business hours, such records of Supplier as may, under recognized accounting practices, contain information bearing upon the Product Prices. NNL will be responsible for the cost of such audit, unless it is determined that Supplier is in breach of Section 9.5, in which case Supplier will reimburse NNL for the cost of such audit.

  9.4
  The Parties shall review the Prices charged for each Product supplied to NNL hereunder twice annually, in December and June, with the new Prices coming into effect in January and June of each year, unless the Forecast volumes change significantly (more than [**]% up or down between Forecasts) in which case the Prices may be reviewed quarterly. The Parties agree that the Price for each Product in effect on Closing Date will be reduced by: (a) [**]% for the period commencing July 1, 2003 and ending December 31, 2003; and (b) an additional [**]% for the period commencing January 1, 2004 and ending June 30, 2004. Thereafter, Nortel expects that market conditions will require a [**]% annual price reduction, year over year. Notwithstanding anything else in this Agreement to the contrary, Prices for Products shall be set by Supplier, in consultation with NNL, giving consideration to market conditions, and subject to the other provisions of this Section 9. For the purposes of clarity, the Price, with respect to Products on Exhibit A at Closing, will not be a factor in determining Share Allocation during the period commencing on the Effective Date and ending on [**].

  9.5
  Supplier further represents and warrants that the [**] Products and Repair Services supplied hereunder [**] Products and Repair Services or for products or services interchangeable with, or equivalent to, the Products and Repair Services, during the same time period, in similar quantities for delivery in the same geographic area, and with similar terms and conditions (including warranty, delivery, intellectual property and other terms).

  9.6
  [**], as identified in Section 9.5 above, Supplier will [**], and [**]. This Agreement will be amended [**]. In the event that the Parties are unable to agree on the applicability of this Section 9.6 in any particular instance, then the Parties shall first appoint a qualified independent auditor, reasonably acceptable to both Parties, to make an independent assessment of the applicability of this Section 9.6 according to recognized industry and accounting standards. The Parties shall share equally the cost of such auditor. If, after receiving the auditor's assessment, the Parties are still unable to agree on the applicability of this Section 9.6, then each Party shall be entitled, subject to the dispute resolution procedures set forth in Section 28 hereof, to exercise and right or seek any remedy available to them under this Agreement, whether under contract, tort or otherwise.

  9.7
  If Nortel cancels a Release or Purchase Order, Supplier will use all reasonable efforts to minimize any costs related to the Products (e.g., returning excess components to suppliers or reducing cancellation costs to suppliers).

  9.8
  Nortel shall pay Supplier, upon invoice, the amount of any applicable sales tax, use or service tax, goods and services tax and value added or similar taxes that Supplier may be required to collect because of its performance under or in connection with this Agreement (except for any franchise tax, withholding tax (as described below) or any tax imposed on Supplier's net income). Supplier shall identify any such tax as a separate item on each invoice (unless taxes are required under the law of the relevant jurisdiction to be included in the price). Supplier agrees not to assess these taxes where Nortel furnishes Supplier with a tax exemption certificate, a certificate of authority, a direct pay permit and/or any equivalent document acceptable to the applicable taxing authority. Nortel shall withhold any applicable withholding taxes required under the applicable law from any payments made to Supplier pursuant to this Agreement. To assist Supplier in obtaining any tax credits for the amounts withheld, Nortel shall furnish Supplier with such reasonable evidence as may be required by the applicable taxing authorities to establish that such withholding tax has been paid. Supplier shall reimburse Nortel to the extent taxes paid by Nortel are recovered by Supplier from the taxing or governmental authorities. To the extent such items may only be refunded to Nortel by the taxing or governmental authorities, Supplier agrees to reasonably cooperate with Nortel in obtaining a refund or reimbursement of such taxes.

  9.9
  Payment shall be due to Supplier from Nortel [**] ([**]) calendar days following the receipt by Nortel of an invoice for the Products, Repair Services or other services for which Supplier is entitled to receive payments hereunder. All invoices for Products shall be delivered to Nortel no earlier than the Delivery Date of the Products.

  9.10
  North Optical Components Limited, North (U.K.) Limited and North HPOCS Inc., on its own behalf or on behalf of NL, North Subsidiary or North Affiliate, will have the right to make payment of up to [**] ([**]%) of any amounts owed hereunder, for any Products, products or Services, purchased in any calendar quarter that are in excess of the quarterly purchase targets set forth below, by surrendering an equivalent portion of the amounts due in respect of the Series B Notes or, if no Series B Notes remain outstanding, an equivalent portion of the amounts dues in respect of the Series A Notes.

Quarterly Target Purchases
	Series A	Series B
4Q02	$[**] million	$[**] million
1Q03	$[**] million	$[**] million
2Q03	$[**] million	$[**] million
3Q03	$[**] million	$[**] million
4Q03	$[**] million	$[**] million

    For the avoidance of doubt, the quarterly target purchases, are targets set to trigger the surrendering of the Series B Notes and Series A Notes, as a result of the aggregate value of purchases under this Agreement. The quarterly target purchases do not constitute an obligation or commitment on the part of Nortel or Nortel Affiliates to purchase such target levels.

  9.11
  Invoices for Products delivered hereunder, and for any other amounts which may be payable hereunder shall be forwarded directly to the appropriate Nortel location as directed by Nortel from time to time in writing.

10.   INSURANCE, TITLE, AND RISK OF LOSS

  10.1
  Insurance

  10.1.1
  General Liability Insurance.

      Supplier shall maintain during the Term of this Agreement, with insurers acceptable to Nortel and under policies the wording of which shall be subject to the approval of Nortel, the following insurance coverages:

      (a)
      general liability insurance (including contractual, products liability and broad form vendors' endorsement) with limits of either (US) $10,000,000 combined single limit per occurrence for bodily injury and property damage or (US) $6,000,000 bodily injury per occurrence and (US) $4,000,000 property damage per occurrence;

      (b)
      workers' compensation insurance and other employee insurance coverages required by law, and employer's liability insurance with limits of (US) $1,000,000;

      (c)
      owned or non-owned automobile liability with limits of (US) $1,000,000; and

      (d)
      Errors & Omissions insurance with limits of not less than (US) $10,000,000.

      Such insurance shall be primary and non-contributory (except in respect of Errors & Omissions referred to in subparagraph (d) above, which may be primary and non-contributory as regards negligence or negligent acts, as applicable) with respect to any insurance that Nortel may have and each applicable Nortel Subsidiary and Nortel Affiliate shall be named under the Supplier's general liability insurance as an additional insured with a cross-liability endorsement.

    10.1.2
    Property and Business Insurance

      Supplier shall provide evidence satisfactory to Nortel that its property and business are adequately insured against all risks of loss or damage, including business interruption, for at least the amount of the Maximum Foreseeable Loss as defined within the insurance industry.

    10.1.3
    Business Continuity

      Supplier acknowledges that the existence, content and adequacy of its Business Continuity Plan in accordance with the requirements under Section 6.4.4 hereof shall be used by Nortel as part of initial and ongoing assessment criteria for review of Supplier's overall performance under this Agreement. Supplier shall use commercially reasonable efforts to maintain a suitable level of property protection (including, where appropriate, sprinklers, earthquake bracings, flood protection, windstorm protection, maintenance, regular testing and inspection etc.) to meet or exceed the level maintained by Nortel on Closing in relation to the Business. NNL shall notify Supplier in writing of such levels maintained on Closing. NNL and/or its insurance companies shall be allowed to inspect any site at any time, at NNL's sole expense, not more than twice every year, upon reasonable written notice during normal business hours and to recommend to Supplier any appropriate protection improvements. NNL and Supplier shall review any recommendations made as a result of such inspection and Supplier shall implement any reasonable recommendations that may reduce business continuity exposures in the most effective manner

    10.1.4
    Certificate of Insurance Prior to the commencement of the Term and upon reasonable demand of Nortel thereafter, Supplier shall furnish to Nortel a certificate or certificates of insurance evidencing that all insurance required in this Section 10.1 is in effect. The certificate shall also state that Nortel shall be notified in writing by Supplier's insurance carrier(s) at least thirty (30) days prior to any cancellation and, to the extent not prohibited by law, such certificate shall also require notification of material change in terms and conditions of insurance and/or exhaustion of the aforementioned limits. Supplier shall in such event furnish a new certificate in the event of cancellation or expiration of any insurance evidencing that replacement coverage is in effect.

  10.2
  Title to the Products and risk of loss of and damage to the Products will pass to Nortel upon delivery FCA at the delivery location specified by Nortel.

11.   ACCEPTANCE OR REJECTION

  11.1
  Nortel reserves the right to accept or reject Products ordered hereunder after the delivery of such Products to Nortel's facility or, as the case may be, to a Nortel customer's site. A rejection must be based on Nortel's reasonable good-faith belief that the Products meet the criteria for rejection set out in 11.2 below, or that their delivery does not comply with the requirements of this Agreement. Products shall be deemed accepted by Nortel unless Nortel notifies Supplier that such Products are rejected and provides the reasons for such rejection within thirty (30) Business Days after Nortel's receipt thereof at its facilities or, when the Products are received at a Nortel customer's site, as the case may be, upon completion of installation and testing of the Products or thirty (30) Business Days after such receipt of the Products at Nortel customer's site, whichever event occurs first.

  11.2
  If any Products are found not to be in substantial conformance with this Agreement, including the Specifications, applicable Purchase Order or Release, and/or in the event that excessive failures are observed by Nortel with respect to Products contained in a lot/shipment, Nortel shall have the right, notwithstanding the warranty provisions contained in this Agreement, to at its option (a) reject the lot/shipment and cancel the affected Purchase Order or Release, (b) require that such Products be replaced or repaired, where possible, within one (1) Business Day for Releases and within ten (10) Business Days for Purchase Orders at Supplier's risk and expense (including shipping charges) or (c) if Nortel has already paid Supplier for the Products, Nortel may require Supplier to issue a credit memo to Nortel for the amount paid for the returned Products. Any notice of rejection issued by Nortel under this Section 11.2 will include a reasonable description of the deficiencies.

  11.3
  Payment or acceptance by Nortel shall not be deemed to constitute a waiver of the rights which Nortel may have resulting from Supplier's delivery of faulty or defective Products.

12.   WARRANTY

  12.1
  Supplier warrants that:

  (a)
  Products shall, at the actual delivery date, be new and free and clear of all security interest or other lien or any other encumbrance;

  (b)
  for a period of 12 months from the actual delivery date (such period being hereinafter referred to as the "Product Warranty Period"), the Products shall be free from any defect in materials or workmanship, or any other condition, which causes the Products to fail to conform to and operate in accordance with the Specifications; and

  (c)
  with the exception of any notice which may be provided by Supplier pursuant to Section 19 or as noted in the relevant Specifications, the Products furnished by Supplier, and used in accordance with professional standards and any written instructions provided by Supplier to Nortel, are safe for normal use, are non-toxic, present no abnormal hazards to persons or their environment, and may be disposed of as normal refuse without special precautions.

  12.2
  The warranty in Section 12.1(b) does not apply to items normally consumed in operation, such as lamps and fuses and to any defect which has been caused by NNL, Nortel Subsidiary, Nortel Affiliate or any of their end customers.

  12.3
  Supplier shall, at its expense, during the Product Warranty Period, provide Repair Services in accordance with Section 14 in respect of Products which have failed to conform to the warranty in Section 12.1(b).

  12.4
  Product supplied under Section 14 pursuant to Supplier's warranty obligations under this Section 12.1(b), shall be functionally equal to or better than the vintage of the replaced unit.

  12.5
  Product repairs or replacements effected during the Product Warranty Period shall be warranted, as provided in Section 12.1, for the remainder of the Product Warranty Period or for a period of nine (9) months from the Repair Date or replacement date, whichever is longer. Product repairs or replacements effected after expiry of the Product Warranty Period, in accordance with Section 13 and 14, shall be warranted, as provided in Section 12.1 and the warranty period for such repaired or replacement Products with respect to the warranty in Section 12.1 (b) shall be for a period of nine (9) months from the Repair Date or the replacement date, as applicable. All transportation and insurance expenses arising from shipping the non-conforming Products to, and the repaired or replacement Products from, Supplier during the Product Warranty Period shall be paid by Supplier.

  12.6
  Supplier represents and warrants that all services provided under this Agreement will be provided in a highly professional manner consistent with applicable industry practice.

  12.7
  Supplier warrants and covenants that: (a) it does not and will not employ or otherwise use, directly or indirectly, any forced, bonded or involuntary labor or employees or contractors that are younger than the minimum age legally entitled to work in each applicable jurisdiction in which the production effort is conducted or in which BT or any BT Subsidiary carries on business; and (b) to the best of its knowledge, upon inquiry, no supplier or other subcontractor of Supplier employs or otherwise uses, directly or indirectly, any forced, bonded or involuntary labor or employees or contractors that are younger than the minimum age legally entitled to work in each applicable jurisdiction in which the production effort is conducted or in which BT or any BT Subsidiary carries on business.

  12.8
  The above warranties shall survive inspection, acceptance and payment.

  12.9
  Upon mutual agreement of the parties, Nortel may repair or replace any defective Product on its own or arrange for such repair, replacement or correction by other entities, and Supplier shall reimburse Nortel for all reasonable costs and expenses so incurred by Nortel during the applicable Product Warranty Period.

  12.10
  EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, SUPPLIER DISCLAIMS ALL WARRANTIES ON PRODUCTS AND SERVICES FURNISHED UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, ORAL OR WRITTEN INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF CONDITION, VALUE, MERCHANTABILITY    NON-INFRINGEMENT,    VALIDITY, COMPLETENESS OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE. TO THE EXTENT THAT REPAIR OR REPLACEMENT OF PRODUCTS WILL SATISFY SUPPLIER'S WARRANTY OBLIGATIONS UNDER THIS SECTION 12, SUCH REMEDY SHALL BE NORTEL'S AND NORTEL AFFILIATES' SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE WARRANTIES SET OUT IN THIS SECTION 12.

13.   REPAIR PROCEDURES

  13.1
  This Section 13 shall be applicable to the providing of Repair Services described in Section 14 by Supplier during and after the Product Warranty Period for Products and Pre-Closing Products (collectively "Repair Products").

  13.2
  Prior to returning any defective Repair Products to Supplier's repair location, Nortel will notify Supplier orally of the defect, if known at that time, and will request authorization from Supplier for the return of such Repair Products. Upon such request, Supplier shall provide Nortel with a Return Material Authorization ("RMA") number to be prominently displayed on the shipping container for the defective Repair Products and advise Nortel of the repair location to which the Repair Products should be returned.

  13.3
  In all cases covered in Section 14, Nortel shall then ship such Repair Products to Supplier, freight prepaid and properly insured. Nortel shall prepare proper export documentation as per Supplier's instructions, evidencing Nortel's ownership of the Repair Products.

  13.4
  Nortel shall furnish the following information in writing with Repair Products returned to Supplier for Repair Services:

  (a)
  Nortel's or the Nortel Affiliates' name and complete address;

  (b)
  quantities and model numbers of Repair Products being delivered for repair;

  (c)
  the nature of the defect or failure, if known;

    (d)
    Purchase Order number under which repairs are to be made, if Repair Product is no longer under warranty;

    (e)
    name(s) and telephone number(s) of Nortel's employee(s) or other designated persons to contact in case of questions about the Repair Products;

    (f)
    ship-to address or Nortel's location to which repaired or replacement Repair Products should be returned; and

    (g)
    whether or not returned Repair Products are under warranty.

  13.5
  Supplier shall date stamp each repaired and returned or replacement Repair Product with the Repair Date and type of repair "pre fix" as per GR-209 specifications and the Specifications. Repair Product repaired by Supplier shall be stamped in accordance with requirements outlined in Telcordia TR-NWT-000078. Without limiting the generality of the foregoing, the stamping shall include the Repair Date stencilled or otherwise identified in a permanent manner at a readily visible location on the Repair Product, unless otherwise directed by Nortel.

  13.6
  Supplier shall promptly provide a written notice to Nortel with the name(s) and telephone number(s) of the individual(s) to be contacted concerning any questions that may arise with respect to the Repair Services, and if required, specify any special packing of Repair Products which might be necessary to provide adequate in-transit protection from transportation damage.

    Supplier will:

    (a)
    track any defective Repair Product by its unique serial number throughout the repair process;

    (b)
    repair and update the Repair Products to the minimum field baseline;

    (c)
    return the same Repair Product shipped by Nortel for repair. If the returned Repair Product's serial number has changed, Supplier will put the following on repair tag originally provided by Nortel: (i) old serial number, (ii) new serial number and (iii) reason(s) for change; and,

    (d)
    target to complete the Same-for-Same process within 10 calendar days of having received the defective Repair Product, but in not event will the Same-for Same process exceed thirty (30) calendar days after receiving the defective Repair Product, unless Nortel agrees in writing to an extension and Supplier provides Nortel with a replacement Product at no charge. The Parties acknowledge that on Closing the Business completes the Same-for-Same process with a mean time of 14 calendar days after receiving the defective Repair Product.

  13.7
  Once Repair Products that are out of warranty have been repaired or replaced by Supplier, Supplier shall reissue to Nortel an invoice for the charges applicable to the providing of Repair Services for such repaired or replacement Repair Products. Supplier's invoice shall contain the following:

  (a)
  Nortel's Purchase Order number for the Repair Services;

  (b)
  a detailed description of the Repair Services provided by Supplier and the need therefor;

  (c)
  quantities and model numbers of Repair Products repaired or replaced and associated repair charges;

    (d)
    total amount payable including applicable shipping and insurance charges and sales or excise taxes; and

    (e)
    an address to which payment should be sent.

  13.8
  The repaired or replacement Repair Products shall be delivered by Supplier to the destination specified by Nortel, freight prepaid and properly insured. Supplier shall prepare proper export documentation as per Nortel's instructions, evidencing Nortel's ownership of the Repair Products.

  13.9
  Supplier shall promptly notify Nortel of returned Repair Products which are found by Supplier to be beyond repair. Repair Products shall only be considered beyond repair after agreement of the Parties to that effect.

  13.10
  Nothing in this Agreement shall be construed as giving Supplier an exclusive privilege to repair any Repair Products covered under this Agreement, provided that during the Product Warranty Period Supplier will be the exclusive repair provider or the warranty will be voided.

14.   REPAIR SERVICES

  14.1
  This Section 14 shall be applicable to the providing of Repair Services by Supplier during and after the Product Warranty Period with respect to Repair Products.

  14.2
  To order Repair Services after expiry of the applicable Product Warranty Period, Nortel shall issue a Purchase Order and such Purchase Order shall contain the description of the requested Repair Services as set forth in Section 13 above.

  14.3
  Repair Services shall be provided by Supplier at no charge to Nortel during the Product Warranty Period. For Repair Services for Repair Products not covered by warranty, the repair fees will be equal to Supplier's then standard fees for such or similar services.

  14.4
  Spares

  14.4.1
  At Supplier's factory or at a location agreed upon by the parties, Supplier will store the Repair Services Pool. The quantity of spares will be agreed on in writing by the parties, based on the (a) volume of Products delivered, (b) the applicable mean time between failure rates, and (c) Nortel's desire to provide its customers with immediate Product replacement. Supplier will not use the Repair Services Pool for retrofits or upgrades. The parties may agree in writing to change the quantity of spares, based on changes in the installed base of Products.

  14.4.2
  At all times Supplier will maintain the agreed quantity of spares in the Repair Services Pool. However, Supplier will be responsible to ensure that the Repair Services Pool will be sufficient to provide Nortel with FRU replacement Product within [**] ([**]) Business Days of (as applicable) (a) Nortel' request for a replacement, (b) Supplier's failure to repair by the end of the Repair Period, or (c) the parties' agreeing that the Product is uneconomical to repair ("UTR").

  14.4.3
  The Repair Services Pool may consist of stock of new FRU's or previously used FRU's, refurbished to conform to the Specifications. Spares added to the Repair Services Pool will (a) be functionally equal or better than the inventory being replenished, (b) be backward compatible, and (c) meet the minimum field baseline. Supplier may provide new Products as spares.

  14.5
  Information about the status of Repair Products being repaired will be included in the Monthly Report described in Exhibit D of the Agreement.

  14.6
  Fast Cycle Failure Analysis

    During the Repair Period (as defined in Section 15.3), Supplier shall perform a Fast Cycle Failure Analysis ("FCFA") at no cost to Nortel on Repair Products which have caused any service interruption in the field or as may otherwise be reasonably requested by Nortel. Nortel will request a separate RMA number for each Product returned for a FCFA. A FCFA shall be performed by Supplier in accordance with the following additional requirements:

    (a)
    FCFA shall include a detailed root cause analysis, using engineering tools such as Environment Stress Screening ("ESS") and any other tools which may be required to determine the cause of the failure.

    (b)
    Supplier shall track the defective Repair Product by its unique serial number throughout the repair process.

    (c)
    Supplier shall return, after having repaired and updated the defective Repair Product at a minimum to its release vintage, the exact same Repair Product having the same serial number. If the serial number has to change for any reason, Supplier shall, on the "repair tag" originally provided by Nortel, document the following information: old serial number, new serial number and reason(s) for change. This information will also be documented in the FCFA report. The Repair Product shall not be "upgraded" to other than the actual unit release vintage until root cause analysis is completed and the Repair Product successfully passes the complete test cycle. The Repair Product shall not be repaired without completion of the FCFA activity.

    (d)
    Supplier shall return the repaired Repair Product (i) with a written report documenting all findings as a result of the FCFA (ii) an invoice for the repair services in accordance with the then-current prices for such services, unless the Repair Product is still under warranty or if the defect was caused by an Epidemic Failure within the period specified in Section 5.5 of this Agreement.

    (e)
    Supplier shall endeavor to complete the FCFA process within [**] ([**]) calendar days of having received the defective Repair Product at the Repair Location, but in no event will the FCFA process exceed [**] ([**]) calendar days except with respect to die problems and other problems reasonably requiring extensive analysis. In the case of a die problem or other problem reasonably requiring extensive analysis, the Parties acknowledge that the FCFA process may not be completed within [**] ([**]) calendar days, however, Supplier will complete the FCFA process as expeditiously as possible. Nortel shall provide all available technical information to allow Supplier to understand the circumstances and environmental conditions that led to the failure of the Repair Product.

    (f)
    Supplier shall inform Nortel of the return Repair Product shipping information as soon as it is available. The shipping information will include date shipped, carrier, waybill number and any other information that will help Nortel expedite the return of the Repair Product.

    (g)
    In the event that the results of the FCFA indicate deficiencies with the Repair Product caused by Supplier, then Supplier will modify all deficient Products during the Product Warranty Period and for four years thereafter, in the case of Epidemic Failure, to eliminate such FCFA indicated deficiencies. Such modifications will be implemented in accordance with Section 5.

  14.7
  Products accepted by Nortel and found defective within the first [**] ([**]) calendar days from their initial utilization at customer site, (referred to as "Dead On Arrival' ("DOA") or Early Life Failure ("ELF") shall be returned to Supplier along with the RMA documentation. Nortel will immediately notify Supplier of a DOA/ELF Product and Supplier will immediately ship a new Product to the location indicated by Nortel. Returned DOA/ELF Products shall, at no charge to Nortel, be tested through adequate functional tests including full functional tests and ESS when necessary in order to provide a root cause analysis. After testing, Supplier shall then repair, re-furbish, (and, at Nortel's option and expense, upgrade to the latest version or release) and stamp (with the repair date) DOA/ELF Products. Such DOA/ELF Products will be considered new Products. Supplier will update Nortel in writing with the findings of the root cause analysis as well as with the corrective plan of action. Supplier will maintain data on Repair Product return rates and No Fault Found Products. Supplier and Nortel will work diligently on root cause analysis and corrective action plans for each cause of a Repair Product return or No Fault Found Product, with priority given to the causes which occur most frequently. Unless otherwise agreed by the Parties, Supplier will exercise diligent efforts to provide a preliminary written report to Nortel, within [**] Business Days of receipt by Supplier of the returned Product and a final written report, outlining the cause of the Repair Product failure, as expeditiously as possible and within [**] calendar days of receipt by Supplier of the returned Product. The priorities and progress on these root cause analyses and corrective action plans will be reviewed by the Parties at their regular program reviews.

  14.8
  No Fault Found

  14.8.1
  Supplier will return the NFF Products to Nortel, using Nortel' chosen carrier. Supplier will take no more than [**] Business Days from the later of its receipt of Nortel' PO or receipt of the returned Products to test the Repair Products and return them to Nortel.

  14.8.2
  If NFF Products are more than [**] percent ([**]%) of the Repair Product repairs and returns as defined in the Specifications, Supplier and NNL will enter into good faith discussions to investigate the cause of the NFF, including an analysis of outgoing and incoming test procedures against agreed Specifications. Subject to the foregoing, Supplier will use diligent efforts to implement a plan to correct the NFF occurrences in accordance with a time table mutually acceptable to the Parties, giving consideration to NNL's customer requirements. Supplier will include the analysis results and the plan in the Monthly Report described in Exhibit D.

15.   CONTINUING AVAILABILITY OF PRODUCT

  15.1
  Unless otherwise agreed in writing by the Parties, Supplier shall not discontinue the production or sale of a Product without having first given Nortel at least [**] months advance notice, and in the case of Custom Products, [**] Products or Primary Sourced Products [**] months advance notice, (the "MD Notice"). The date of discontinuance of manufacture of the Product will be the "MD Date". Supplier will negotiate in good faith any request by Nortel to extend the MD Date to a date later than [**] months after the date of the MD Notice.

  15.2
  No later than [**] months prior to the MD Date, Nortel may place a "Last Time Buy" Purchase Order at the Price in effect one day prior to the MD Notice, for a quantity of the Product not to exceed Supplier's annual manufacturing capacity for that Product. Supplier will deliver the Last Time Buy order in accordance with the delivery schedule agreed upon by the Parties, provided however that Supplier will not be required to exceed or increase its production capacity for the Product; and the entire Last Time Buy quantity must be delivered no later than [**] months after the MD Date.

  15.3
  For a period of [**] years after the earlier of (a) the MD Date or (b) the expiration or termination of this Agreement the ("Repair Period"), Supplier agrees to diligently endeavor to: 1) provide Repair Services on Products ordered hereunder and; 2) offer for sale to Nortel, functionally equivalent maintenance, replacement and repair parts as may be necessary for the continued maintenance of such Products or; 3) together with Nortel find a mutually acceptable third party subcontractor to provide Repair Services on Products.

  15.4
  The terms of this Section 15.4 apply, for each Product, during the period in which Supplier is supplying that Product hereunder until the MD Date for that Product, Supplier will identify to Nortel the components (if any) of a Product for which there is only one supplier and which are critical to the Product. For any such components, Supplier will use reasonable commercial efforts to ensure that Supplier's supplier gives Supplier at least eighteen months prior written notice before discontinuing the manufacture of that component. Upon receipt of such notice, Supplier will consult with Nortel to determine the appropriate course of action to ensure continuity of supply of the Product, which may include making a last time buy.

16.   DOCUMENTATION

  16.1
  Supplier shall provide to Nortel, at no charge, for each type of Product delivered one (1) set of (a) Supplier's promotional materials for the Products and (b) the following materials ("Documentation") in accordance with the Specifications: all Product descriptions, planning guides, operations manuals, installation manuals, and maintenance manuals normally provided by Supplier to customers to facilitate their installation, use, and maintenance of the Products.

  16.2
  Supplier hereby grants to Nortel, at no charge, the right to use, copy, modify, translate and distribute to Nortel's customers and potential customers, Supplier's promotional materials for the Products, the Product Documentation furnished hereunder and other material relating to the Products made generally available by Supplier to its customers and to use such material to further Nortel's marketing efforts with respect to the Products. Nortel shall not remove, and shall reproduce, any and all proprietary rights notices from and on the Documentation, including Supplier's name and logos, on any and all copies of the Documentation permitted to be made hereunder.

17.   CONFIDENTIAL INFORMATION

  17.1
  It is expected that the Parties will disclose to each other certain business, marketing, technical, scientific or other information of either Party, including, without limitation, the Specifications which, at the time of disclosure, is designated as confidential (or like designation) or which would reasonably be considered to be confidential information ("Confidential Information"). With respect to such Confidential Information, this Section 17 will apply, to the exclusion of any other confidentiality, non-disclosure or similar terms in any other agreements between the Parties. Each Party recognizes the value and importance of the protection of the other's Confidential Information. All Confidential Information of a Party disclosed to the other Party shall remain solely the property and a trade secret of the disclosing Party, and its confidentiality shall be maintained and protected by the other Party with the same degree of care used to protect its own proprietary and confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use, dissemination or publication of the Confidential Information. Except to the extent required or expressly permitted by this Agreement or otherwise authorized in writing by the disclosing Party, the receiving Party agrees not to use in any manner the other's Confidential Information or to disclose it to any of their employees not having a need to know for the purposes of this Agreement or to any third party. The receiving Party's employees (and the employees of the receiving Party's controlled subsidiaries) having a need to know the Confidential Information for the purpose of this Agreement may receive disclosure of the Confidential Information. The confidentiality obligations contained herein shall survive the expiration or termination of this Agreement for a period of five (5) years, unless otherwise agreed in writing.

  17.2
  Confidential Information shall not include information which:

  (a)
  now is, or hereafter becomes, available to the public through no act or omission of the receiving Party; or

  (b)
  is documented as being known by the receiving Party prior to its disclosure by the other Party; or

  (c)
  is independently developed by the receiving Party by persons who have not had access to the Confidential Information and without recourse to any Confidential Information received under this Agreement and is so documented; or

  (d)
  is lawfully obtained by the receiving Party from a third party or parties without breach of confidentiality obligations or is disclosed hereafter to the receiving Party by a third party who did not acquire the information directly or indirectly from the disclosing Party; or

  (e)
  is disclosed in response to a valid order of a court or other governmental body or any political subdivision thereof, but only to the extent and for the purpose of such order and only if the receiving Party, to the extent possible, first notifies the disclosing Party, of such order and permits and reasonably assists it in seeking an appropriate protective order.

  17.3
  Subject to the non-compete obligation of NNL set forth in Section 5.23 of the Acquisition Agreement between the Parties, nothing in this Agreement shall be interpreted or construed to limit either Party's right to perform or to continue to perform its own independent research, development, manufacturing or marketing of any type of products or systems even if such research, development, manufacturing or marketing pertains to technology or products similar to the Products.

  17.4
  Prior to the publication or use by a Party hereto of any advertising, sales promotions, press releases or other publicity matters relating to the Products or this Agreement in which the name or logo of the other Party is mentioned or language from which the connection of said name can be reasonably inferred or implied, including any public statement about the relationship between the Parties, each Party shall obtain the prior written consent of the other Party. The terms and conditions of this Agreement including, but not limited to, Prices, the Product Lists, discounts and other information contained in Exhibit A hereto, shall be held in confidence by both Parties and only disclosed as may be agreed to in writing by both Parties or as may be required to meet securities disclosure or export permit requirements. Neither Party shall make public statements or issue publicity or media releases with regard to this Agreement or the relationship between the Parties without the prior written approval of the other Party.

18.   INDEMNIFICATION

  18.1
  Supplier agrees to indemnify, defend and hold Nortel harmless from all claims, damages, liabilities, settlements, losses, costs and expenses (including reasonable attorneys' fees) (collectively "Claims") arising out of or related to any claim that the use, manufacture sale and/or distribution of any Product purchased under this Agreement, infringes or violates any patent, copyright, trade secret or other intellectual property right ("Infringement Claim"). This indemnity shall not apply to the extent that such Claim is based on (i) use manufacture, sale and/or distribution of the Product in a manner that is not contemplated by this Agreement, the Specifications or the Documentation, or has not otherwise been approved by Supplier; (ii) use manufacture, sale and/or distribution of the Product in combination with products or services not provided by Supplier where such combination is not reasonably contemplated by this Agreement or authorized by Supplier and where such infringement would not occur in the absence of such combination; provided, however, this sub-clause (ii) shall not apply to any Product that is designed into an NNL product (or that is reasonably contemplated for incorporation into such NNL product) unless Supplier has previously notified Nortel that the combination is not authorized; (iii) modification of the Product if the infringement or misappropriation arises from such modification, and if such modification is not authorized by Supplier; (iv) continued use of the Product after the Supplier has provided a non-infringing replacement for the Product; or (v) any design or special instruction supplied by Nortel or Nortel Affiliate, after Closing, where such infringement or misappropriation would not occur in the absence of the adoption of such design or special instruction. Nortel agrees to indemnify, defend and hold harmless Supplier from and against any Infringement Claims to the extent such Infringement Claims arise from or relate to items (i) through (v) above.

  18.2
  In the event of an adjudication that the Product infringes any patent, copyright or other intellectual property right or misappropriates any trade secret of a third party, as its sole option and expense, Supplier may take the following actions with respect to such Product:

  (a)
  secure for Nortel the right to continue using, selling and distributing the Product; or

  (b)
  replace or modify such Product to make it non-infringing or non-misappropriating, but with substantially equivalent functionality and capabilities to enable Nortel to continue to use, sell and distribute the Product as it had before the infringement or misappropriation occurred; or

    (c)
    if Supplier has used diligent efforts to take the actions described in (a) and (b), but has been unsuccessful, Supplier may accept the return of the Product and refund to Nortel all amounts paid for such Product, as well as compensate Nortel for reasonable labour costs associated with collecting and returning the Product.

  18.3
  Supplier shall indemnify and save harmless Nortel from and against any Claims which arise directly from any injury or death to persons or loss of or damage to property which is caused directly by a Product ("Product Liability Claim").

  18.4
  The rights of indemnification are set out in Section 18.1 and 18.3 are subject to the following:

  (a)
  The indemnified Party shall provide prompt written notice to the indemnifying Party of the Claim and facts giving rise to a right of indemnification under this Agreement.

  (b)
  The indemnifying Party shall be given the right to assume control of the defense of any such of such Claim and the indemnified Party, as its own expense, shall have the right to participate in such defense with counsel of its own choosing.

  (c)
  The indemnified Party shall provide all reasonable assistance to the indemnifying Party with respect to the defense of the claim including, without limitation, making available records, documents, and witnesses, and provided that the indemnifying Party pays all reasonable out-of-cost expenses associated with such assistance.

  (d)
  The indemnifying Party shall vigorously and diligently defend such proceedings to final conclusion, but shall not enter into any settlement or compromise, or consent to the entry of any judgement, that affects the rights of the indemnified Party without the prior written consent of the indemnified Party, which consent will not be unreasonably withheld.

  18.5
  The indemnity obligations under the foregoing provisions shall survive the termination or expiration of this Agreement.

  18.6
  Nothing contained in this Agreement shall be deemed to grant, either directly or indirectly or by implication, any license under any patents or patent applications of Supplier, except that Nortel shall have the normal non exclusive, royalty-free license to use that which is implied or otherwise arises by operation of law, in the sale, resale or distribution of the Products.

19.   HAZARDOUS MATERIALS

  19.1
  Supplier shall identify and list in a written notice forwarded to Nortel all of the hazardous or toxic materials which are contained in the Products, which notice will be updated promptly by Supplier to reflect new information, changes or new Products.

  19.2
  Supplier shall indemnify Nortel for any reasonable expenses (including the cost of substitute materials, less accumulated depreciation) that Nortel may incur by reason of the recall or prohibition against continued use or disposal of the Products furnished by Supplier, whether such recall or prohibition is directed by Supplier, or occurs under compulsion of law. Nortel shall cooperate with Supplier to facilitate and minimize the expense of any recall or prohibition against use of the Products directed by Supplier or under compulsion of law.

  19.3
  Supplier shall indemnify, defend and hold harmless Nortel from any claims, demands, suits, judgments, liabilities, damages, fines, costs and expenses including, without limitation, reasonable attorneys' fees which Nortel may incur under any of the laws, rules and regulations applicable to any hazardous/toxic substances contained in the Products (whether or not identified by Supplier pursuant to Section 19.1) or any amendment to said statutes by reason of Nortel's acquisition, use, sale or disposal of the Products furnished by Supplier; provided that Nortel is in compliance with Supplier's reasonable written instructions regarding proper use of the Products.

  19.4
  The right of indemnification under this Section 19 shall be subject to the procedures set forth in Section 18.4 hereof.

20.   COUNTRY OF ORIGIN, INTERNATIONAL TRADE

  20.1
  Country of Origin Declaration and Marking

  20.1.1
  Supplier shall certify to Nortel the correct country of origin of each Product, determined in accordance with the rules of origin set out under the applicable laws and treaties, on a periodic basis as required by Nortel for the purposes of allowing Nortel to provide certification of origin in accordance with such rules, laws and treaties. Supplier shall use commercially reasonable efforts to notify Nortel at least thirty (30) days in advance of any change in the origin of a Product. Supplier shall maintain supporting documentation sufficient to meet the requirements of any audit of the origin information by Nortel or by any governmental entity. Supplier shall cooperate with Nortel in any audit relating to this Section at NNL's expense, unless it is determined that Supplier has not complied with its obligations hereunder, in which case Supplier will reimburse NNL for the cost of such audit.

  20.1.2
  Supplier shall obtain from each of its suppliers the appropriate certificate of origin of any material used in manufacturing a Product, including any subcomponent(s), ("Materials") and shall provide to Nortel quarterly a report identifying which suppliers of Materials have, and which suppliers have not, certified the country of origin for all Materials supplied by it to Supplier for manufacture of the Products.

  20.1.3
  All Products must be marked with their country of origin. The degree of permanence of the origin marking on the Product shall be sufficient to ensure that, in any reasonably foreseeable circumstance, the marking shall remain on the Product throughout its expected life. Both the Product's immediate packaging and the outermost containers shall also be marked to indicate the country of origin. Supplier shall be solely responsible for all fines, penalties, costs and seizures resulting from inadequate marking, packaging or labelling of Materials and Products provided by Supplier hereunder except to the extent such inadequacy was attributable to the fault of Nortel.

  20.2
  Exports

    Each Party agrees that it shall not knowingly (i) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations or any other jurisdiction with import or export restrictions), including software received from the other under this Agreement or (ii) export or re-export, directly or indirectly, any direct product of such technical data, including software, to any destination to which such export or re-export is restricted or prohibited by U.S. or applicable non-U.S. law without obtaining prior authorization from the U.S. Department of Commerce and/or other competent government authorities to the extent required by those laws. In addition, each Party agrees to comply with all the requirements of the Export and Import Permits Act (Canada). This clause shall survive termination or cancellation of this Agreement.

  20.3
  Customs Invoice

    Unless otherwise set forth in this Agreement, Supplier shall take all administrative actions required to produce customs invoices and country of origin documents for all shipments crossing international borders which comply with all laws, treaties and regulations of both the exporting country and the importing country. If a Product is manufactured in more than one country, then to the extent required by applicable laws, the different countries of origin must be identified on the customs invoices, along with the related quantities/serial numbers of such Materials. If any upgrade of Products to the most recent revision level in accordance with Section 13 or 14 is performed, the applicable fee for this upgrade must be included on the customs invoice, or, if such upgrade is performed at no charge to Nortel, the value of such upgrade shall be so indicated. Supplier shall be solely responsible for all fines, penalties and costs resulting from a customs invoice not being so compliant unless such non-compliance is solely the result of an action or omission of Nortel. All customs invoices must indicate whether or not any Assists were provided and the value of said Assists.

  20.4
  Trade Treaties

    Supplier shall perform all administrative actions required to determine the eligibility of each Product for preferential treatment under the rules of any applicable trade treaties/agreements and, if eligible, provide the necessary documentation and obtain such preferential treatment. Supplier shall be responsible for all penalties and costs resulting from any such documents subsequently determined to be invalid, shall maintain all documentation to support the eligibility and shall respond in a timely manner to verification questionnaires or reviews.

  20.5
  Duty Drawback

    Each Supplier shall provide to Nortel, when and where applicable, a duty drawback waiver for duty paid on any Materials imported by such Supplier and used or consumed in the manufacture of Products supplied to Nortel. These waivers shall be provided on the approved forms and issued by Supplier at least monthly.

21.   COMPLIANCE WITH LAWS

  21.1
  Each Party shall in its operations and actions in performance of this Agreement comply with and shall continue to comply with and have obtained and will continue to maintain in effect all licenses and permits required by, and the Products shall be in conformance with, all applicable laws and governmental orders and regulations in effect in any country in which Products are manufactured or delivered to at the time of the Delivery Date applicable thereto.

22.   CONSEQUENTIAL DAMAGES AND LIMITATION OF LIABILITY

  22.1
  Notwithstanding any other provision of this Agreement, neither Party shall be liable pursuant to this Agreement for any incidental, indirect, punitive, or consequential damages or for any damages for loss of profits or revenues, except (a) with respect to either Party's indemnification obligations under Section 18; (b) damages arising from a Party's breach of its confidentiality obligations as set forth in Section 17, (c) damages resulting from injury or death of a person or damage or loss of property during performance of this Agreement and (d) damages set out in Section 4.5 and 5.5.

  22.2
  EXCEPT FOR LIABILITY ARISING UNDER SECTION 17 OR 18 OF THIS AGREEMENT, NEITHER PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, OR HOWEVER OTHERWISE ARISING, SHALL EXCEED [**].

23.   FORCE MAJEURE

  23.1
  If the performance of any obligation under this Agreement or a Release or Purchase Order is interfered with by reason of any circumstances beyond the reasonable control of the Party affected, such as, without limitation, fire, explosion, power failure, acts of nature, war, revolution, civil unrest or any law, order, regulation, ordinance or requirement of any government or legal body, and labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts (except such labor difficulties occurring at the Party affected) then the Party affected shall be excused from such performance for a period equal to the delay resulting from any such causes and such additional period as may be reasonably necessary to allow the Party to resume its obligations (and the other Party shall likewise be excused from performance of its obligations to the extent such Party's obligations relate to the performance which was interfered with). The Party so affected shall make reasonable efforts to remove such causes of non-performance; provided, however, that, in the event any such cause of non-performance extends for a period such that either Party's manufacturing or delivery routines are disrupted, such Party shall have the right, without obligation or liability, to cancel any Release or Purchase Order affected by such cause.

  23.2
  Either Party shall notify the other Party in writing within two (2) Business Days after becoming aware of the occurrence of any force majeure event which may cause any delay or failure on the part of the notifying Party to perform its obligations hereunder.

24.   TERM

  24.1
  This Agreement shall remain in effect for a period of three (3) years from the Effective Date (the "Term"). Both Parties shall meet at least six (6) months prior to the expiration of this Agreement to review any extensions to this Agreement, provided that no such extension shall be effective unless mutually agreed upon by the Parties in writing.

25.   TERMINATION AND CONTINUING RIGHTS

  25.1
  This Agreement may be terminated upon notice by one Party, as its sole discretion in the event the other Party assigns this Agreement or any part thereof in violation of Section 30.4.

  25.2
  This Agreement or, if only a specific Blanket Purchase Order(s), Release(s) or Purchase Order(s) is/are affected by the breach, such Blanket Purchase Order, Release or Purchase Order may be terminated, in whole or in party by either Party, in the event the other Party materially breaches any one of its material obligations hereunder and fails to remedy the breach within thirty (30) calendar days after written notice of the breach given by the non-breaching Party. Neither Party may exercise any right under this Section 25.2 (including the service of a termination notice to the breaching Party) without first complying with the dispute resolution provisions set forth in Section 28 hereof.

  25.3
  In the event either NNL or Supplier:

  (a)
  admits in writing its inability to pay its debts generally as they become due; or

  (b)
  is the subject of a petition or assignment in bankruptcy under applicable bankruptcy laws or other similar laws, that is not discharged in ninety (90) calendar days of such institution; or

  (c)
  files a notice of intention to make a proposal or otherwise seeks a reorganization under applicable bankruptcy laws or any other similar law or statute of any relevant jurisdiction; or

  (d)
  makes an assignment for the benefit of its creditors; or

  (e)
  consents to the appointment of a receiver or receiver-manager of itself or of the whole or any substantial part of its property; or

  (f)
  enters into an arrangement with or for the general benefit of its creditors,

    it shall be deemed to have committed an incurable material breach and the other Party may terminate this Agreement immediately upon written notice.

  25.4
  The termination rights shall be without prejudice to the rights or claim one Party may have against the other with respect to the performance, non-performance, or breach of such Party's obligations hereunder, and shall not operate so as to extinguish any rights or obligations which arose prior to the date of termination, and each Party shall have the right, except as expressly limited elsewhere in this Agreement, to pursue each and every available remedy at law and in equity.

  25.5
  This Agreement may be terminated upon written agreement of the Parties to that effect.

  25.6
  Notwithstanding any termination or expiry of this Agreement, the provisions of Sections 12 (Warranty), 13 (Repair Procedures), 14 (Repair Services), 15 (Continuing Availability of Product), 17 (Confidential Information), 18 (Indemnification), 19 (Hazardous Materials), 20.2 (Exports), 22 (Consequential Damages and Limitations of Liability), 29 (Grant of License) and all consequent rights, obligations and liabilities, and Nortel's obligation to make payments hereunder shall survive the termination or expiry of this Agreement.

26.   NOTICES

  26.1
  Any and all notices or other information to be given by one of the Parties to the other hereunder shall be sent by registered or certified mail, postage prepaid, return receipt requested or by confirmed fax or hand delivery to the other Party at the addresses, specified below:

Supplier:	Bookham Technology plc 90 Milton Park Abingdon Oxfordshire, OX14 4RY UNITED KINGDOM Attention: Company Secretary Facsimile:
With Copy to:	Brobeck, Phleger & Harrison LLP 1633 Broadway, 47(th) Floor New York, NY 10019 Attention: Kenneth L. Johnson Facsimile: (212) 586-7878
Nortel:	Nortel Networks Limited 2351 Boulevard Alfred Nobel St. Laurent, Quebec, Canada H4S 2A9 Attention: Product Supply Management Leader Facsimile: +1-514-818-3222
With Copy to:	Nortel Networks Limited 3500 Carling Avenue Ottawa, Ontario K2H 8E9 Attention: Senior Counsel, Supply Management
  26.2
  Notices given pursuant to Section 26.1 shall be deemed to have been received five (5) Business Days after mailing if given by registered or certified mail, and one (1) business day after sending if given by confirmed facsimile and upon delivery if given by hand.

  26.3
  Either Party may change its address at any time by giving fifteen (15) Business Days' prior written notice to the other Party as provided above.

27.   GOVERNING LAW

  27.1
  The validity, construction, interpretation and performance of this Agreement and the rights and obligations of the Parties and any purchase made hereunder shall be governed by the laws of the State of New York, without regard to its rules with respect to the conflict of laws. The application of the U.N. Convention on Contracts for the International Sale of Goods is specifically excluded from this Agreement.

28.   DISPUTE RESOLUTION

  28.1
  In the event of any dispute relating to any provision of this Agreement, Supplier and Nortel shall each promptly appoint a business representative from it company in an initial attempt to resolve such dispute, as described in this paragraph. Such representatives shall meet not later than 15 calendar days after the last representative has been appointed, in order to make a good faith effort to resolve such dispute. However, if they are not able to resolve such dispute within 15 calendar days after their first meeting, then they shall be joined by their immediate supervisors (who, at a minimum shall be at a Vice-President level) in their respective company. These four individuals will then have 15 more calendar days to attempt to resolve such dispute following the involvement of such supervisors. If these four individuals are unable to resolve the dispute and such inability to resolve the dispute can reasonably lead to either Party terminating all or a substantial part of this Agreement, then the dispute shall be referred to the Chief Executive Officer and/or President of each Party for resolution. These two individuals will then attempt to resolve the dispute within 30 calendar days of their involvement in the dispute resolution. If no resolution is reached as per this Section 28, the affected Party shall have the right to take any action or exercise any right pursuant to this Agreement or applicable laws.

29.   GRANT OF LICENSE

  29.1
  Subject to the terms and conditions of this Agreement, including, but not limited to, Section 29.2, Supplier, to the extent of its legal right so to do, hereby grants to Nortel a personal, non-transferable, non-assignable, indivisible, non-exclusive, irrevocable, worldwide license (including a license to any required intellectual property rights) to: (1) make and have made those Products, (2) incorporate and combine Products with Nortel's products, (3) sell, distribute and support Products incorporated with Nortel's products and (4) use the Product Technical Information and Process Technical Information to manufacture, support and repair Products as provided in this Section 29. Supplier will provide technical assistance in conjunction with this license at its standard commercial rates.

  29.2
  The license in Section 29.1 is only exercisable in the event that Supplier: (1) to a material degree is unable to manufacture or supply [**] Products or Primary Sourced Products, in accordance with the terms of this Agreement for a continuous period of not less than [**] months; (2) does not agree to customize a Product as per Section 3.1; (3) discontinues manufacturing a [**] Product or Primary Sourced Product in accordance with the provisions of Section 15.1; (4) fails to implement a material provision of any Business Continuity Plan developed in accordance with Section 6.4.4 hereof and such failure continues for [**] months after notification by Nortel of such failure; (5) institutes insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of its debts which proceedings are not dismissed within [**] days of such institution; or (6) as the Parties may otherwise agree in writing. The license in Section 29.1 will only be exercisable for Products or sub-components thereof which are the cause or subject of the exercisable event described above.

    If the license in Section 29.1 is exercisable pursuant to Section 29.2(4), the grant of license shall only apply to affected [**] Products.

  29.3
  NNL will give written notice to Supplier prior to exercising its license under Section 29.1.

  29.4
  In the event the license under Section 29.1 is exercisable as described above, NNL may elect to have a third party manufacturer manufacture Products. Due to the proprietary nature of the Product and Process Technical Information, NNL agrees that it will not use the manufacturers, listed on Exhibit G ("Prohibited Manufacturers"), as a third party manufacturer under this Section 29 unless the Supplier provides written consent. However, NNL is not required to obtain Supplier's consent to engage a third party manufacturer, not listed on Exhibit G. Any Product and Process Technical Information and required intellectual property rights may be provided by NNL to such third party manufacturer solely for the purpose of manufacturing Products to be provided to Nortel and Nortel Affiliates. As a condition precedent to providing any of such Product and Process Technical Information to a third party manufacturer, such third party manufacturer shall sign a confidentiality and license agreement with NNL, reasonably acceptable to Supplier (which shall include, without limitation, royalty payment, termination rights and reasonable audit rights provisions in favor of Supplier, and will name Supplier as a third party beneficiary to such agreement); and agree to future audits of its operation by an independent auditor to verify its compliance with the confidentiality and license agreement.

  29.5
  If exercisable pursuant to Section 29.2, the grant of license in Section 29.1 will continue until such time as the parties reasonably determine that the condition under Section 29.2 (1), (4), (5) or (6) that triggered such licensing right has been rectified or cured. Supplier acknowledges that NNL may have expended considerable effort and monies to establish its own manufacturing capacity or obtain the required capacity from a third party manufacturer and agrees that the license granted hereunder shall, in the event of termination of such license pursuant to the preceding sentence, remain in effect for a reasonable period of time to allow Nortel to wind down its operations or meet contractual obligations entered into with a third party manufacturer in order to establish or maintain the required capacity, and NNL will endeavor to return supply to Supplier within three (3) months of Supplier rectifying the matter which caused NNL to exercise its rights hereunder.

  29.6
  The Parties will diligently negotiate a reasonable royalty, payable to Supplier, giving consideration to the circumstances under which the license is being exercised. The Supplier agrees that if the license is exercised as a result of an event set out in Section 29.2(1) or (4) the royalty payable by NNL will be nominal and shall not exceed [**]% of the Price of the affected Product. It is the Parties objective that the negotiation of any royalty will not interfere with or delay the transfer of the Product and Process Technical Information to Nortel or a third party. Notwithstanding the foregoing, in the event NNL exercises the rights under this Section 29 pursuant to Section 29.2 (2), (3), (5) or (6) above, Supplier will have no obligation to transfer the Product and Process Technical Information to Nortel or a third party until the Parties agree upon the foregoing royalty payments.

  29.7
  In the event the license in Section 29.1 becomes exercisable by NNL pursuant to Section 29.2 (2), (3) or (5) above and NNL attempts and is unable to secure the required capacity from any third party manufacturer as a result of the limitation that the Products must be manufactured exclusively for NNL, Supplier and NNL will negotiate in good faith to mutually agree to reasonable license terms (including royalty fees payable to Supplier) which will permit the third party manufacturer to manufacture and sell the Product to third parties other than Nortel for the duration of this Agreement. In the event the Parties are unable to reach agreement upon such license terms, NNL shall not have the right to authorize the third party manufacturer to manufacture the Products for any third party.

  29.8
  Supplier shall have the right upon not less than ten (10) Business Days prior written notice to have an independent qualified auditor, reasonably acceptable to both Parties examine, not more than twice per year, the relevant books and records of NNL to verify compliance with the provisions of this Section 29. Supplier will be responsible for the cost of any such audit, unless NNL is in breach of this Section 29, in which case NNL will reimburse Supplier for the cost of such audit.

30.   GENERAL

  30.1
  Severability

    If any of the provisions of this Agreement shall be adjudged invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but rather this Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the Parties shall be construed and enforced accordingly.

  30.2
  Subject to the provisions of Section 30.4 below, this Agreement shall continue to be valid and binding on the legal successors and assigns of each party.

  30.3
  Nortel certifies that it will not export or reexport the Products unless it complies with all applicable regulations of the United States relating to such export or reexport.

  30.4
  Assignment

    Neither Party shall assign or otherwise transfer all or any part of this Agreement or any rights, obligations or duties hereunder, or any interest herein, without the prior written consent of the other Party. Except with respect to subcontractors engaged by the Business on the Closing Date (but limited solely to the extent of such engagement on the Closing Date) and as provided in Section 6.4.3, Supplier shall not subcontract any of its obligations or duties hereunder.

  30.5
  Waiver

    Failure by either Party at any time to require performance by the other Party or to claim a breach of or to enforce any provision of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto and shall not constitute a waiver of any such provision or the right of such Party to enforce each and every provision of this Agreement.

  30.6
  Independent Contractors

    Nortel and Supplier are independent contractors in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create or to authorize the creation of any employment, partnership or agency relation, or to authorize Nortel or Supplier to enter into or make any commitment, agreement, representation or warranty binding on the other, or to allow one Party to accept service of any legal process addressed to, or intended for, the other Party. Nothing contained in this Agreement shall limit, in any manner, Nortel's right to enter into other agreements with other parties.

  30.7
  Section Headings

    Section headings are inserted herein for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

  30.8
  Entire Agreement

    This Agreement, including Exhibits A through G attached hereto, comprises all the terms, conditions and agreements of the Parties hereto with respect to the subject matter hereof, and it may not be altered or amended except in writing signed by authorized representatives of each Party hereto.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year last written below.

BOOKHAM TECHNOLOGY PLC
By:	/s/ PHILIP S.J. DAVIS
Name: Philip S.J. Davis Title: Company Secretary Date:
NORTEL NETWORKS LIMITED
By:	/s/ KHUSH DADYBURJOR
Name: Khush Dadyburjor Title: Attorney-in-Fact Date:

Exhibit A

PRODUCT LISTS, PRICE, SHARE ALLOCATION AND CUSTOM PRODUCTS

Family	Sub-Family	CPC	NNOC P/N	ITEM DESC	LOB	Custom	Allocation 2H02	2H02 Price	Allocation 1H03	1H03 Price	Allocation 2H03	2H03 Price	Allocation 1H04	1H04 Price	Target Return Rate
EDFA	EDFA	A0776715	NTW0990E	AF, EDFA, DUAL, AMPL-BAND	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0776716	NTW099ED	AF, EDFA, BOOSTER 18, L-BAND	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0776717	NTW099FD	AF, EDFA, BOOSTER 21, L-BAND	OPTera 1600F Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0613335	MGMFP-1 (2343)	OPTERA Metro OFAC band EDFAC	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0614269	MGMEL-2 (2535)	AF, EDFA, BOOSTER	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0830132	NTW099BD	EDFA, MOSAIC C Band Booster 18	OPTera 16000G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0830133	NTW099AE	EDFA, BOOSTER Dual Amp C-Band	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]	[**]
EDFA	EDFA	A0630135	NTW099CD	EDFA, BOOSTER, 21DBU, C-BAND	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0651346	NTW111CD	AF, RA, DISTR. C-C, 17DB, 1443, 4NM	OPTera 1600G Amplifier		20%	[**]	20%	[**]	20%	[**]	20%	[**]
EDFA	EDFA	A0651353	NTW111LD	AF, RA, DISTR, L-C, 17DB	OPTera 1600G Amplifier		20%	[**]	20%	[**]	20%	[**]	20%	[**]
EDFA	EDFA	A0676963	NTW099DR	AF, EDFA, DUAL, PREAMP, L-BAND	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA	EDFA	A0676993	NTW099AR	AF, EDFA, DUAL PREAMP, C-BAND	OPTera 1600G Amplifier		80%	[**]	50%	[**]	50%	[**]	50%	[**]
EDFA Rac	EDFA	A0725599	NTW046AB	1BdBm OPTICAL AMPLIFIER SUBRACK	TN16X		100%	[**]	100%	[**]	100%	[**]	100%	[**]
EDFA Rac	EDFA	A075678	NTW048HB	33 FC/SPC Connectors with Pre-amplifier Gain Block	TN16X		100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Buried Het	A0775025	#N/A	TX, DM, 2.5GBPS, 1528, 77M, 2Mw, 14	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]	[**]
Tx/Rx	Buried Het	A0775030	#N/A	TX, DM, 2.5GBPS, 1530, 31NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775033	#N/A	TX, DM, 2.5 GBPS, 1531, 90NM, 2MW, 14	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775034	#N/A	TX, DM, 2.5 GBPS, 1533, 41NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775035	#N/A	TX, DM, 2.5 GBPS, 1538, 11NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775036	#N/A	TX, DM, 2.5 GBPS, 1539, 77NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775039	#N/A	TX, DM, 2.5 GBPS, 1541, 35NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775040	#N/A	TX, DM, 2.5 GBPS, 1542, 936NM, 2MW, 14PIN BUTTER	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775041	#N/A	TX, DM, 2.5 GBPS, 1547, 72 NM, 2.0MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775042	#N/A	TX, DM, 2.5 GBPS,1549, 32NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775043	#N/A	TX, DM, 2.5 GBPS, 1550, 92NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775044	#N/A	TX, DM, 2.5 GBPS,1552, 52NM, 2MW	OPTera Metro 5100, 5200		50%	[**]	50%	[**]	50%	[**]	50%	[**]

1

Tx/Rx	Buried Het	A0775045	#N/A	TX, DM, 2.5 GBPS, 1557, 36NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775046	#N/A	TX, DM, 2.5 GBPS, 1558, 96NM, 2MW, 14	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775047	#N/A	TX, DM, 2.5 GBPS, 1560, 61NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775048	#N/A	TX, DM, 2.5 GBPS, 1562, 23NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775052	#N/A	TX, DM, 2.5 GBPS, 1570, 42NM, 2 0MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775053	#N/A	TX, DM, 2.5 GBPS, 1572 06NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775057	#N/A	TX, DM, 2.5 GBPS, 1580, 35NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775058	#N/A	TX, DM, 2.5 GBPS, 1582, 02NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775061	#N/A	TX, DM, 2.5 GBPS, 1590, 41NM, 2 DMW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775062	#N/A	TX, DM, 2.5 GBPS, 1592, 10NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775065	#N/A	TX, DM, 2.5 GBPS, 1600, 60NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0775067	#N/A	TX, DM, 2.5 GBPS, 1602, 31NM, 2MW, 14PIN BUTTER	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783533	#N/A	TX, DM, 2.5 GBPS, 1573 714NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783534	#N/A	TX, DM, 2.5 GBPS, 1575, 368NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783535	#N/A	TX, DM, 2.5 GBPS, 1583, 690NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783537	#N/A	TX, DM, 2.5 GBPS, 1585, 365NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0763538	#N/A	TX, DM, 2.5 GBPS, 1593, 793NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783539	#N/A	TX, DM, 2.5 GBPS, 1595, 489NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783541	#N/A	TX, DM, 2.5 GBPS, 1604, 026NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0783542	#N/A	TX, DM, 2.5 GBPS, 1605, 744NM, 2MW	OPTera Metro 5100, 5200	50%	[**]	50%	[**]	50%	[**]	50%	[**]
Tx/Rx	Buried Het	A0786528	NTW142CE	OF T00 18-32A TX, DM, 2.5 G t/s, 1530	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0788857	NTW142BE	OF T00 18-17A TX, DM, 2.5 G t/s, 1528	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]

2

Tx/Rx	Buried Het	A0788859	NTW142EE	OF T00 18-18A TX, DM, 2.5 G t/s, 1533	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786860	NTW142DE	OF T00 18-19A TX, DM, 2.5 G t/s, 1531	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786861	NTW142HE	OF T00 18-20A TX, DM, 2.5 G t/s, 1538	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786863	NTW142LE	OF T00 18-21A TX, DM, 2.5 G t/s, 1542	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786864	NTW142JE	OF T00 18-22A TX, DM, 2.5 G t/s, 1539	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786866	NTW142KE	OF T00 18-23A TX, DM, 2.5 G t/s, 1541	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786867	NTW142PE	OF T00 18-24A TX, DM, 2.5 G t/s, 1547	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786868	NTW142SE	OF T00 18-25A TX, DM, 2.5 G t/s, 1552	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786869	NTW142OE	OF T00 18-26A TX, DM, 2.5 G t/s, 1549	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786870	NTW142RE	OF T00 18-27A TX, DM, 2.5 G t/s 1550	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786871	NTW142VE	OF T00 18-28A TX, DM, 2.5 G t/s, 1557	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786872	NTW142YE	OF T00 18-29A TX, DM, 2.5 G t/s, 1562	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786874	NTW142WE	OF T00 18-30A TX, DM, 2.5 G t/s, 1558	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0786875	NTW142XE	OF T00 18-31A TX, DM, 2.5 GT/S, 1560	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796171	NTW142BE	OF T00 18-33A TX, DM, 2.5 GBPS, 1528	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796175	NTW142EE	OF T00 16-34A TX, DM, 2.5 GBPS, 1533	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796354	NTW142CE	OF T00 18-35A TX, DM, 2.5 GBPS, 1530	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796355	NTW132DE	OF T00 18-36A TX, DM, 2.5 GBPS, 1531	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]	[**]
Tx/Rx	Buried Het	A0796356	NTW142HE	OF T00 18-37A TX, DM, 2.5GBPS, 1538	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796357	NTW142LE	OF T00 18-38A TX, DM, 2.5 GBPS, 1542	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796358	NTW142JE	OF T00 18-39A TX, DM 2.5 GBPS, 1539	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796359	NTW142KE	OF T00 18-40A TX, DM, 2.5 GBPS, 1541	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]

3

Tx/Rx	Buried Het	A0796360	NTW142PE	OF T00 18-41A TX, DM 2.5 GBPS, 1547	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796361	NTW142SE	OF T00 18-42A TX, DM, 2.5 GBPS, 1552	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796362	NTW142OE	OF T00 16-43A TX, DM, 2.5 GBPS, 1549	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796363	NTW142RE	OF T00 18-44A TX, DM, 2.5 GBPS, 1550	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796364	NTW142VE	OF T00 18-45A TX, DM, 2.5 GBPS, 1557	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796365	NTW142YE	OF T00 18-46A TX, DM, 2.5 GBPS, 1562	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796366	NTW142WE	OF T00 18-47A TX, DM, 2.5 GBPS, 1558	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796367	NTW142XE	OF T00 18-48A TX, DM, 2.5 GBPS, 1560	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796368	NTW142DJ	OF T00 18-49A TX, DM, 2.5 GBPS, 1570	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796369	NTE142GJ	OF T00 18-50A TX, DM, 2.5 GBPS, 1575	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796370	NTW142EJ	OF T00 18-51A TX, DM, 2.5 GBPS, 1572	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796371	NTW142FJ	OF T00 18-52A TX, DM, 2.5 GBPS, 1573	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796372	NTW142JH	OF T00 18-53A TX, DM, 2.5 GBPS, 1580	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796373	NTW142NJ	OF T00 18-54A TX, DM, 2.5 GBPS, 1585	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796374	NTW142LI	OF T00 18-55A TX, DM, 2.5 GBPS, 1582	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796375	NTW142MJ	OF T00 18-56A TX, DM 2.5 GBPS, 1583	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796405	NTW142RJ	OF T00 18-57A TX, DM, 2.5 GBPS, 1590	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796406	NTW142UJ	OF T00 18-58A TX, DM, 2.5 GBPS, 1595	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796408	NTW1425J	OF T00 18-59A TX, DM, 2.5 GBPS, 1592	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796409	NTW142TJ	OF T00 18-60A TX, DM, 2.5 GBPS, 1593	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796411	NTW142XJ	OF T00 18-61A TX, DM 2.5 GBPS, 1600	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796414	NTW142AN	OF T00 18-62A TX, DM 2.5 GBPS, 1605	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]

4

Tx/Rx	Buried Het	A0796415	NTW142YJ	OF T00 18-63A TX, DM 2.5 GBPS, 1602	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0796416	NTW142ZJ	OF T00 18-64A TX, DM, 2.5 GBPS, 1604	OPTera Metro 5100, 5200	75%	[**]	75%	[**]	75%	[**]	75%	[**]
Tx/Rx	Buried Het	A0669416	NTW190BE	TX, OM, 2.5 G t/s, 1528, 77 MM, 4.0mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960641	NTW190XJ	TX, DM, 2.5 G t/s, 1600 60 NM, 4.0mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960643	NTW190YJ	TX, DM, 2.5 G t/s, 1602 31NM, 2.0mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960614	NTW190EE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960615	NTW190CE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960616	NTW190OE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960617	NTW190HE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960618	NTW190LE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960619	NTW190JE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960620	NTW190KE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960621	NTW190PE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960622	NTW190SE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960623	NTW190OE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960624	NTW190RE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960625	NTW190VE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960626	NTW190YE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960627	NTW190WE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960628	NTW190XE	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960629	NTW190OJ	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960630	NTW190GJ	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]

5

Tx/Rx	Buried Het	A0960631	NTW190EJ	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960632	NTW190FJ	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Tx/Rx	Buried Het	A0960634	NTW190NJ	2.4 Gbps BH FBR DFB TX 4mW	OPTera Metro 5100, 5200	85%	[**]	85%	[**]	85%	[**]	85%	[**]
Modules	Modules	A0606599	NTW060AD	IM, MO, 2.5 GBPS, 131 Onm, TX, DC	OPTera Metro 5100, 5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Modules	Modules	A0606602	NTW061AD	IM, MO, 2.5 GBPS, 131 ONM, RX, DC	OPTera Metro 5100, 5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
											[**]		[**]
Tx/Rx	10 G b/s PIN	A0661414	NTBL730B	A066141-RX, APO, 10 OGPS, 1280	OPTera Metro 5100, 5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	10 G b/s PIN	A0663412	PP 10G-C57	RX, PIN, 10GBPS, 1300-1575NM	OPTera Metro 5100, 5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	10 G b/s EML	A0663564	NTW115BE	A0663561 TXM EML 10Gb/s, 152a, 6n	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663565	NTW115EE	A0663565 TXM EML, 10GBPS, 1533 5N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663566	NTW115CE	A0663566 TX, EML, 10GBPS, 1533 5N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663567	NTW116DE	A0663567 TX, EML, 10GBPS, 1531 9N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663568	NTW115HE	A0663568 TX, EML, 10GBPS, 1538 2N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663569	NTW115JE	A0663569 TX, EML, 10GBPS, 1539 8N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663570	NTW115KE	A0663570 TX, EML, 10GBPS, 1541 3N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663571	NTW115LE	A0663571 TX, EML, 10GBPS, 1542 9N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]	[**]
Tx/Rx	10 G b/s EML	A0663572	NTW115PE	A0663572 TX, EML, 10GBPS, 1547 7N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663573	NTW115OE	A0663573 TX, EML, 10GBPS, 1549 3N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663574	NTW115RE	A0863574 TX, EML, 10GBPS, 1550 9N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663575	NTW115SE	A0663575 TXM EML 19GBPS 1552 5N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663576	NTW115VE	A0663576 TX, EML, 10GPS, 1557 4N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]

6

Tx/Rx	10 G b/s EML	A0663577	NTW115WE	A0663577 TX, EML, 10GBPS, 1558 9N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663578	NTW115XE	A0663578 TX, EML, 10GBPS, 1560 6N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	10 G b/s EML	A0663579	NTW115YE	A0663579 TX, EML, 10GBPS, 1562 2N	OPTera Metro 5100, 5200	0%	[**]	0%	[**]	0%	[**]	0%	[**]
Tx/Rx	Mini-dh Tx	A0614045	NT8W66AE	8 pin min OIL Tx 0.2mW Plastic	OP Tera Metro 3300, 3400 (OC 3Ex)	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0767175	NT8W66BE	IM, MO, 1.25GBPS, 1260-1360NM	OC-48	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0680961	NT8W66BM	1260-1360nm TX MODULE, 0.1 mW	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0667667	NT8W66DB	300NM Transmitter, 0.2 MW, SONET 155/622 MBP	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0640837	NT8W66DO	1,300 NM TRANSMITTER MODULE, O.	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0796722	NT8W66DF	8 pin mini OIL Tx Module, 1300	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0658478	NT8W66DG	TX, DM, 153 MBPS, 1300NM	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0738160	NT8W66OM	8 PIN MINI OIL TX MODULE 0.2mW	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	Mini-dh Tx	A0727546	NT8W66OX	1300nm TX MODULE, 2mW	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0727549	NT8W66OY	1300nm TX Module, 2mW	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx	A0727550	NT8W66OZ	1300nm TX Module, 2mW	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx HIP	A0834252	NT8W66JU	8 pin mini DIL VHT 1300nm Trnasmitter 155Mbps, 0.5	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx HIP	A0641235	NT8W66UD	LASER MDOUEL, 1300 NM, 1.4 MW	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh Tx HIP	A0768206	NT8W66UE	8 pin mini DIL 1300nm Tx Module	OC-48	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC3 R	A0640984	NT8W95AD	X, PIN, 155 MBPS, 1300NM	OPTera Connect DX	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC3 R	A0645709	NT8W95ED	1300 NM IR/LR RX MOCULE, 155 M	OC-48	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC3 R	A0727563	NT8W95EU	1300nm IR/LR RX Module, 155 MBPS	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC3 R	A0727585	NT8W95EV	1300nm IR/LR RX Module, 155 MBPS	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC12	A0640983	NT8W96AD	RX, PIN, 622MBPS, 1300NM	OPTera Connect DX	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	Mini-dh OC12	A0658519	NT8W96AE	IMMO, 622MBPS, 1300 NM, RX	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC12	A0796727	NT8W96AG	8 pin mini DIL Rx Module, 1300	OC-3/12	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh OC12	A0646895	NT8W96CB	RX, PIN, 622MBPS, 1300N	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]

7

Tx/Rx	Mini-dh OC12	A0727566	NT8W96CT	RX, PIN, 622MBPS, 1300N	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh 25 Gb	A0635933	NTW103BE	8 pin mini DIL 1300nm Tx PhGRND	OPTera Connect DX	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	Mini-dh 25 Gb	A0723516	NTW042AD	1300nm RX MODULE SR. 2.5Gbps	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh 25 Gb	A0827486	NTW042ED	Siv RX 1.5G 1300nm 8V PIN Biss	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh 25 Gb	A0799350	NTW042BB	Scon V Rx Module, 2.5Gb	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	Mini-dh 25 Gb	A0723518	NTW044AD	1300/1550nm RX MODULE, LR, 622	OPTera Metro 3300, 3400 (OC-3Ex)	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Msc.	Misc.	A0622550	DRP2S-43T2	DRP2S-43T2 PIN PHOTOCETECTOR,	OPTera Connect HDX	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Msc.	Misc.	A0769197	NT8W56AC	Directors, Co-asist with Single M	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Msc.	Misc.	A0634109	NT8W79AA	OAXIAL PIN OIODE DETECTOR, LO	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OSC	A0776722	NTW106BE	OF T0014-2A MODULE, Tx, OSC LAS	OPTera 1600G Amplifier	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	OSC	A0624555	NTW106AE	TX0SC, 1471 3NM, 4.28MW	OPTera 1600G Amplifier	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OSC	A0624364	NTW106EE	TXOSC, 1486 5NM, 4.28MW	OPTera 1600G Amplifier	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OSC	A0632329	NTW106CE	TX OSC, 1615 ONM, 4.28MW	OPTera 1600G Amplifier	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	OSC	A0782553	NTW106AE	OSC laser, 1510nm, 3.3dbm, 2.4	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OSC	A0782554	NTW106BE	OSC laser, 1510nm, 3.3dbm, 2.4 OSC laser, 1480 nm 3.3dbm 2.4	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OSC	A0696444	NTW106KE	OSC laser 162Onm, 5dbm	OPTera LH 5000 (Equinox NGA)	100%	[**]	100%	[**]	100%	[**]	100%	[**]	N/A
Tx/Rx	OC48 DWDM	A0699447	NTBL73AE	1527 22 nm III-V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762514	NTBL73AL	1527 nm ad pw OC 48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699448	NTBL73BE	1526.77 nm III-V M2 mdoule, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762515	NTBL73BL	1529.55 nm adj. Pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699449	NTBL73CE	1530.33 nm III-V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0673452	NTBL73CG	OC-48 STABILIZED III-V MZ LASE	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762516	NTBL73CL	1531 11 nm adj pwr OC-46 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0636473	NTBL73CR	1530 72 nm adj pwr OC-46 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

8

Tx/Rx	OC48 DWDM	A0699450	NTBL73OE	1531.90 nm III.V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762517	NTBL73OL	1532.68 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699451	NTBL73EE	1533.47 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762518	NTBL73EL	1534.25 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0638474	NTBL73ES	1534.64 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699452	NTBL73FE	1535.04 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762519	NTBL73FL	1535.82 adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699453	NTBL73GE	1536.61 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762520	NTBL73GL	1537.40 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699454	NTBL73HE	1538.19 nm III-V MZ mdoule, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762321	NTBL73HL	1538.96 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699455	NTBL73JE	1539.71 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762522	NTBL73JL	1540.56 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699450	NTBL73KE	1541.35 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762523	NTBL73KL	1542.14 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699457	NTBL73LE	1542.91 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762524	NTBL73LL	1543.73 nm adj OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0638475	NTBL73LS	1544.10 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699458	NTBL73ME	1544.50 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762528	NTBL73ML	1545.32 nm adj. Pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699459	NTBL73NE	1548.12 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0673478	NTBL73NG	OC-48 STABILIZED III.V MZ LASE	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762526	NTBL73NL	1548.92 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

9

Tx/Rx	OC48 DWDM	AO699460	NTBL73PE	1547.72 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762527	NTBL73PL	1548.52 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699461	NTBL73OE	1549.32 nm III.V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762528	NTBL73OL	1550.12 nm adj pwr OC-48 MZ, Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699462	NTBL73RE	1550.92 nm III-V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762529	NTBL73RL	1551.72 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0638478	NTBL73PR	1551.32 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699463	NTBL73SE	1552.52 nm III-V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762530	NTBL73SL	1553.33 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A06999464	NTBL73TE	1554.13 nm III-V M2 module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762531	NTBL73TL	1554.94 NM adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699465	NTBL73UE	1555.75 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762532	NTBL73UL	1556.56 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0638477	NTBL73US	1556.96 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699466	NTBL73VE	1557.36 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0782533	NTBL73VL	1558.17 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699467	NTBL73WE	1558.98 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0762534	NTBL73WL	1538.79 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0638478	NTBL 73WS	1540.20 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699468	NTBL73XE	1560.61 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0782535	NTBL73XL	1541.42 nm adj pwr OC-48 MZ Tx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0699469	NTBL73VE	1502.23 nm III-V MZ module, st	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659580	NTBL74BE	OC48 III-V MZ 1528.773, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659882	NTBL74BL	OC48 III-V MZ 1529.563, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	OC48 DWDM	A0659884	NTBL74CE	OC48 III-V MZ 1530.334, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

10

Tx/Rx	OC48 DWDM	A0659888	NTBL74CL	OC48 III-V MZ 1531.118, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659885	NTBL74CR	OC48 III-V MZ 1530.725, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659887	NTBL74CS	OC48 III-V MZ 1531.507, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659889	NTBL74DE	OC48 III-V MZ 1531.616, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659893	NTBL74DL	OC48 III-V MZ 1532.681, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659891	NTBL74DR	OC48 III-V MZ 1532.280, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659895	NTBL74DS	OC48 III-V MZ 1533.073, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659896	NTBL74EE	OC48 III-V MZ 1533.465, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659900	NTBL74EL	OC48 III-V MZ 1534.253, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659897	NTBL74ER	OC48 III-V MZ 1533.851, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659902	NTBL74ES	OC48 III-V MZ 1534.641, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659903	NTBL74FE	OC48 III-V MZ 1535.034, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659907	NTBL74FL	OC48 III-V MZ 1535.822, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659805	NTBL74FR	OC48 III-V MZ 1535.421, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0549908	NTBL7FS	OC48 III-V MZ 1536.216, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659910	NTBL74GE	OC48 III-V MZ 1538.609, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659912	NTBL74GL	OC48 III-V MZ 1537.397, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659911	NTBL74GR	OC48 III-V MZ 1537.003, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659913	NTBL74GS	OC48 III-V MZ 1537.792, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659914	NTBL74HE	OC48 III-V MZ 1538.188, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659916	NTBL74HL	OC48 III-V MZ 1538.978, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659915	NTBL74HR	OC48 III-V MZ 1538.581, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

11

Tx/Rx	OC48 DWDM	A0659917	NTBL74HS	OC48 III-V MZ 1539.371, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659918	NTBL74JE	OC48 III-V MZ 1539.766, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659920	NTBL74JL	OC48 III-V MZ 1540.557, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659919	NTBL74JR	OC48 III-V MZ 1540.162, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659921	NTBL74JS	OC48 III-V MZ 1540.953, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659922	NTBL74KE	OC48 III-V MZ 1541.349, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659924	NTBL74KL	OC48 III-V MZ 1542.142, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659923	NTBL74KR	OC48 III-V MZ 1541.748, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659925	NTBL74KS	OC48 III-V MZ 1542.539, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659926	NTBL74LE	OC48 III-V MZ 1542.936, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659928	NTBL74LL	OC48 III-V MZ 1543.730, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659927	NTBL74LR	OC48 III-V MZ 1543.333, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659929	NTBL74LS	OC48 III-V MZ 1544.128, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659930	NTBL74ME	OC48 III-V MZ 1544.528, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659932	NTBL74ML	OC48 III-V MZ 1545.322, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659931	NTBL74MR	OC48 III-V MZ 1544.924, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659933	NTBL74MS	OC48 III-V MZ 1545.720, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659934	NTBL74NE	OC48 III-V MZ 1546.119, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659937	NTB74LNL	OC48 III-V MZ 1546.917, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659936	NTBL74NR	OC48 III-V MZ 1546.518, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659938	NTBL74NS	OC48 III-V MZ 1547.316, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659940	NTBL74PE	OC48 III-V MZ 1547.715, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

12

Tx/Rx	OC48 DWDM	A0659943	NTBL74PL	OC48 III-V MZ 1548.515, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659942	NTBL74PR	OC48 III-V MZ 1548.115, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659944	NTBL74PS	OC48 III-V MZ 1548.915, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659945	NTBL74QE	OC48 III-V MZ 1549.315, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659947	NTBL74QL	OC48 III-V MZ 1550.119, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659946	NTBL74QR	OC48 III-V MZ 1549.715, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659948	NTBL74QS	OC48 III-V MZ 1550.517, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659949	NTBL74RE	OC48 III-V MZ 1550.918, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659951	NTBL74RL	OC48 III-V MZ 1551.721, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659950	NTBL74RR	OC48 III-V MZ 1551.319, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659952	NTBL74RS	OC48 III-V MZ 1552.122, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659954	NTBL74SE	OC48 III-V MZ 1552.524, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659958	NTBL74SL	OC48 III-V MZ 1553.329, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659955	NTBL74SR	OC48 III-V MZ 1552.126, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659957	NTBL74SS	OC48 III-V MZ 1553.131, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659958	NTBL74TE	OC48 III-V MZ 1554.134, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659960	NTBL74TL	OC48 III-V MZ 1554.340, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659959	NTBL74TR	OC48 III-V MZ 1554.537, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659961	NTBL74TS	OC48 III-V MZ 1555.343, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48 DWDM	A0659963	NTBL74UE	OC48 III-V MZ 1555.747, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

13

Tx/Rx	OC48DWDM	A0659965	NTBL74UL	OC48 III-V MZ 1556.555, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659964	NTBL74UR	OC48 III-V MZ 1556.151, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659966	NTBL74US	OC48 III-V MZ 1556.959, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659967	NTBL74VE	OC48 III-V MZ 1557.363, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659968	NTBL74VL	OC48 III-V MZ 1558.113, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659968	NTBL74VR	OC48 III-V MZ 1557.768, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659970	NTBL74VS	OC48 III-V MZ 1558.518, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659972	NTBL74WE	OC48 III-V MZ 1558.943, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659974	NTBL74WL	OC48 III-V MZ 1559.714, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659973	NTBL74WR	OC48 III-V MZ 1559.389, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659976	NTBL74WS	OC48 III-V MZ 1560.200, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659977	NTBL74XE	OC48 III-V MZ 1560.608, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659979	NTBL74XL	OC48 III-V MZ 1561.419, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659978	NTBL74XR	OC48 III-V MZ 1561.011, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659980	NTBL74XS	OC48 III-V MZ 1561.824, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659982	NTBL74YE	OC48 III-V MZ 1562.233, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	OC48DWDM	A0659983	NTBL74YR	OC48 III-V MZ 1562.641, 3 Caps	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Modules	Modules	A0655312	NTCC07X3	10G RX FIBER TRAY ASSEMBLY w/A	OPTera LH	20%	[**]	20%	[**]	20%	[**]	20%	[**]	[**]
Tx/Rx	2.5 Gb/s Rs	A0643928	NTW001AA	131DM1550 nm Rx module, 2.5 GB	OP Tera Metro 3300,3400(oc-3Ex)	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	2.5 Gb/s Rs	A0738255	NTW001BA	8 pin (cooled) APD Pre-amp Rx	OC-48	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	2.5 Gb/s Rs	A0774429	NTW001BB	8 PN (cooled) APO PRE-AMP	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	2.5 Gb/s Rs	A0651004	NTW001BC	8 pin APO Cooled Pre-amp Rx	OPTera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	2.5 Gb/s Rs	A0651001	NTW001AD	8 pin (uncolled) APO Pre-amp RX	OP Tera Metro 5100.5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Modules	Modules	A0821706	A0821706	LIMI 18B-141C28	Passport 15K	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Modules	Modules	A0821707	A0821707	MIMS 161B-141C28	Passport 15K	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	PGC	A0600865	NT8W3718	QFT0024-2A OPTICAL TRANSMITTER	OP Tera Metro 5100,5200	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	PGC	A0757925	NT8W3710	25 Ohm Matched Load MLC 1310nm	OC-192	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	PGC	A0651381	NT8W3660	2.4GbS DfB LR Laser 1541.35nm, 14 pin	OM4K	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	PGC	A0689504	NT8W37KC	1310 NM TX MODULE, GC OFB, 2.5	OP Tera LH	100%	[**]	100%	[**]	100%	[**]	100%	[**]

14

Tx/Rx	PGC	A0610909	NTW096BE	Tx,DM.2.5GBPS,1528.77MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610911	NTW096CE	Tx,DM.2.5GBPS,1530.33MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610913	NTW096DE	Tx,DM.2.5GBPS,1531.99MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610931	NTW096EE	Tx,DM.2.5GBPS,1533.47MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610934	NTW096HE	Tx,DM.2.5GBPS,1538.19MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0601939	NTW096JE	Tx,DM.2.5GBPS,1539.77MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610944	NTW095KE	Tx,DM.2.5GBPS,1541.35MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]	[**]
Tx/Rx	PGC	A0610946	NTW096LE	Tx,DM.2.5GBPS,1542.94MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610878	NTW096PE	Tx,DM.2.5GBPS,1547.72MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610881	NTW096QE	Tx,DM.2.5GBPS,1549.32MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A0610888	NTW096RE	Tx,DM.2.5GBPS,1550.92MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A010891	NTW096SE	Tx,DM.2.5GBPS,1552.62MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A010892	NTW096VE	Tx,DM.2.5GBPS,1557.36MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A010894	NTW096WE	Tx,DM.2.5GBPS,1558.98MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A010899	NTW096XE	Tx,DM.2.5GBPS,1560.61MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	PGC	A010902	NTW096YE	Tx,DM.2.5GBPS,1562.23MW.2.1MW, 14PIN BUTTE	OM3500Worldcom		25%	[**]	25%	[**]	0%	N/A	0%	[**]
Tx/Rx	ROA	A0668388	NTCC0800	WRAPPER, C-BAND Pin-PreAmp ASS	OP Tera Connect DX		100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	ROA	A0640837	NTCC0810	L-BAND PIN/PREAMP 1565-1605NM	Op Tera LH		100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	ROA	A0720566	NTCC0812	OC-192 T/R RX OPTICS ASSY	OP Tera Connect DX		100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0738164	NTCC01E0	OC192 TX OPTICS ASSY 1542.94NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]	[**]
Tx/Rx	TOA	A0672005	NTCC01E1	oc 192 tx optics assy 1528.71n	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0668412	NTCC01E2	oc192 TX OPTICS ASSY 1530.33nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0687772	NTCC01E3	OC192 TX OPTICS ASSY 1531.90nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0668443	NTCC01E4	OC192 TX OPTICS ASSY 1533.47nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0668444	NTCC01E5	OC192 TX OPTICS ASSY 1535.05nm	OC-192		100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0687773	NTCC01E6	OC192 TX OPTICS ASSY 1536.61nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0672600	NTCC01E7	OC192 TX OPTICS ASSY 1538.19nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

15

Tx/Rx	TOA	A0687774	NTCC01E8	OC192 TX OPTICS ASSY 1539.77nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0688445	NTCC01E9	OC192 TX OPTICS ASSY 1541.35nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0785814	NTCC01EA	OC192/STM64 TX OPTICS ASSY 15	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0672812	NTCC01F0	OC192 TX OPTICS ASSY 1560.61NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0740410	NTCC01F1	TXOPTICS ASSY 1459.12nm	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0687776	NTCC01F2	OC192 TX OPTICS ASSY 1547.72NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0668410	NTCC01F3	OC192 TX OPTICS ASSY 1549.32NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0672106	NTCC01F4	OC192 TX OPTICS ASSY 1550.92NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0666447	NTCC01F5	OC192 TX OPTICS ASSY 1552.52NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0687777	NTCC01F6	OC192 TX OPTICS ASSY 1554.13NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0672118	NTCC01F7	OC192 TX OPTICS ASSY 1555.75NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0688448	NTCC01F8	OC192 TX OPTICS ASSY 1557.36NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0687778	NTCC01F9	OC192 TX OPTICS ASSY 1558.967NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0785807	NTCC01FA	OC192/STM64 TX OPTICS ASSY 156	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758946	NTCC01M0	OC192 TX OPTICS ASSY 1540.56NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758939	NTCC01M3	OC192 TX OPTICS ASSY 1529.55NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758940	NTCC01M4	OC192 TX OPTICS ASSY 1531.12NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758941	NTCC01M5	OC192 TX OPTICS ASSY 1532.68NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758942	NTCC01M6	OC192 TX OPTICS ASSY 1534.25NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758943	NTCC01M7	OC192 TX OPTICS ASSY 1535.82NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758944	NTCC01M8	OC192 TX OPTICS ASSY 1537.40NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758945	NTCC01M9	OC192 TX OPTICS ASSY 1538.98NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758950	NTCC01NO	OC192 TX OPTICS ASSY 1556.55NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758947	NTCC01N1	OC192 TX OPTICS ASSY 1542.14NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758948	NTCC01N2	OC192 TX OPTICS ASSY 1543.73NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758949	NTCC01N3	OC192 TX OPTICS ASSY 1545.32NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758950	NTCC01N4	OC192 TX OPTICS ASSY 1546.92NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758951	NTCC01N5	OC192 TX OPTICS ASSY 1548.51NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758952	NTCC01N6	OC192 TX OPTICS ASSY 1550.12NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758953	NTCC01N7	OC192 TX OPTICS ASSY 1551.72NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758954	NTCC01N8	OC192 TX OPTICS ASSY 1553.33NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758955	NTCC01N9	OC192 TX OPTICS ASSY 1554.94NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758957	NTCC01NA	OC192 TX OPTICS ASSY 1558.17NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758958	NTCC01NB	OC192 TX OPTICS ASSY 1559.79NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0758959	NTCC01NC	OC192 TX OPTICS ASSY 1511.42NM	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0785818	NTCC01ND	OC192/STM64 TX OPTICS ASSY 15	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733258	NTCC06E0	OC192 T/R FIBRE TRAY ASSY 1542	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733248	NTCC06E1	OC192 T/R FIBRE TRAY ASSY 1528	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733249	NTCC06E2	OC192 T/R FIBRE TRAY ASSY 1530	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733250	NTCC06E3	OC192 T/R FIBRE TRAY ASSY 1531	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0720568	NTCC06E4	OC192 T/R TX OPTICS ASSY 1533	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733251	NTCC06E5	OC192 T/R FIBRE TRAY ASSY 1535	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733252	NTCC06E6	OC192 T/R FIBRE TRAY ASSY 1536	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733253	NTCC06E7	OC192 T/R FIBRE TRAY ASSY 1538	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

16

Tx/Rx	TOA	A0733254	NTCC06E8	OC192 T/R FIBRE TRAY ASSY 1539	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733255	NTCC06E9	OC192 T/R FIBRE TRAY ASSY 1541	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0790378	NTCC06EB	OC192 T/R FIBRE TRAY ASSY 1544	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0771911	NTCC06F0	OC192/STM64 T/R FIBRE TRAY A	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733257	NTCC06F1	OC192 T/R FIBRE TRAY ASSY 1546	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733258	NTCC06F2	OC192 T/R FIBRE TRAY ASSY 1547	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733259	NTCC06F3	OC192 T/R FIBRE TRAY ASSY 1549	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733260	NTCC06F4	OC192 T/R FIBRE TRAY ASSY 1550	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733261	NTCC06F5	OC192 T/R FIBRE TRAY ASSY 1552	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733262	NTCC06F6	OC192 T/R FIBRE TRAY ASSY 1554	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733263	NTCC06F7	OC192 T/R FIBRE TRAY ASSY 1555	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733264	NTCC06F8	OC192 T/R FIBRE TRAY ASSY 1557	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0733265	NTCC06F9	OC192 T/R FIBRE TRAY ASSY 1558	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789292	NTCC06FA	OC192/STM64 T/R FIBRE TRAY AS	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795597	NTCC06J1	OC192 T/R FIBRE TRAY ASSY 1530	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795603	NTCC06J2	OC192 T/R FIBRE TRAY ASSY 1531	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795604	NTCC06J3	OC192 T/R FIBRE TRAY ASSY 1532	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795605	NTCC06J4	OC192 T/R FIBRE TRAY ASSY 1533	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795607	NTCC06J5	OC192 T/R FIBRE TRAY ASSY 1533	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795608	NTCC06J6	OC192 T/R FIBRE TRAY ASSY 1534	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795609	NTCC06J7	OC192 T/R FIBRE TRAY ASSY 1535	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795610	NTCC06J8	OC192 T/R FIBRE TRAY ASSY 1536	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795611	NTCC06J9	OC192 T/R FIBRE TRAY ASSY 1537	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795612	NTCC06JA	OC192 T/R FIBRE TRAY ASSY 1537	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795613	NTCC06JB	OC192 T/R FIBRE TRAY ASSY 1538	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795615	NTCC06JC	OC192 T/R FIBRE TRAY ASSY 1530	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795616	NTCC06JD	OC192 T/R FIBRE TRAY ASSY 1540	OP Tera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795617	NTCC06JE	OC192 T/R FIBER TRAY ASSY 1540	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795618	NTCC06JF	OC192 T/R FIBER TRAY ASSY 1541	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795619	NTCC06JG	OC192 T/R FIBER TRAY ASSY 1542	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795624	NTCC06JH	OC192 T/R FIBER TRAY ASSY 1543	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795625	NTCC06JJ	OC192 T/R FIBER TRAY ASSY 1544	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795621	NTCC06JK	OC192 T/R FIBER TRAY ASSY 1544	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795629	NTCC06JL	OC192 T/R FIBER TRAY ASSY 1545	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795622	NTCC06JM	OC192 T/R FIBER TRAY ASSY 1546	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795627	NTCC06JN	OC192 T/R FIBER TRAY ASSY 1547	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795628	NTCC06JP	OC192 T/R FIBER TRAY ASSY 1548	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795631	NTCC06JQ	OC192 T/R FIBER TRAY ASSY 1548	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795632	NTCC06JR	OC192 T/R FIBER TRAY ASSY 1549	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795632	NTCC06JS	OC192 T/R FIBER TRAY ASSY 1550	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795633	NTCC06JT	OC192 T/R FIBER TRAY ASSY 1551	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795634	NTCC06JU	OC192 T/R FIBER TRAY ASSY 1552	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795413	NTCC06JV	OC192 T/R FIBER TRAY ASSY 1552	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797414	NTCC06JX	OC192 T/R FIBER TRAY ASSY 1553	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797415	NTCC06JY	OC192 T/R FIBER TRAY ASSY 1554	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

17

Tx/Rx	TOA	A0797416	NTCC06JZ	OC192 T/R FIBER TRAY ASSY 1555	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789313	NTCC06K0	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789335	NTCC06K1	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789333	NTCC06K2	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789331	NTCC06K3	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789324	NTCC06K4	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789322	NTCC06K5	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789320	NTCC06K6	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789318	NTCC06K7	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789316	NTCC06K8	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789314	NTCC06K9	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789378	NTCC06KB	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795417	NTCC06KC	OC192 T/R FIBER TRAY ASSY 1556	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795418	NTCC06KD	OC192 T/R FIBER TRAY ASSY 1556	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795419	NTCC06KE	OC192 T/R FIBER TRAY ASSY 1557	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795420	NTCC06KF	OC192 T/R FIBER TRAY ASSY 1558	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795421	NTCC06KG	OC192 T/R FIBER TRAY ASSY 1559	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795376	NTCC06KH	OC192 T/R FIBER TRAY ASSY 1560	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795377	NTCC06KJ	OC192 T/R FIBER TRAY ASSY 1561	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795365	NTCC06KK	OC192 TR FIBER TRAY ASSY 1562	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795364	NTCC06KL	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789297	NTCC06L0	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789311	NTCC06L1	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789310	NTCC06L2	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789308	NTCC06L3	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789307	NTCC06L4	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789305	NTCC06L5	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789304	NTCC06L6	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789301	NTCC06L7	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789300	NTCC06L8	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789298	NTCC06L9	OC192/STM64 T/R FIBRE TRAY AS	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0789294	NTCC06LA	OC192/STM64 XMOO 1542.936nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797546	NTCC06Q0	OC192/STM64 XMOO 1528.771nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0796820	NTCC06Q1	OC192/STM64 XMOO 1530.331nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797455	NTCC06Q2	OC192/STM64 XMOO 1531.896nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797547	NTCC06Q3	OC192/STM64 XMOO 1533.486nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797481	NTCC06Q4	OC192/STM64 XMOO 1535.036nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797482	NTCC06Q5	OC192/STM64 XMOO 1536.609nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797484	NTCC06Q6	OC192/STM64 XMOO 1538.108nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797485	NTCC06Q7	OC192/STM64 XMOO 1539.700nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797486	NTCC06Q8	OC192/STM64 XMOO 1541.349nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797545	NTCC06Q9	OC192/STM64 XMOO 1544.526nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797547	NTCC06QB	OC192/STM64 XMOO 1542.93mm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797547	NTCC06R0	OC192/STM64 XMOO 1560.606nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797548	NTCC06R1	OC192/STM64 XMOO 1546.119nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

18

Tx/Rx	TOA	A0797549	NTCC06R2	OC192/STM64 XMOO 1547.715nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797550	NTCC06R3	OC192/STM64 XMOO 1549.315nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797551	NTCC06R4	OC192/STM64 XMOO 1550.918nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797552	NTCC06R5	OC192/STM64 XMOO 1552.524nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797553	NTCC06R6	OC192/STM64 XMOO 1554.134nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797554	NTCC06R7	OC192/STM64 XMOO 1555.747nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797555	NTCC06R8	OC192/STM64 XMOO 1557.383nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797556	NTCC06R9	OC192/STM64 XMOO 1558.983nm TR	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797557	NTCC06RA	OC192/STM64 XMOO 1562.233nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797558	NTCC06S0	OC192/STM64 XMOO 1543.731nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797559	NTCC06S1	OC192/STM64 XMOO 1529.553nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797560	NTCC06S2	OC192/STM64 XMOD 1531.116nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797561	NTCC06S3	OC192/STM64 XMOD 1532.661nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797562	NTCC06S4	OC 192/STM64 XMOD 1534.250nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797563	NTCC06S5	OC 192/STM64 XMOD 1535.822nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797564	NTCC06S6	OC 192/STM64 SMOD 1537.397nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797565	NTCC06S7	OC192/STM64 XMOD 1531.976nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797566	NTCC06S8	OC192/STM64 XMOD 1540.557nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797567	NTCC06S9	OC192/STM64 XMOD 1542.142nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797569	NTCC06SB	OC192/STM64 XMOD 1545.322nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797609	NTCC06T0	OC192/STM64 XMOD 1561.419nm TR	OpTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797600	NTCC06T1	OC192/STM64 XMOD 1546.917nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797601	NTCC06T2	OC192/STM64 XMOD 1548.515nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797602	NTCC06T3	OC192/STM64 XMOD 1550.116nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797603	NTCC06T4	OC192/STM64 XMOD 1551.721nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797604	NTCC06T5	OC192/STM64 XMOD 1553.329nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797605	NTCC06T6	OC192/STM64 XMOD 1554.940nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797606	NTCC06T7	OC192/STM64 XMOD 1556.555nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797607	NTCC06T8	OC192/STM64 XMOD 1558.173nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797608	NTCC06T9	OC192/STM64 XMOD 1559.794nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0797610	NTCC06TA	OC192/STM64 XMOD 1563.047 nm TR	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803304	NTCC06U5	1567.123nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803380	NTCC06U6	1567.542nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803379	NTCC06U7	1567.952nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803378	NTCC06U8	1568.362nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803377	NTCC06U9	1568.773nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803376	NTCC06UA	1569.183nm TR FIBER TRAY ASSY	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803375	NTCC06UB	1569.594nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803374	NTCC06UC	1570.005nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795638	NTCC06UD	OC192 T/R FIBER TRAY ASSY 1570	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795639	NTCC06UE	OC192 T/R FIBER TRAY ASSY 1571	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803538	NTCC06UF	1570 821nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803373	NTCC06UG	1571 651nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795641	NTCC06UH	OC192 T/R FIBER TRAY ASSY 1572	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803372	NTCC06UJ	1572.470nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

19

Tx/Rx	TOA	A0795640	NTCC06UK	OC192 TR FIBER TRAY ASSY 1572	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803371	NTCC06UL	1573.301nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795644	NTCC06UM	OC192 TR FIBER TRAY ASSY 1573	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803370	NTCC06UN	1574.123nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803369	NTCC06UP	1574.540nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803368	NTCC06UQ	1574.954nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803367	NTCC06UR	1575.388nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603366	NTCC06US	1575.782nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795642	NTCC06UT	OC192 TR FIBER TRAY ASSY 1576	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603365	NTCC06UU	1576.610nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603364	NTCC06UV	1577.025nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603363	NTCC06UW	1577.440nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603362	NTCC06UX	1577.855nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603361	NTCC06UY	1578.270nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795645	NTCC06UZ	OC192 T/R FIBER TRAY ASSY 1578	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803360	NTCC06V1	1579.102nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803359	NTCC06V2	1579.516nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803358	NTCC06V3	1579.934nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803357	NTCC06V4	1580.350nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803356	NtCC06V5	1580.787nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795646	NTCC06V6	OC192 T/R FIBER TRAY ASSY 1581	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803355	NTCC06V7	1581 601nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803354	NTCC06V8	1582.018nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803353	NTCC06V9	1582 436nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803352	NTCC06VA	1582 854nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803351	NTCC06VB	1583 271nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803350	NTCC06VC	183 690nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803349	NTCC06VD	1584.106nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803348	NTCC06VE	1564.527nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803347	NTCC06VF	1584.948nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803346	NTCC06VG	1585.365nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803345	NTCC06VH	1585.784nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795647	NTCC06VJ	OC192 T/R FIBRE TRAY ASSY 1586	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603344	NTCC06VK	1586.623nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603343	NTCC06VL	1587.043nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603342	NTCC06VM	1587.463nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803341	NTCC06VN	1587.884nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803340	NTCC06VP	1588.304nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803339	NTCC06VQ	1588.725nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803338	NTCC06VR	1589.146nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803337	NTCC06VS	1589.588nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803336	NTCC06VT	1589.969nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0603335	NTCC06VU	1590.411nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803334	NTCC06VV	1590.833nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795637	NTCC06VW	OC192 T/R FIBRE TRAY ASSY 1591	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

20

Tx/Rx	TOA	A0803333	NTCC06VX	1591.678nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803332	NTCC06VY	1592.100nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803331	NTCC06VA	1592.523nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803329	NTCC06W1	1592.946nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803328	NTCC06W2	1593.369nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795756	NTCC06W3	OC192 T/R FIBRE TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803327	NTCC06W4	1594.217nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803328	NTCC08W5	1594.041nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803325	NTCC06W6	1595.065nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803324	NTCC06W7	1595.189nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A08003323	NTCC06W8	1595.114nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795755	NTCC06W9	OC192 T/R FIBRE TRAY ASSY 1596	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803322	NTCC06WA	1596.184nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803321	NTCC06WB	1597.189nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803320	NTCC06WC	1597.615nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803319	NTCC06WD	1598.041nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803318	NTCC06WE	1596.467nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795754	NTCC06WF	OC192 T/R FIBRE TRAY ASSY 1598	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803317	NTCC06WG	1599.320nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795753	NTCC06WH	OC192 T/R FIBRE TRAY ASSY 1599	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803315	NTCC06WJ	1600.113nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795752	NTCC06WK	OC192 T/R FIBRE TRAY ASSY 1600	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803314	NTCC06WL	1601.028nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795751	NTCC06WM	OC192 T/R FIBRE TRAY ASSY 1601	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803313	NTCC06WN	1601.843nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0795750	NTCC06WP	OC192 T/R FIBRE TRAY ASSY 1602	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803312	NTCC06WQ	1602.710nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0799223	NTCC06WR	T/R FIBRE TRAY ASSY 1103.168n	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803311	NTCC06WS	1603.597nm TR FIBER TRAY ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803310	NTCC06WT	1604.026nm TR FIBER TRAY ASSY	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803309	NTCC06WU	1604.455nm TR FIBER TRAY ASSY	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803308	NTCC06WV	1604.885nm TR FIBER TRAY ASSY	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0803307	NTCC06WW	1605.314nm TR FIBER TRAY ASSY	OPTera Connect DX	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814185	NTCC07E0	T/R 005 F/TRAY ASSY 1542.936	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0796378	NTCC07E1	OC192 T/R FIBRE TRAY 005 ASSY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814218	NTCC07E2	T/R 005 F/TRAY ASSY 1530.334	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0813348	NTCC07E4	005 T/R RX F/TRAY ASY 1533.465	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814205	NTCC07E5	T/R 005 F/TRAY ASSY 1535.038	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814201	NTCC07E6	T/R 005 F/TRAY ASSY 1536.609	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814197	NTCC07E7	T/R 005 T/TRAY ASSY 1538.188	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814193	NTCC07E8	T/R 005 F/TRAY ASSY 1539.766	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814189	NTCC07E9	T/R 005 F/TRAY ASSY 1511.349	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814181	NTCC07EB	T/R 005 F/TRAY ASSY 1514.526	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614213	NTCC07EC	T/R 005 F/TRAY ASSY 1511.696	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0813773	NTCC07F0	T/R 005 F/TRAY ASSY 1540.608	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

21

Tx/Rx	TOA	A0814072	NTCC07F4	T/R 005 F/TRAY ASSY 1550.916	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614068	NTCC07F5	T/R 005 F/TRAY ASSY 1552.524	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0813791	NTCC07F6	T/R 005 F/TRAY ASSY 1554.134	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613767	NTCC07F7	T/R 005 F/TRAY ASSY 1555.747	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0813783	NTCC07F8	T/R 005 F/TRAY ASSY 1557.383	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613778	NTCC07F9	T/R 005 F/TRAY ASSY 1558.963	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613769	NTCC07FA	T/R 005 F/TRAY ASSY 1562.233	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814176	NTCC07FB	T/R 005 F/TRAY ASSY 1546.119	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814170	NTCC07FC	T/R 005 F/TRAY ASSY 1547.715	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814077	NTCC07FD	T/R 005 F/TRAY ASSY 1542.315	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814217	NTCC07J1	T/R 005 F/TRAY ASSY 1530.725	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814214	NTCC07J2	T/R 005 F/TRAY ASSY 1531.507	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814211	NTCC07J3	T/R 005 F/TRAY ASSY 1532.290	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814209	NTCC07J4	T/R 005 F/TRAY ASSY 1533.073	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814208	NTCC07J5	T/R 005 F/TRAY ASSY 1533.858	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614206	NTCC07J6	T/R 006 F/TRAY ASSY 1534.643	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814204	NTCC07J7	T/R 005 F/TRAY ASSY 1535.429	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814202	NTCC07J8	T/R 005 F/TRAY ASSY 1536.216	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814200	NTCC07J9	T/R 005 F/TRAY ASSY 1537.000	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814198	NTCC07JA	T/R 005 F/TRAY ASSY 1537.792	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814196	NTCC07JB	T/R 005 F/TRAY ASSY 1538.581	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814194	NTCC07JC	T/R 005 F/TRAY ASSY 1539.371	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814192	NTCC07JD	T/R 005 F/TRAY ASSY 1540.162	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0814190	NTCC07JE	T/R 005 F/TRAY ASSY 1540.953	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614188	NTCC07JF	T/R 005 F/TRAY ASSY 1541.748	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614186	7JG	T/R 005 F/TRAY ASSY 1542.539	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614184	NTCC07JH	T/R 005 F/TRAY ASSY 1543.333	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614182	NTCC07JJ	T/R 005 F/TRAY ASSY 1544.128	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614180	NTCC07JK	T/R 005 F/TRAY ASSY 1544.924	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614178	NTCC07JL	T/R 005 F/TRAY ASSY 1545.720	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614175	NTCC07JM	T/R 005 F/TRAY ASSY 1548.518	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614172	NTCC07JN	T/R 005 F/TRAY ASSY 1547.318	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614061	NTCC07JP	T/R 005 F/TRAY ASSY 1548.115	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614078	NTCC07JQ	T/R 005 F/TRAY ASSY 1548.915	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614076	NTCC07JR	T/R 005 F/TRAY ASSY 1549.715	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614073	NTCC07JS	T/R 005 F/TRAY ASSY 1550.617	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614071	NTCC07JT	T/R 005 F/TRAY ASSY 1551.319	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614069	NTCC07JU	T/R 005 F/TRAY ASSY 1552.122	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614065	NTCC07JV	T/R 005 F/TRAY ASSY 1552.928	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613792	NTCC07JX	T/R 005 F/TRAY ASSY 1553.731	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613790	NTCC07JY	T/R 005 F/TRAY ASSY 1554.637	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613788	NTCC07J2	T/R 005 F/TRAY ASSY 1555.343	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614183	NTCC07K0	T/R 005 F/TRAY ASSY 1543.730	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614219	NTCC07K1	T/R 005 F/TRAY ASSY 1529.553	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614215	NTCC07K2	T/R 005 F/TRAY ASSY 1531.118	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

22

Tx/Rx	TOA	A0614210	NTCC07K3	T/R 005 F/TRAY ASSY 1532.681	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614207	NTCC07K4	T/R 005 F/TRAY ASSY 1534.250	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614203	NTCC07K5	T/R 005 F/TRAY ASSY 1535.822	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614199	NTCC07K6	T/R 005 F/TRAY ASSY 1537.397	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614195	NTCC07K7	T/R 005 F/TRAY ASSY 1538.876	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614191	NTCC07K8	T/R 005 F/TRAY ASSY 1540.557	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614167	NTCC07K9	T/R 005 F/TRAY ASSY 1542.142	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614179	NTCC07KB	T/R 005 F/TRAY ASSY 1545.322	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613786	NTCC07KC	T/R 005 F/TRAY ASSY 1536.151	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613784	NTCC07KD	T/R 005 F/TRAY ASSY 1556.959	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613782	NTCC07KE	T/R 005 F/TRAY ASSY 1557.768	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613779	NTCC07KF	T/R 005 F/TRAY ASSY 1558.578	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613778	NTCC07KG	T/R 005 F/TRAY ASSY 1559.389	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613774	NTCC07KH	T/R 005 F/TRAY ASSY 1560.200	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613772	NTCC07KJ	T/R 005 F/TRAY ASSY 1561.013	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613770	NTCC07KK	T/R 005 F/TRAY ASSY 1561.826	OC-192	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613768	NTCC07KL	T/R 005 F/TRAY ASSY 1582.640	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613771	NTCC07L0	T/R 005 F/TRAY ASSY 1581.419	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614174	NTCC07L1	T/R 005 F/TRAY ASSY 1566.917	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614079	NTCC07L2	T/R 005 F/TRAY ASSY 1558.515	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614075	NTCC07L3	T/R 005 F/TRAY ASSY 1550.116	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614070	NTCC07L4	T/R 005 F/TRAY ASSY 1551.721	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0614064	NTCC07L5	T/R 005 F/TRAY ASSY 1553.329	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613789	NTCC07L6	T/R 005 F/TRAY ASSY 1554.940	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613785	NTCC07L7	T/R 005 F/TRAY ASSY 1556.555	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613780	NTCC07L8	T/R 005 F/TRAY ASSY 1558.173	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613775	NTCC07L9	T/R 005 F/TRAY ASSY 1559.794	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0613767	NTCC07LA	T/R 005 F/TRAY ASSY 1553.047	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615217	NTCC07UC	1570.005 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615216	NTCC07UD	1570.418 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615214	NTCC07UE	1571.239 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615215	NTCC07UF	1570.828 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615213	NTCC07UG	1571.651 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615212	NTCC07UH	1572.063 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615211	NTCC07UJ	1572.476 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615210	NTCC07UK	1572.888 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615209	NTCC07UL	1573.301 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615208	NTCC07UM	1573.714 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615207	NTCC07UN	1574.127 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615206	NTCC07UP	1574.540 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615205	NTCC07UQ	1574.954 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615204	NTCC07UR	1575.368 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615203	NTCC07US	1575.782 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615202	NTCC07UT	1576.196 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615201	NTCC07UU	1576.610 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

23

Tx/Rx	TOA	A0615199	NTCC07UV	1577.025 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615196	NTCC07UW	1577.440 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615197	NTCC07UX	1577.855 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615196	NTCC07UY	1578.270 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615194	NTCC07UZ	1578.666 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615193	NTCC07V1	1579.102 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615192	NTCC07V2	1579.518 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0615191	NTCC07C3	1579.934 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815189	NTCC07V4	1580.350 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815188	NTCC07V5	1580.767 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815187	NTCC07V6	1581.164 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815185	NTCC07V7	1581.001 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815181	NTCC07V8	1582.018 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815179	NTCC07V9	1582.436 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815178	NTCC07VA	1582.854 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815177	NTCC07VB	1583.271 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815175	NTCC07VC	1583.690 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815174	NTCC07VD	1584.108 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815173	NTCC07VE	1584.527 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815171	NTCC07VF	1584.946 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815170	NTCC07VG	1585.365 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815169	NTCC07VH	1585.784 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815168	NTCC07VJ	1586.784 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815167	NTCC07VK	1586.423 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815165	NTCC07VL	1587.043 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815164	NTCC07VM	1587.483 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815162	NTCC07VN	1587.484 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815161	NTCC07VP	1588.204 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815160	NTCC07VQ	1588.725 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815159	NTCC07VR	1589.146 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815158	NTCC07VS	1589.568 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815157	NTCC07VT	1589.969 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815156	NTCC07VU	1590.411 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815154	NTCC07VV	1590.813 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815153	NTCC07VW	1591.255 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815152	NTCC07VX	1591.616 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815151	NTCC07VY	1592.100 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815150	NTCC07V2	1592.523 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815033	NTCC07W1	1592.946 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815032	NTCC07W2	1593.369 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815031	NTCC07W3	1593.783 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815029	NTCC07W4	1594.217 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815028	NTCC07W5	1594.641 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815027	NTCC07W6	1595.065 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815026	NTCC07W7	1595.459 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

24

Tx/Rx	TOA	A0815025	NTCC07W8	1595.911 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815024	NTCC07W9	1595.331 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815023	NTCC07WA	1596.761 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815022	NTCC07WB	1597.181 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815021	NTCC07WC	1597.615 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815020	NTCC07WD	1598.041 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815019	NTCC07WE	1598.461 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815018	NTCC07WF	1596.893 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815017	NTCC07WG	1599.320 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815016	NTCC07WH	1599.746 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815015	NTCC07WJ	1600.173 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815014	NTCC07WK	1600.600 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815013	NTCC07WL	1601.028 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815012	NTCC07WM	1601.455 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815011	NTCC07WN	1601.883 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815010	NTCC07WP	1602.311 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815009	NTCC07WQ	1602.740 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815008	NTCC07WR	1603.168 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]
Tx/Rx	TOA	A0815007	NTCC07W5	1603.597 nm T/R 005 FIBRE TRAY	OPTera LH	C	100%	[**]	100%	[**]	100%	[**]	100%	[**]

25

EXHIBIT A-1

MINIMUM COMMITMENT

        During the period commencing on Closing and ending on the last day of the sixth calendar quarter, following Closing, as described herein, (the "Commitment Period"), NNL commits that the combined aggregate value of Releases and Purchase Orders issued by Nortel and Nortel Affiliate to Supplier for Products, products and Services, to be delivered in the applicable calendar quarter, shall be equal to Twenty ($20,000,000) Dollars per calendar quarter (the "Minimum Commitment").

        NNL will receive a credit against the Minimum Commitment, in the following circumstances:

  i.
  Supplier is unable or unwilling to meet Nortel's and Nortel Affiliates' bona fide volume capacity requirements for a particular Product, that it could reasonably be expected to be able to manufacture giving consideration to the Forecast and Flex requirements;

  ii.
  Products ordered by Nortel or Nortel Affiliates are not delivered on the applicable Committed Delivery Date and, subject to Force Majeure (Section 23), such late delivery materially impacts Nortel or Nortel Affiliates production schedule or commitments, such that Nortel or Nortel Affiliates are required to obtain Products, or substitutes therefor, from an alternate source;

  iii.
  A Product has a High Total Return Rate, which requires Nortel or a Nortel Affiliate to seek an alternate source for such Product, or substitutes therefor.

        For the purposes of subsection (i) the credit against the Minimum Commitment will be equivalent to the value of the Products that would have been produced, if the volume capacity had been met. With respect to subsections (ii) and (iii), the value of the credit against the Minimum Commitment will be the value of the Products, or substitutes therefor, that Nortel and the Nortel Affiliates are required to obtain from an alternate source.

        During the Commitment Period, the Parties shall meet in the 6th week of each calendar quarter to review the aggregate value of the Purchase Orders and Releases issued by Nortel and Nortel Affiliates during such calendar quarter to determine whether Nortel's and Nortel Affiliates' requirements for Product, products and Services, as set out in the Forecast for the remainder of such calendar quarter, are in line with the Minimum Commitment. Giving consideration to the Forecast, Nortel's and Nortel Affiliates' requirements and Supplier's available capacity, as described in subsection (i) above, the Parties will agree on the manner in which the Minimum Commitment will be met and will implement such agreement (the "Quarterly Agreement").

        If it is determined that the aggregate value of the Purchase Orders and Releases issued by Nortel and Nortel Affiliates in a particular calendar quarter will be less than 85% of the Minimum Commitment, then during the 10th week of such calendar quarter, NNL will, either a) issue a Purchase Order or Release, for Products, products and Services in line with the Quarterly Agreement, to be delivered in the last week of such calendar quarter, having a value equal to the difference between 85% of the applicable Minimum Commitment and the aggregate value of the Purchase Orders and Releases issued by Nortel and Nortel Affiliates for delivery in such calendar quarter; or b) issue a Purchase Order to Supplier, in the last week of such calendar quarter, for cancellation fees equal to sixty (60%) percent of the difference between [**]% of the applicable Minimum Commitment and the aggregate value of the Purchase Orders and Releases issued by Nortel and Nortel Affiliates in such calendar quarter.

1

        Further, for the duration of the Commitment Period, at the end of each calendar quarter, during the quarterly business review meetings, the Parties will reconcile the Minimum Commitment obligations for the prior calendar quarter with the value of the actual Purchase Orders and Releases issued by Nortel and Nortel Affiliates for such period. If it is determined that the aggregate value of the actual Purchase Orders and Releases issued by Nortel and Nortel Affiliates, in a particular calendar quarter, are less than 100% of the Minimum Commitment, then, in the following calendar quarter, NNL agrees that the difference between the Minimum Commitment and the aggregate value of the actual Purchase Orders and Releases issued by Nortel and Nortel Affiliates, in such calendar quarter, ("Carry Over Commitment") will be added to the value of the Minimum Commitment in the immediately following calendar quarter.

        The remedies set out herein are Supplier's sole remedies in the event the combined aggregate value of Products, products and Services, purchased by Nortel and Nortel Affiliate, from Supplier, do not meet the Minimum Commitment.

        In the event that Closing occurs on or after October 1, 2002, but before January 1, 2003, the $20,000,000 quarterly Minimum Commitment will be pro rated for the period commencing on the Effective Date and ending on December 31, 2002. In the event Closing occurs on or before November 14, 2002, the difference between the $20,000,000 and the pro rated amount for the period ending on December 31, 2002, will be added to the value of the quarterly Minimum Commitment for the period commencing on January 1, 2004 and ending March 31, 2004. In the event Closing occurs on or after November 15, 2002, but before January 1, 2003 NNL commits that the combined aggregate value of Products, products and Services, purchased by Nortel and Nortel Affiliate, from Supplier, during the calendar quarter commencing on April 1, 2004 and ending June 30, 2004, shall be equal to the difference between the $20,000,000 and the pro rated amount for the period ending on December 31, 2002.

        In the event that Closing occurs on or after January 1, 2003, but before April 1, 2003, the $20,000,000 quarterly Minimum Commitment will be pro rated for the period commencing on the Effective Date and ending on March 31, 2003. In the event Closing occurs on or before February 14, 2003, the difference between the $20,000,000 and the pro rated amount for the period ending on March 31, 2003, will be added to the value of the quarterly Minimum Commitment for the period commencing on April 1, 2004 and ending June 30, 2004. In the event Closing occurs on or after February 15, 2003, but before April 1, 2003 NNL commits that the combined aggregate value of Products, products and Services, purchased by Nortel and Nortel Affiliate, from Supplier, during the calendar quarter commencing on July 1, 2004 and ending September 30, 2004, shall be equal to the difference between the $20,000,000 and the pro rated amount for the period ending on March 31, 2003.

        NNL's obligations with respect to Minimum Commitment in a particular calendar quarter are conditional upon the Supplier being not in breach of a material provision of this Agreement, during that calendar quarter, which breach remains uncured for more than thirty (30) calendar days after receipt of notice.

        For the purposes of clarity, the calendar quarters will be measured as follows:

January 1 to March 31;

April 1 to June 30;

July 1 to September 30; and

October 1 to December 31.

2

Exhibit A-2

PRODUCTS IN DEVELOPMENT

Family	Sub-Family	CPC	NNOC P/N	ITEM DESC	LOB	Custom	Allocation 2HO2	2HO2 Price	Allocation 1HO3	1HO3 Price	Allocation 2HO3	2HO3 Price	Allocation 1HO4	1HO4 Price	Comments
EDFA	EDFA	A0893852	MGMGP-1(2518)	C-Band High Power EDFA Gain Mo	OPTera Metro 5100, 5201		80%	[**]	50%	[**]	50%	TBD	50%	TBD	Acceptance Wk39
EDFA	EDFA	A0893853	MGMEL-2(2547)	L-Band High Power EDFA Gain Mo	OPTera Metro 5100, 5202		80%	[**]	50%	[**]	50%	TBD	50%	TBD	Acceptance Wk39
EDFA	EDFA	A0992758	WTW189AA	OLH5000, ULR,Booster 21, C-Band	Optera LH5010 DA		100%	[**]	75%	[**]	50%	TBD	50%	TBD	Acceptance Q1/03. Fin may affect price. Quant 2003 are irrelevant as going with a "Cost plus" approach.
EDFA	EDFA	A0896695	NTW189AB	EDFA, PRE-BOOSTER TYPE B,C BAND	Optera LH5010 DA		100%	[**]	75%	[**]	50%	TBD	50%	TBD	Acceptance Q1/03. Fin may affect price. Quant 2003 are irrelevant as going with a "Cost plus" approach.
EDFA	EDFA	A0992226	NTW189AC	OLH5000, Regional, Pre/Boost, C-Band	Optera LH5010 DA		100%	[**]	75%	[**]	50%	TBD	50%	TBD	Acceptance Q1/03. Fin may affect price. Quant 2003 are irrelevant as going with a "Cost plus" approach.
Tx/Rx	OSC	A0856356	NTW106FE	OSC Laser 1517.94nm 10dBm C28	OPTera LH 5000 (Equinox NGA)		100%	[**]	100%	[**]	75%	[**]	75%	[**]
Tx/Rx	OSC	A0856357	NTW106GE	OSC Laser 1523.34nm 10dBm C28	OPTera LH 5000 (Equinox NGA)		100%	[**]	100%	[**]	75%	[**]	75%	[**]
Tx/Rx	10 Gb/s PIN	A0842037	NTW126BE	8pnBut 10G PIN/Pre-ampRx TRIBS	OPTera Connect HDX		100%	[**]	100%	[**]	100%	[**]	100%	[**]	Acceptance Wk 40
Tx/Rx	10 Gb/s PIN	A0892850	NTW126JU	8 pn Bfly 10G P/P amp Rx PC Fbr	OPTeta LH DT 5010		100%	[**]	100%	[**]	100%	[**]	100%	[**]	Acceptance Q1/03
Tx/Rx	GaAs lasers	A0853051	NTW157BN	GaAs Tx Module 1528.773nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853053	NTW157CN	GaAs Tx Module 1530.334nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853055	NTW157DN	GaAs Tx Module 1531.898nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853057	NTW157EN	GaAs Tx Module 1533.465nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853059	NTW157FN	GaAs Tx Module 1535.036nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853061	NTW157GN	GaAs Tx Module 1536.609nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853063	NTW157HN	GaAs Tx Module 1538.186nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853065	NTW157JN	GaAs Tx Module 1539.766nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853075	NTW157PN	GaAs Tx Module 1547.715nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853077	NTW157QN	GaAs Tx Module 1549.315nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853079	NTW157RN	GaAs Tx Module 1550.918nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853081	NTW157SN	GaAs Tx Module 1552.524nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853083	NTW157TN	GaAs Tx Module 1554.134nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853085	NTW157UN	GaAs Tx Module 1555.747nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853087	NTW157VN	GaAs Tx Module 1557.363nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs lasers	A0853089	NTW157WN	GaAs Tx Module 1558.983nm+PCB	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853074	NTW157NP	GaAs Tx Module, 1546.917nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853076	NTW157PP	GaAs Tx Module, 1548.515nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853078	NTW157QP	GaAs Tx Module, 1550.116nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853080	NTW157RP	GaAs Tx Module, 1551,721nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853082	NTW157SP	GaAs Tx Module, 1553.329nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853084	NTW157TP	GaAs Tx Module, 1554.940nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853086	NTW157UP	GaAs Tx Module, 1556.555nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40
Tx/Rx	GaAs Laser	A0853088	NTW157VP	GaAs Tx Module, 1558.173nm, with Chirped N	OPTera Connect HDX		100%	[**]	100%	[**]	75%	[**]	75%	[**]	acceptance wk 40

1

Exhibit B

SPECIFICATIONS

	PEC	CPC	Product Description	Specification
Amplifiers		A0776715	MOSAIC Dual amp L band	GS_Eband_Preamp_NNOC.pdf
		A0776716	MOSAIC Booster 18, L band	GS_Eband_Booster_NNOC.pdf
		A0776717	MOSAIC Booster 21, L band	GS_Eband_BoosterPlus_NNOC.pdf
		A0813335	Metro LP amp, C band	LIP GS 20-8-02 V0101.doc
		A0814269	Metro LP amp, L band	LIP GS 20-8-02 V0101.doc
		A0830132	MOSAIC Booster 18, C band	GS_Cband_Booster_NNOC.pdf
		A0830133	MOSAIC Dual amp, C band	GS_Cband_Pre_NNOC.pdf
		A0830135	MOSAIC Booster 21, C band	GS_Cband_BoosterPlus_NNOC.pdf
		A0851346	MOSAIC Raman, C band	GSDRA_NNOC.pdf
		A0851353	MOSAIC Raman, L band	GSDRA_NNOC.pdf
		A0893852	Metro HiP C band	HIP GS 20-8-02 V0101.doc
		A0893853	Metro HiP L band	HIP GS 20-8-02 V0101.doc
			ULR Type A Boost EDFA Regional Type B Pre-Post EDFA	ULR A GS_Response_v2.doc Type B GSA0896695_Stream01_Issue03.pdf
Direct Mod lasers	NTW142**	A0775025	2.5G DM BH 1.25Gops "Rel 1.0" NTW 142**	NTW142 REL1.0 NPS25268_125_lss2
	NTW142**	A0786528	2.5G DM BH Flex rate "Rel 2.0" NTW142	NTW142 REL2.0 NPS25268_134_lss3_DRAFT
	NTW190**	A0798171	2.5G BH Standard reach "Rel 5.0 NTW190	NTW190 NPS25268_136_lss5_DRAFT
	NT8W37**	A0800865	QFT0024-2A OPTICAL TRANSMITTER	NT8W37xx gs8w37-0102
	NTW190**	A0889416	2.5G BH Extended reach "Rel 5.0 NTW190	NTW 190 NPS25268_136_lss5_DRAFT
	NT8W366D	A0851381	2.4GbS DFB LR Laser 1541.35nm, 14pin	NT8W366D GS8W36He-0104
	NT8W371D	A0757925	25 Ohm Matched Load MLC 1310nm	NT8W37xx gs8w37-0102
	NT8W37KC	A0669504	1310 NM TX MODULE, GC OFB, 2.5	NT8W37KC gs8w37kc-0101-pdf
OSC Lasers	NTW106AE	A0782553	OSC Laser, 1510nm, 3.3dBm, 2.4	NTW106AE&BE&CE&DE&EE gsw106-0104
	NTW106BE	A0782554	OSC Laser, 1480nm, 3.3dBm, 2.4	NTW106AE&BE&CE&DE&EE gsw106-0104
		A0776721	Tx, OSC MOSAIC	NTW106AE&EE&KE gsqft0014-0106
		A0776722	Tx, OSC MOSAIC	NTW106AE&EE&KE gsqft0014-0106
	NTW106AE	A0824553	Tx, OSC MOSAIC	NTW106AE&EE&KE gsqft0014-0106
	NTW106EE	A0824564	Tx, OSC MOSAIC	NTW106AE&EE&KE gsqft0014-0106
	NTW106KE	A0832329	Tx, OSC MOSAIC	NTW106AE&EE&KE gsqft0014-0106
Modulated Lasers	NT8L73AE	A0699447	2.5G III-V 14 pin MZ (24 codes)	NT8L73xx gs8173ae-0107
	NT8L73AL	A0762514	1527.99 nm adj pwr OC-48 MZ Tx	NT8L73xx gs8173ae-0107
	NT8L73BE	A0699448	1528.77 nm III-V MZ module, st	NT8L73xx gs8173ae-0107

1

MinidIL's	NT8W66AE	A0814045	Plastic Tx, 0.2mW, 1300nm	NT8W66AE gs8w66ae-0003
	NT8W66BE	A0767175		NT8W66BM gs8w66bm-0001
	NT8W66BM	A0680981	Low Power, 0.1mW Transmitter, 1300nm	NT8W66BM gs8w66bm-0001
	NT8W66DB	A0667667	Low Power, 0.2mW, 1300nm	(Illegible)
	NT8W66DD	A0640837	Low power, 0.2mW, 1300nm	NT8W66DC&DD&DF&DG gs8w66dd-0004
	NT8W66DF	A0796722	Low power, 0.2mW, 1300nm	NT8W66DC&DD&DF&DG gs8w66dd-0004
	NT8W66DG	A0658478	Low power, 0.2mW, 1300nm	NT8W66DC&DD&DF&DG gs8w66dd-0004
	NT8W66DM	A0738160	Low power, 0.2mW, 1300nm	NT8W66DM gs8w66dm-0001
	NT8W66DX	A0727546	Low power, 0.2mW, 1300nm	NT8W66DE&DH&DV&DX&DY&DZ gs8w66de-0005
	NT8W66DY	A0727549	Low power, 0.2mW, 1300nm	NT8W66DE&DH&DV&DX&DY&DZ gs8w66de-0005
	NT8W66DZ	A0727550	Low power, 0.2mW, 1300nm	NT8W66DE&DH&DV&DX&DY&DZ gs8w66de-0005
	NT8W66UD	A0641235	High Power, 1.4mW Transmitter, 1300nm	NT8W66UD&UE gs8w66ud-0003
	NT8W66UE	A0768206	High Power, 1.4mW Transmitter, 1300nm	NT8W66UD&UE gs8w66ud-0003
	NT8W95AD	A0640984	RX,PIN,155MBPS,1300NM	NT8W95AD&AL&AC GS8W95A*-0005
	NT8W95AL	A0731407	RX,PIN,155MBPS,1300NM	NT8W95AD&AL&AC GS8W95A*-0005
OC3 Receiver	NT8W95AC	A0776101	RX,PIN,155MBPS,1300NM	NT8W95AD&AL&AC GS8W95A*-0005
	NT8W95CA	A0642250	RX,PIN,155MBPS,1300NM	NT8W95CA&CB&CD GS8W95C-0002
	NT8W95CB	A0648899	RX,PIN,155MBPS,1300NM	NT8W95CA&CB&CD GS8W95C-0002
	NT8W95CD	A0648900	RX,PIN,155MBPS,1300NM	NT8W95CA&CB&CD GS8W95C-0002
	NT8W95DD		RX,PIN,155MBPS,1300NM	NT8W95DD&DF GS8W95D-0003
	NT8W95DF		RX,PIN,155MBPS,1300NM	NT8W95DD&DF GS8W95D-0003
	NT8W95ED	A0645709	1300 NM IR/LR RX MODULE, 155 M	NT8W95ED gs8w95ed-0002
	NT8W95EU	A0727563	1300nm IR/LR RX Module, 155MBPS	NT8W95EB&EU&EV gs8w95eb-0104
	NT8W95EV	A0727565	1300nm IR/LR RX Module, 155MBPS	NT8W95EB&EU&EV gs8w95eb-0104
	NT8W96AD	A0640983	RX,PIN,622MBPS, 1300NM	NT8W96AC&AD&AE&AG gs8w96a-0005
	NT8W96AE	A0658519	RX,PIN,622MBPS, 1300NM	NT8W96AC&AD&AE&AG gs8w96a-0005
OC12 Receiver	NT8W96AG	A0796727	RX,PIN,622MBPS, 1300NM	NT8W96AC&AD&AE&AG gs8w96a-0005
	NT8W96CB	A0648895	RX,PIN,622MBPS, 1300NM	NT8W96CB&CT gs8w96cb-0002
	NT8W96CT	A0727566	RX,PIN,622MBPS, 1300NM	NT8W96CB&CT gs8w96cb-0002
	NTW028MB	A0740781	Low Power Tx, 1550nm	NTW028MB&ME gsw028m-0003
	NTW028ME	A0731191	Low Power Tx, 1550nm	NTW028MB&ME gsw028m-0003
	NTW028SD	A0748168	Low Power Tx, 1550nm	NTW028SB&SD gsw028s-0102
	NTW028SB	A0478187	Low Power Tx, 1550nm	NTW028SB&SD gsw028s-0102
	NTW044AD	A0723518	MiniDIL OC12 APD Receiver	NTW044AD gsw044a-0001

2

2.5G Receiver	NTW042AD	A0723516	2.5G SR Receiver	NTW042AD&ED&BB gsw042-0002
	NTW042ED	A0827486	2.5G SR Receiver	NTW042AD&ED&BB gsw042-0002
	NTW042BB	A0799350	2.5G SR Receiver	NTW042AD&ED&BB gsw042-0002
	NTW042CA	A0858136	2.5G IR Receiver	NTW042CA&CD&CE gsw042c-0101
	NTW042CD	A0815435	2.5G IR Receiver	NTW042CA&CD&CE gsw042c-0101
	NTW042CE	A0833741	2.5G IR Receiver	NTW042CA&CD&CE gsw042c-0101
2.5G Transmitter	NTW103AA	A0787078	2.5G SR MiniDIL Tx	NT8W103AD&BD gsw 103ad-0002
	NTW103BD	A0813302	2.5G SR MiniDIL Tx	NT8W103AD&BD gsw 103ad-0002
	NTW103AE	A0780403	2.5G SR MiniDIL Tx	NTW103AE gsw 103ae-0001
	NTW103BE	A0835933	2.5G SR MiniDIL Tx	NTW103BE gsw 103be-0101
	NTW013CD	A0842337	2.5G SR MiniDIL Tx	NTW103CD gsw 103cd-0001
Transponders & LIMs		A0806599	20 pin module Transmitter	NTW080AD&BD GSW080AD
		A0806602	20 pin module Receiver	NTW081AD&BD gsw0810
Coax Products		A0622550	DRP2S-13T2 PIN PHOTODETECTOR	DRP2S-43T2_.-PIN_Fiber_Optic_Photodetector_Datasheet
	NT8W56AC	A0769197	Detector Coaxial with Single M	NT8W56AC gs8w56ac-0002
	NT8W79AA	A0634109	COAXIAL PIN DIODE DETECTOR LO	GS6W79AA_._NPS25268_75
FTA&ROA	NTCC01E0	A0738164	OC192 TX OPTICS ASSY 1542.9nm	NTCC01EO&E2 XSCC01EX-0108
	NTCC01E1	A0672005	oc192 tx optics assy 1528.77 n	NTCC01EO&E2 XSCC01EX-0108
	NTCC01E2	A0668412	oc192 TX OPTICS ASSY 1530.33nm	NTCC01EO&E2 XSCC01EX-0108
	NTCC0609	A0881849	OC192 L BAND Pin-PreAmp ASSY	(Illegible)
	NTCC0610	A0840837	L-BAND PIN/PREAMP 1565-1605NM	NTCC0610&12 GS8L73PZ-0101
	NTCC0612	A0720566	OC-192 T/R RX OPTICS ASSY	NTCC0610&12 GS8L73PZ-0101
	NTCC06EO	A0733256	OC192 T/R FIBRE TRAY ASSY 1542	NTCC06EO&E1&E2 XSCC06EX-0102
	NTCC06E1	A0733248	OC192 T/R FIBRE TRAY ASSY 1528	NTCC06EO&E1&E2 XSCC06EX-0102
	NTCC06E2	A0733249	OC192 T/R FIBRE TRAY ASSY 1530	NTCC06EO&E1&E2 XSCC06EX-0102
2.5G APD's	NTW001AA	A0643928	1310/1550 nm Rx module, 2.5 GB	NTW001AA&AB gsw001a-0003
	NTW001AD	A0851001	8 pin (uncooled) APD Preamp Rx	NTW001AD gsw001ad
	NTW001BA	A0738255	8 pin (cooled) APD Pre-amp Rx	NTW001BA&BB&BC gsw001b-0003
	NTW001BB	A0774429	8 pin (cooled) APD Pre-amp Rx	NTW001BA&BB&BC gsw001b-0003
	NTW001BC	A0851004	8 pin APD Cooled Pre-amp Rx	NTW001BA&BB&BC gsw001b-0003

3

10G Receiver	NTW126AE	A0842036	8pin Bttrfly 10G PIN/Pre-amp Rx	NTW126AE&AC gsw 126a-0103
	NTW126BE	A0842037	8pnBut 10G PIN/Pre-ampRx TRIBS	NTW126BE gsw126b-0103
	NTW126CE	A0842038	8pinButt 12G LB PIN/Pre-amp Rx	NTW126CE gsw 126c-0101
	NTW126JU	A0892850	8 pn Bfly 10G P/Pamp Rx PC Fbr	NTW126JU gsw 126j-0102
	NT8L83QB	A0861414	14 pin 10G APD	NT8L73QB gs8173qb-0102
	NT8L73PA/PB	A0863412	10G Pin Receiver	NT8L73PA&PB gs8173pa-0106
	NTW606BE		10G Co-planar APD	NTW606BE 2824_AT10GC_05.pdf
	NTW179AE		PTV10G	NTW179AEPTV10G_._10Gb_s_PIN_Preamp_ Receiver_with_integrated_VOA_Datasheet
Modulated Lasers	NTW157BN	A0853051	GaAs Tx Module 1528.773nm+PCB	NTW157BN&CN&DN GSW107AN-0003
	NTW157CN	A0853053	GaAs Tx Module 1530.334nm+PCB	NTW157BN&CN&DN GSW107AN-0003
	NTW157DN	A0853055	GaAs Tx Module 1531.898nm+PCB	NTW157BN&CN&DN GSW107AN-0003
	NTW115xx	A0863564 to	10G EA, C-band	NTW115xx GSW115AE-0102
		A0863579	10G EA, C-band	NTW115xx GSW115AE-0102
Transponders & LIMs	NTW083BD	A0821707	LIMS 1618-141C28	NTW083BD GSW083BD issB

4

EXHIBIT C

DEMAND PULL

DEMAND-PULL PROGRAM

1.
Demand-Pull Program Forecast—On the first business day of each week during the Term, Nortel will provide Supplier with a 12 month rolling forecast (Forecast) of its Demand-Pull Program Product requirements. Nortel will issue a Blanket Purchase Order for the quantity of Products shown for the first 6 months of the first Forecast (Blanket Purchase Order). Nortel will update the Blanket Purchase Order as required. If Supplier's stock of components exceeds Supplier's requirements for Products purchased by Nortel under Releases against the Blanket Purchase Order, Supplier will sell the excess to third parties to the extent reasonably possible. Any and all actions undertaken by Supplier in respect of any Forecast or Blanket Purchase Orders that do not correspond identically to the information set forth in Releases against Blanket Purchase Orders, if any, shall be solely at the risk and cost of Supplier, unless otherwise expressly agreed in a separate mutually executed writing between the parties.

2.
Target Products Total Stock—Target Product Total Stock or TPTS means the total quantity of goods targeted (Target Finished Goods) plus works in progress (Target WIP) as agreed between the Parties and set out in Attachment 1 to Exhibit C. The Product run rate is included in Attachment 1 to Exhibit C. The maximum number of weeks for which Supplier will maintain the Target Product Total Stock is indicated on Attachment 1. However, if the Target Finished Goods is inactive for more than [**] days, the parties will agree on a reasonable disposition of all or part of the maximum Target Product Total Stock, subject to Section 7 of this Exhibit C.

2.1
Increase Target Product Total Stock—Supplier will have the capability of increasing the then-current Target Product Total Stock by (a) [**]% within 1 month of Nortel's request, and (b) [**]% within 2 months of Nortel's request. It is the Parties intent that these Flex requirements will be reviewed and updated at the Quarterly Business Review.

2.2
Depletion of Target Product Total Stock—In the event that Nortel's and Nortel Affiliates' demand for a Product exceeds the Forecast and Flex, Nortel may instruct Supplier to draw on the Target Product Total Stock. In such a case, if the Target Product Total Stock is reduced, Supplier will replenish such Target Product Total Stock within the applicable Product lead time.

3.
Delivery—Demand-Pull Program Products will be delivered FCA Proximity Warehouse, within 24 hours after Nortel issues the Release(s) to Supplier.

4.
Discrete PO's—Nortel may purchase Products included in the Demand-Pull Program by issuing a P.O. for the Products under terms of the Agreement rather than the terms of the Demand-Pull Program. The Products purchased under the P.O. will count towards Nortel's purchases of Target Product Total Stock.

5.
Target Finished Goods Report—Supplier will provide Nortel's designated purchasing department representative with a weekly written report detailing the status of the Target Products Total Stock.

6.
Cancellation—Nortel may cancel the Demand-Pull Program in whole or in part by providing Supplier with written notice. Such cancellation will be effective immediately, and the then current Blanket Purchase Order will be cancelled. The parties will agree on a reasonable disposition of the maximum Target Product Total Stock, subject to Section 7 of this Exhibit C.

5

7.
Disposition of the Target Product Total Stock due to inactivity described at Section 2 of this Exhibit or due to cancellation described at Section 6 of this Exhibit will be subject to the following:

(a)
Delivery schedule for applicable Target Product Total Stock will be as agreed by the parties hereto, provided that Nortel will have the right to require delivery in accordance with the time periods set out in this Agreement.

(b)
Nortel's total liability under the Demand-Pull Program, including without liability for Supplier's stock of finished goods and works in progress, will not exceed the Target Product Total Stock maintained by Supplier for the maximum number of weeks indicated on Attachment 1.

(c)
Amounts to be paid by Nortel for agreed upon Target Product Total Stock will be:

A.
Target Finished Goods @ [**]% of the applicable Product Price;
B.
Target WIP @ [**]% of the applicable Product Price.

6

EXHIBIT C

ATTACHMENT 1

        The Parties agree, until Attachment 1 is completed on a per Product basis, to the following provisional Target Product Total Stock:

  Target Finished Good Stock: [**] weeks

  Target WIP:[**] weeks

[To be completed on a per Product basis following Closing]

CPC NO.	DESCRIPTION	MAX WKS TPTS	RUN RATE	TARGET FG STK	TARGET WIP	ACTUAL FG STK	ACTUAL WIP	LEAD TIME

NORTEL APPROVAL:
DATE:
SUPPLIER APPROVAL:
DATE:

7

EXHIBIT D

REPORTING REQUIREMENTS

1)
Shipment reports including the following information weekly and monthly overview:

  —Ship to/from location
  —Ship date
  —CPC
  —Qty
  —W/B
  —Requested qty
  —YTD qty shipped by CPC
  —PO#
  —Total $ spend YTD by CPC

2)
Stock reports monthly—template available—should show:

  —F/G level
  —WIP thru various stages of manufacturing measured at key process points.

3)
Supply chain contract monthly reports:

  —Delta to targets highlighted
  —Recovery plans provided within 24hrs
  —Any upside analysis or demand—response to requirements within 48hrs.

4)
CR road map monthly—updated quarterly.

5)
Price files issued quarterly.

6)
Delta to ship request report weekly—recovery issued within 24hrs of delta to ship report.

7)
Quality issues outlined monthly as follows:

  —PP 100/1000 defect
  —Corrective actions
  —Root cause
  —Trend by CPC

8)
Web tools will be used

  —PO confirmed/acknowledged on Web
  —Stock report on web
  —Projected shortages responses on web

9)
Invoice discrepancy report 3rd week of month/issued once a month.

8

EXHIBIT E

PROCEDURES FOR ELECTRONIC COMMUNICATION

I.
PROCEDURES FOR ORDERS AND FORECAST UTILIZING ST-LAURENT SPECIFIC WEB TOOL

(REV DG            020701a)

        WEB Tools refer to a set of tools developed by NNL's St-Laurent System House known as eSupply and used to transfer business related information, Purchase Orders and Release using a secure Internet connection.

  1.
  WEB Browser Certificate—Before utilizing the WEB Tools the Supplier will have to install a computer WEB Browser Certificate to comply with Nortel Corporate security requirements and create proper account on the SAM server. This operation will allow the user to receive encrypted mail from Nortel and access the secure Supplier web page via specific URL.

  2.
  Supported Transactions—eSupply supports transmission and confirmation, replenishment signal, forecast, inventory status as well as shipping details.

  3.
  Purchase Orders—and Releases

  1.
  A Purchase Orders or Release is created in the ERP system.

  2.
  The Purchase Order or Release is sent by Nortel through eSupply.

  3.
  The suppliers access the Purchase Orders/Release (Web Tool) to acknowledge "New Purchase Order/Release".

  4.
  Once acknowledged by the Supplier, the Purchase Order/Release is sent back, through the web, to Nortel.

  5.
  The buyer receives the Purchase Order/Release and Accept or Cancel the Purchase Order/Release.

  6.
  If accepted, the Purchase Order/Release will update the Purchasing module of Nortel ERP system.

  7.
  If cancelled, the buyer will contact the supplier to come to an agreement.

  4.
  Replenishment Signal—The POU module part of the eSupply system is used to request material pulls from the Supplier pursuant to Exhibit C herein

  a.
  Team-leader at the Nortel facility will pull all items from Supplier based on manufacturing requirements

  b.
  Nortel will track the pulls and extract delivery performance information

  c.
  Supplier will use the web interface of POU to respond and communicate with Nortel.

  5.
  Forecast—Nortel will transmit on a weekly basis, typically on Monday a detailed forecast using the System House ERP data and latest forecast information.

  a.
  The requirements showing in the Forecast tool are the Nortel gross requirements based on the manufacturing aspect, not based on any current Blanket Purchase Order. This is particularly important in regards of the "Back Schedule". A Back Schedule in the forecast means that the Nortel production is delayed Supplier's delivery should not be delayed.

  b.
  All information in the Forecast is downloadable.

9

  6.
  Inventory Status—Inventory status is a tool whereby the Supplier can be asked to provide to Nortel an updated FG and WIP inventory as agreed upon in the Agreement.

  a.
  The list of parts to be updated will be posted every week on the specific WEB page.

  b.
  Suppliers will be responsible to update information via the WEB page or using the upload capability before the end of the next working day.

  7.
  Shipping Details—If Nortel requires such information, the shipping module allows updates on Suppliers shipment and serves as an Advanced Ship Notice to Nortel.

  a.
  Once the Supplier has shipped the material, it signs on to the Web Shipping module to complete the transaction.

  b.
  Supplier enters the waybill, finds the appropriate Purchase Order/Release Line and submits the transaction.

  c.
  This input is extracted and fed back through a Corporate Interface Supply Link to Carrier Solutions St. Laurent, updating the Packing and Shipping Modules of Nortel's ERP system.

10

EXHIBIT F

CERTIFICATIONS

        Supplier will obtain the design certifications listed below for new or modified designs after production release. At Supplier's expense, Nortel and Supplier will make joint submissions to the certifying regulatory bodies. However, Nortel will be responsible for any costs in excess of those for a solo submission. The parties will notify each other about design changes that might invalidate a certification. The exposure will be included in the Change Notification process whether or not the changed or modified design will be in a production release.

        Supplier will obtain the following certifications and any other certifications required by law:

  CEMark
  UK Type Approval
  UL/CSA/EN safety
  FCC parts 15 and 101

11

EXHIBIT G

PROHIBITED MANUFACTURERS

[**]

12

QuickLinks

SUPPLY AGREEMENT
TABLE OF CONTENTS
EXHIBITS
PRODUCT LISTS, PRICE, SHARE ALLOCATION AND CUSTOM PRODUCTS
MINIMUM COMMITMENT
SPECIFICATIONS
DEMAND PULL DEMAND-PULL PROGRAM
ATTACHMENT 1
REPORTING REQUIREMENTS
PROCEDURES FOR ELECTRONIC COMMUNICATION
CERTIFICATIONS
PROHIBITED MANUFACTURERS